Exhibit 10.1
LOAN AND SECURITY AGREEMENT
THIS LOAN AND SECURITY AGREEMENT is made and dated as of June 28, 2024 and is entered into by and among Voyager Space Holdings, Inc., a Delaware corporation (“Company”), and each other Person that has delivered a Joinder Agreement pursuant to Section 7.13 from time to time party hereto (together with Company, individually or collectively, as the context may require, “Borrower”), each Original Guarantor and each Additional Guarantor from time to time party hereto the several banks and other financial institutions or entities from time to time party hereto as lenders (each, a “Lender”, and collectively “Lenders”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lenders (in such capacity, including any successors or assigns, “Agent”).
RECITALS
A.    The Loan Parties have requested Lenders make available to Borrower a term loan in an aggregate principal amount of Fifty-Eight Million Dollars ($58,000,000) (the “Term Loan”); and
B.    Lenders are willing to make the Term Loan on the terms and conditions set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, Loan Parties, Agent and Lenders agree as follows:
SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION
1.1    Unless otherwise defined herein, the following capitalized terms shall have the following meanings:
“Account Control Agreement(s)” means any agreement entered into by and among Agent, the applicable Loan Party and a third-party bank or other institution (including a Securities Intermediary) in which the applicable Loan Party maintains a Deposit Account or an account holding Investment Property and which perfects Agent’s first priority security interest in the subject account or accounts.
“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit H, which account numbers shall be redacted for security purposes if and when filed publicly by Borrower.
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business, line of business or division or other unit of operation of a Person, (b) the acquisition of fifty percent (50%) or more of the Equity Interests of any Person, whether or not involving a merger, consolidation or similar transaction with such other Person, or otherwise causing any Person to become a Subsidiary of any Loan Party, or (c) the acquisition of, or the right to use, develop or sell (in each case, including through licensing (other than “off-the-shelf” licenses)), any product, product line or intellectual property of or from any other Person.
“Additional Guarantor” means each Person that has delivered a Joinder Agreement pursuant to Section 7.13 and elected to become a ‘Guarantor’ thereunder.
“Advance(s)” means a Term Loan Advance.
“Advance Date” means the funding date of any Advance.
“Advance Request” means a request for an Advance submitted by Borrower to Agent in substantially the form of Exhibit A, which account numbers shall be redacted for security purposes if and when filed publicly by Borrower.
“Affiliate” means (a) any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question, (b) in the case of any Loan Party, (i) any Person directly or indirectly owning, controlling or holding with power to vote ten percent (10%) or more of the outstanding voting securities of such Loan Party, or (ii), any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by such Loan Party with power to vote such securities, (c) in the case of any other Person other than a Loan Party, (i) any Person directly or indirectly owning, controlling or holding with power to vote a majority or more of the outstanding voting securities of such Person, or (ii) any Person a majority or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by such Person with power to vote such securities, or (d) any Person related by blood or marriage to any Person described in subsection (a), or, as applicable, (b) or (c) of this definition. As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agreement” means this Loan and Security Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Amortization Date” means July 1, 2026; provided however, if (a) the First Interest Only Extension Conditions are satisfied, then July 1, 2027, and (b) the Second Interest Only Extension Conditions are satisfied, then July 1, 2028.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Loan Party or any of their respective Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.
“Anti-Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Available Amount” means, at any time, without duplication, an amount equal to the sum of aggregate proceeds received by the Borrower from its (a) issuance of shares of Series C Preferred Stock in excess of Twenty-Seven Million Five Hundred Thousand Dollars ($27,500,000) and (b) issuance of additional Equity Interests after the Closing Date.
“Bankruptcy Code” means the federal bankruptcy law of the United States as from time to time in effect, currently as Title 11 of the United States Code. Section references to current sections of the Bankruptcy Code shall refer to comparable sections of any revised version thereof if section numbering is changed.
“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.
“Board of Directors” means, with respect to any Person that is a corporation (including a public benefit corporation), its board of directors, with respect to any Person that is a limited liability company, its board of managers, board of members or similar governing body, and with respect to any other Person that is another form of a legal entity, such Person’s governing body in accordance with its Organizational Documents.
“Borrower’s Books” means Borrower’s or any Loan Party’s books and records including ledgers, federal, state, local and foreign tax returns, records regarding any Loan Party’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
“Borrower Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold or that are under clinical investigation or development by any Loan Party or any of its Subsidiaries or which any Loan Party or any of their respective Subsidiaries intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by Loan Party since its formation or incorporation.
“Borrowing Base Limit” means an amount equal to:
(a)    prior to Borrower’s achievement of the Equity Milestone, (i) with respect to the fiscal quarters ending December 31, 2024, March 31, 2025, and June 30, 2025, 1.45 multiplied by T6MA Gross Profit, (ii) with respect to the fiscal quarters ending on September 30, 2025 and December 31, 2025, 1.25 multiplied by T6MA Gross Profit and (iii) with respect to fiscal quarter ending March 31, 2026 and each fiscal quarter thereafter, 1.00 multiplied by T6MA Gross Profit; and
(b)    after Borrower’s achievement of the Equity Milestone, (i) with respect to the fiscal quarters ending December 31, 2024, March 31, 2025, and June 30, 2025, 1.50 multiplied by T6MA Gross Profit, (ii) with respect to the fiscal quarters ending on September 30, 2025 and December 31, 2025, 1.25 multiplied by T6MA Gross Profit and (iii) with respect to fiscal quarter ending March 31, 2026 and each fiscal quarter thereafter, 1.00 multiplied by T6MA Gross Profit.
“Borrowing Base Limit Period” shall mean any day on or after December 31, 2024 when Borrower maintains Qualified Cash in an amount less than Thirty Million Dollars ($30,000,000).
“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of New York are closed for business.
“Cash” means all cash, cash equivalents and liquid funds.
“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of Securities Exchange Act of 1934, as amended), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under Securities Exchange Act of 1934, as amended), directly or indirectly, of forty-nine percent (49.0%) or more of the ordinary voting power for the election of directors, partners, managers and members, as applicable, of Company (determined on a fully diluted basis); (b) during any period of twelve (12) consecutive months, a majority of the members of the Board of Directors of Company cease to be composed of individuals (i) who were members of that Board of Directors on the first (1st) day of such period, (ii) whose election or nomination to that Board of Directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that Board of Directors or (iii) whose election or nomination to that Board of Directors was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that Board of Directors; or (c) at any time, Company shall cease to own and control, of record and beneficially, directly or indirectly, the lesser of (i) one hundred percent (100.0%) and (ii) its current (as of the Closing Date) ownership percentage of each class of outstanding stock, partnership, membership, or other ownership interest or other equity securities of each Subsidiary of Company free and clear of all Liens (other than Permitted Liens).
“Charter” means, with respect to any Person, such Person’s incorporation, formation or equivalent documents, as in effect from time to time.
“Closing Date” means the date of this Agreement.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Collateral Claim” means any and all present and future “claims” (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of a Lender now or hereafter arising or existing under or relating to this Agreement and related Loan Documents, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against a Loan Party under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys’ fees and costs, and any prepayment or termination premiums.
“Compliance Certificate” means a certificate in the form attached hereto as Exhibit E.
“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease (excluding operating leases of real property), dividend, letter of credit or other obligation of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed, without duplication of the primary obligation, to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.
“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by a Loan Party or in which a Loan Party now holds or hereafter acquires any interest.
“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States of America, any State thereof, or of any other country.
“Default” means any event, circumstance or condition that has occurred or exists, that would, with the passage of time or the requirement that notice be given or both, become an Event of Default.
“Deposit Accounts” means any “deposit accounts”, as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.
“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, Section 17-220 of the Delaware Revised Uniform Limited Partnership Act for limited partnerships formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation (including a public benefit corporation), limited liability company, partnership or other entity.
“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof, the District of Columbia, or any other jurisdiction within the United States of America.
“DreamUp” means Borrower’s Subsidiary, DreamUp, PBC, a Delaware public benefit corporation.
“Due Diligence Fee” means Fifty Thousand Dollars ($50,000), which fee has been paid to Agent and received by Agent prior to the Closing Date, and shall be deemed fully earned on such date regardless of the early termination of this Agreement.
“EBITDA” means, with respect to any Person for any period, an amount equal to (a) Gross Profit for such period, minus (b) operating expenses (as determined in accordance with GAAP), plus (c) without duplication and to the extent deducted in the calculation of (i) total depreciation expense for such period, plus (ii) total amortization expense for such period), calculated in good faith, commercially reasonable manner, consistent with the model provided to the Agent prior to the Closing Date as of the last day of the month for which the most recent monthly financial statements were delivered in accordance with Section 7.1(a) (including, with respect to such financial statements, any supporting documentation requested by Agent).
“Electrical Engineering JV” means Electrical Engineering and Space Solutions LLC, a Delaware limited liability company.
“Enforcement Action” means, with respect to any Lender and with respect to any Collateral Claim of such Lender or any item of Collateral in which such Lender has or claims a security interest lien or right of offset, any action, whether judicial or nonjudicial, to repossess, collect, accelerate, offset, recoup, give notification to third parties with respect to, sell, dispose of, foreclose upon, give notice of sale, disposition, or foreclosure with respect to, or obtain equitable or injunctive relief with respect to, such Collateral Claim or Collateral. The filing, or the joining in the filing, by any Lender of an involuntary bankruptcy or Insolvency Proceeding against a Loan Party also is an Enforcement Action.
“Equity Interests” means, with respect to any Person, the capital stock, partnership or limited liability company interest, or other equity securities or equity ownership interests of such Person.
“Equity Milestone” means Borrower’s receipt, on or before December 31, 2024, of unrestricted (including, not subject to any redemption, clawback, escrow or similar encumbrance or restriction) net cash proceeds in excess of Forty Million Dollars ($40,000,000) from issuance of shares of Series C Preferred Stock.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
“Excluded Accounts” means any of the following Deposit Accounts which are designated as such in writing to Agent as of the Closing Date or, with respect to any Deposit Account opened after the Closing Date, in the next Compliance Certificate delivered after such Deposit Account is opened: (a) Deposit Accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of a Loan Party’s employees holding an aggregate amount across all such accounts of not more than amounts needed for the then-next two (2) payroll cycles, (b) any Deposit Account which is a zero-balance disbursement account, (c) any Deposit Account which is solely used for disbursements and payments of withheld income taxes, payroll taxes and/or federal, state or local employee taxes, (d) any Deposit Account which is solely used as a trust account, escrow account, or other fiduciary account, (e) any Deposit Accounts owned by the Starlab JV or the Electrical Engineering JV, (f) Deposit Accounts owned by an Immaterial Foreign Subsidiary, (g) any Deposit Account exclusively used for deposits referenced in clause (vi) of the defined term “Permitted Liens” are made, (h) Deposit Accounts with a balance not greater than Five Hundred Thousand Dollars ($500,000) individually and One Million Dollars ($1,000,000) in the aggregate at any time.
“FDA” means the U.S. Food and Drug Administration or any successor thereto.
“First Interest Only Extension Conditions” means satisfaction of each of the following events: (a) no Default or Event of Default shall have occurred; and (b) Borrower’s achievement of Interest Only Milestone I.
“Foreign Subsidiary” means a Subsidiary other than any Domestic Subsidiary.
“Funding Account” means the deposit account maintained at PNC Bank, N.A., bearing account number 4751242658 in which Borrower has an interest (which, for the avoidance of doubt, shall be the account into which the proceeds of the Loan will be funded into on the Closing Date).
“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.
“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.
“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof (including the FDA) or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the United States, the United States, or a foreign government.
“Gross Profit” means, with respect to any Person for any period, an amount equal to total revenue (as determined in accordance with GAAP), minus total cost of goods sold (determined on a consolidated basis in accordance with GAAP, but exclusive of (a) any gross profit attributable to the Starlab JV or the Electrical Engineering JV and (b) non-cash costs or charges incurred in connection with that certain Subscription Agreement, dated as of June 17, 2024, by and between the Company and Palantir Technologies Inc., and all transactions related thereto).
“Guarantor” means each Original Guarantor or an Additional Guarantor.
“Guaranty” means the guarantee of the Secured Obligations provided by the Guarantors under Section 12.
“Immaterial Foreign Subsidiary” means any Foreign Subsidiary that is not a Material Foreign Subsidiary.
“Indebtedness” means indebtedness of any kind, including, without duplication (a) all indebtedness for borrowed money, (b) the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within one hundred twenty (120) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all capital lease obligations, (e) all equity securities of any Person subject to repurchase or redemption other than at the sole option of such Person, (f) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature arising out of purchase and sale contracts, in each case, the aggregate amount of which is determined by the Company in accordance with GAAP (g) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements (other than those arising in the ordinary course of business), (h) non-contingent obligations to reimburse any bank or Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, and (i) all Contingent Obligations in respect of any of the obligations set forth in clauses (a) through (g) above.
“Initial Facility Charge” means Five hundred Eighty Thousand Dollars ($580,000), which is payable to Lenders in accordance with Section 4.1(g).
“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy, liquidation, moratorium, receivership, or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, administration, arrangement, receivership or other similar relief proceedings in the applicable jurisdiction from time to time in effect and affecting the rights of creditors generally.

“Intellectual Property” means all of a Loan Party’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; all of a Loan Party’s applications therefor and reissues, extensions, or renewals thereof; and such Loan Party’s goodwill associated with any of the foregoing, together with such Loan Party’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.
“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement dated as of the Closing Date between Loan Parties party thereto and Agent, as the same may from time to time be amended, restated, modified or otherwise supplemented.
“Interest Only Milestone I” means Borrower’s simultaneous achievement of (a) at least Fifty-Five Million Dollars ($55,000,000) of Gross Profit (measured on a trailing twelve (12) month basis), and (b) at least Ten Million Dollars ($10,000,000) of EBITDA (measured on a trailing twelve (12) month basis) as of the last day of the month for which the most recent monthly financial statements were delivered in accordance with Section 7.1(a) and calculated consistently with such financial statements and subject to Agent’s receipt of any supporting documentation reasonably requested by Agent, in each case on or before December 31, 2025.
“Interest Only Milestone II” means Borrower’s simultaneous achievement of (a) at least Seventy-Two Million Dollars ($72,000,000) of Gross Profit (measured on a trailing twelve (12) month basis), and (b) at least Twenty Million Dollars ($20,000,000) of EBITDA (measured on a trailing twelve (12) month basis) as of the last day of the month for which the most recent monthly financial statements were delivered in accordance with Section 7.1(a) and calculated consistently with such financial statements and subject to Agent’s receipt of any supporting documentation reasonably requested by Agent, in each case on or before December 31, 2026.
“Investment” means (a) purchasing, holding or acquiring any stock, partnership interests, limited liability company interests, or other equity securities or ownership interests of or in any Person, (b) making any loan, advance or capital contribution to any Person, or (c) making any Acquisition, or (d) other transfers on behalf of or in connection with any formation or acquisition of equity ownership or similar transfers.
“IRS” means the U.S. Internal Revenue Service. “Joinder Agreements” means for each Subsidiary required to join as a Borrower or as a Guarantor pursuant to Section 7.13, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit F.
“License” means any Copyright License, Patent License, Trademark License or other Intellectual Property license of rights or interests.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan” means the Advances made under this Agreement.
“Loan Documents” means this Agreement, the promissory notes (if any), the ACH Authorization, the Account Control Agreements, any Joinder Agreement, all UCC Financing Statements, any Guaranty, the Pledge Agreement, the Intellectual Property Security Agreement, and any other documents executed by a Loan Party in favor of the Agent of any Lender in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.
“Loan Party” means Borrower or any Guarantor.
“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of the Loan Parties and their respective Subsidiaries taken as a whole; or (ii) the ability of the Loan Parties to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or Lenders to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens.
“Material Agreement” means any license, agreement or other contractual arrangement involving the receipt or payment of amounts in the aggregate exceeding Five Million Dollars ($5,000,000) per fiscal year.
“Material Foreign Subsidiary” means, as of any date of determination, any Foreign Subsidiary of Borrower which (a) has generated more than five percent (5.0%) of Borrower’s consolidated total net revenues determined in accordance with GAAP for the four calendar quarter period ending on the last day of the most recent period for which financial statements have been delivered pursuant to Section 7.1(b), or (b) at any time holds assets the aggregate value of which exceed five percent (5.0%) of Borrower’s consolidated assets; provided that if all Foreign Subsidiaries that are not Material Foreign Subsidiaries in the aggregate, exceed ten percent (10%) of either the of the Company’s consolidated total net revenues or the Company’s consolidated assets, then the Company shall designate as many such Foreign Subsidiaries as are necessary to be deemed Material Foreign Subsidiaries so that after such designation the Foreign Subsidiaries that are not Material Foreign Subsidiaries in the aggregate are below such ten percent (10%) threshold with respect to both the Company’s consolidated total net revenues and Company’s consolidated assets.
“Maximum Term Loan Amount” means Fifty-Eight Million Dollars and No/100 Dollars ($58,000,000).
“Non-Disclosure Agreement” means that certain Mutual Confidentiality and Non-Disclosure Agreement by and between Borrower and Hercules Capital, Inc. dated as of March 1, 2024.
“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.
“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25,

2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.
“Organizational Documents” means with respect to any Person, such Person’s Charter, and (a) if such Person is a corporation (including a public benefit corporation), its bylaws, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto, and (d) if such Person is a Joint Venture Company, its shareholders agreements, joint venture agreements or similar binding agreements relating to any Joint Venture Company.
“Original Guarantor” means each of the Borrower’s direct and indirect Subsidiaries listed on Annex A attached hereto.
“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement a Loan Party now holds or hereafter acquires any interest.
“Patents” means all letters patent of, or rights corresponding thereto, in the United States of America or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States of America or any other country.
“Perfection Certificate” means each completed certificate entitled “Perfection Certificate”, dated as of the Closing Date, delivered by Company to Agent and Lenders, signed by Company (as amended pursuant to the terms of this Agreement).
“Permitted Acquisition” means any Acquisition which is conducted in accordance with the following requirements:
(i)    of a business or Person or product engaged in substantially the same line of business as that of the Borrower or its Subsidiaries;
(ii)    if such Acquisition is structured as a stock acquisition, then the Person so acquired shall either (i) become a majority-owned Subsidiary of the Borrower and the Borrower shall comply, or cause such Subsidiary to comply, with Section 7.13 hereof or (ii) such Person shall be merged with and into a Loan Party (with such Loan Party being the surviving entity);
(iii)    if such Acquisition is structured as the acquisition or in-licensing of assets, such assets shall be acquired by Borrower or a newly-organized wholly-owned Subsidiary (in which event such Subsidiary shall comply with Section 7.13 hereof), and shall be free and clear of Liens other than Permitted Liens;
(iv)    Borrower shall have delivered to Lenders not less than fifteen (15) nor more than forty five (45) days prior to the date of such Acquisition, notice of such Acquisition together with pro forma projected financial information, copies of all material documents relating to such acquisition, and historical financial statements for such acquired entity, division or line of business, in each case in form and substance satisfactory to Lenders and demonstrating compliance with the covenants set forth in Section 7.21 on a pro forma basis as if the Acquisition occurred on the first day of the most recent measurement period;
(v)    both immediately before and after such Acquisition no Event of Default shall have occurred and be continuing;
(vi)    the target of such Acquisition is headquartered in the United States;
(vii)    Borrower shall have delivered to Lenders not less than fifteen (15) nor more than forty five (45) days prior to the date of such Acquisition, calculations demonstrating Remaining Months Liquidity of at least 12; and
(viii)    the sum of the purchase price of such proposed new Acquisition, computed on the basis of total acquisition cash consideration paid or incurred, or to be paid or incurred, by the Borrower with respect thereto, including the amount of Permitted Indebtedness assumed or to which such assets, businesses or business or ownership interest or shares, or any Person so acquired, is subject (excluding deferred or installment payments and “earnouts” or similar contingent payments otherwise permitted under this Agreement), and all other Permitted Acquisitions consummated in the same year shall not exceed the sum of (A) One Million Dollars ($1,000,000) per year, plus (B) the Available Amount, minus (C) any portion of the Available Amount that has already been used for a distribution contemplated under Section 7.7(f), Permitted Acquisitions, Permitted Indebtedness or Permitted Investments; provided, however, that there shall be no limit on consideration paid in the form of Equity Interests of any Loan Party.
“Permitted Indebtedness” means:
(i)    Indebtedness of Borrower in favor of any Lender or Agent arising under this Agreement or any other Loan Document;
(ii)    Indebtedness existing on the Closing Date which is disclosed in Schedule 1A;
(iii)    Indebtedness of up to Five Hundred Thousand Dollars ($500,000) outstanding at any time secured by a Lien described in subsection (vii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the equipment, software or other Intellectual Property financed with such Indebtedness;
(iv)    Indebtedness incurred in the ordinary course of business with corporate credit cards in an aggregate outstanding amount not to exceed Seven Hundred and Fifty Thousand Dollars ($750,000) at any time;
(v)    Indebtedness that also constitutes a Permitted Investment or is secured by a Permitted Lien;

(vi)    Subordinated Indebtedness;
(vii)    reimbursement obligations in connection with letters of credit that are at any time outstanding and secured by Cash and issued on behalf of any Loan Party or any of their respective Subsidiaries in an amount not to exceed Five Hundred Thousand Dollars ($500,000);
(viii)    other unsecured Indebtedness in an amount not to exceed Five Hundred Thousand Dollars ($500,000) at any time outstanding;
(ix)    Indebtedness of any Loan Party owing to any other Loan Party;
(x)    Indebtedness of a Loan Party or any other Person consisting of obligations pursuant to put rights and/or call rights in an amount not to exceed the sum of (A) Five Hundred Thousand Dollars ($500,000) per year, plus (B) the Available Amount, minus (C) any portion of the Available Amount that has already been used for a distribution contemplated under Section 7.7(f), Permitted Acquisitions, Permitted Indebtedness or Permitted Investments;
(xi)    “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature arising out of purchase and sale contracts incurred in connection with a Permitted Acquisition or any other Investment permitted hereunder; provided that aggregate amount of all such items permitted by this subsection (xi) shall not exceed (A) the sum of (1) Five Hundred Thousand Dollars ($500,000), plus (2) the Available Amount, minus (3) any portion of the Available Amount that has already been used for a distribution contemplated under Section 7.7(f), Permitted Acquisitions, Permitted Indebtedness or Permitted Investments for the fiscal year ending December 31, 2024, and (B) the sum of (1) One Million Dollars ($1,000,000), plus (2) the Available Amount, minus (3) any portion of the Available Amount that has already been used for a distribution contemplated under Section 7.7(f), Permitted Acquisitions, Permitted Indebtedness or Permitted Investments, plus (4) and the amount of operating cash flow minus capital expenditures, received by the Company from the target of such Permitted Acquisition or Investment and in each case calculated in accordance with GAAP on a trailing twelve (12) month basis as of the last day of the most recently ended calendar month for which financial statements are available, per fiscal year thereafter; provided, however, that there shall be no limit on amounts paid in the form of Equity Interests of any Loan Party for all items permitted by this subsection (xi); Contingent Obligations incurred by any Loan Party in respect of Indebtedness of any of their respective Subsidiaries and incurred by any of their respective Subsidiaries in respect of Indebtedness of any Loan Party or any other Subsidiary in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) at any time outstanding;
(xii)    Indebtedness of any Loan Party incurred to finance the acquisition, construction, or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness) in the ordinary course of business, including capital lease obligations and Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets (which shall attach only to such assets and shall not be an “all assets” or

“blanket” Lien) prior to the acquisition thereof; provided, that (A) such Indebtedness is incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this subsection (xii) shall not exceed Five Hundred Thousand Dollars ($500,000) in aggregate at any time outstanding;
(xiii)    obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees provided by any Loan Party or its Subsidiaries to any Person and similar obligations, in an aggregate amount not to exceed (A) with respect to the bid bond for the United Arab Emirates Gateway Project, Twelve Million Five Hundred Thousand Dollars ($12,500,000) at any time outstanding, and (B), for all other such performance, bid, appeal and surety bonds and performance and completion guarantees, the sum of (1) Five Hundred Thousand Dollars ($500,000) (or such larger amount that Agent shall approve in advance in writing in its sole discretion) plus (2) the Available Amount, minus (3) any portion of the Available Amount that has already been used for a distribution contemplated under Section 7.7(f), Permitted Acquisitions, Permitted Indebtedness or Permitted Investments at any time outstanding; and
(xiv)    extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon any Loan Party or any of their respective Subsidiaries, as the case may be, and subject to any limitations on the aggregate amount of such Indebtedness.
“Permitted Investment” means:
(i)    Investments existing on the Closing Date which are disclosed in Schedule 1B;
(ii)    (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least Five Hundred Million Dollars ($500,000,000) maturing no more than one year from the date of investment therein, and (d) money market accounts;
(iii)    repurchases of stock of Borrower from former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed Seven Hundred and Fifty Thousand Dollars ($750,000) in any year, provided that no Event of Default has occurred, is continuing or could exist after giving effect to the repurchases;
(iv)    Investments accepted in connection with Permitted Transfers;

(v)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of any Loan Party’s business;
(vi)    Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subsection (vi) shall not apply to Investments of any Loan Party in any Subsidiary of a Loan Party;
(vii)    Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Company pursuant to employee stock purchase plans or other similar agreements approved by Company’s Board of Directors;
(viii)    Investments consisting of: (A) travel advances and employee relocation loans in the ordinary course of business, and (B) loans to employees, officers, managers or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors or similar governing body; not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate for (A) and (B), collectively, from the Closing Date until the time that no Secured Obligations (other than for inchoate indemnification obligations which, by their terms, survive termination of this Agreement) remain outstanding;
(ix)    Investments (A) by a Loan Party in or to another Loan Party (other than an Original Guarantor), and (B) by any Loan Party in any Subsidiaries, provided that each such Subsidiary enters into a Joinder Agreement in accordance with Section 7.13;
(x)    Investments in Foreign Subsidiaries not to exceed the sum of (A) One Million Dollars ($1,000,000), plus (B) the Available Amount, minus (C) any portion of the Available Amount that has already been used for a distribution contemplated under Section 7.7(f), Permitted Acquisitions, Permitted Indebtedness or Permitted Investments in aggregate per year;
(xi)    joint ventures or strategic alliances other than the Starlab JV in the ordinary course of a Loan Party’s business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by the Loan Parties do not exceed the sum of (A) Five Hundred Thousand Dollars ($500,000), plus (B) the Available Amount, minus (C) any portion of the Available Amount that has already been used for a distribution contemplated under Section 7.7(f), Permitted Acquisitions, Permitted Indebtedness or Permitted Investments, in the aggregate per year;
(xii)    Investments in the Starlab JV in the ordinary course of Borrower’s business consisting of (A) up to Five Hundred Thousand Dollars ($500,000) in in kind services in the aggregate per year, and (B) cash Investments by Borrower that do not exceed the sum of (A) One

Million Dollars ($1,000,000), plus (B) the Available Amount, minus (C) any portion of the Available Amount that has already been used for a distribution contemplated under Section 7.7(f), Permitted Acquisitions, Permitted Indebtedness or Permitted Investments, in the aggregate per year;
(xiii)    Investments in Domestic Subsidiaries which are not Loan Parties in an aggregate amount per year not to exceed One Hundred Thousand Dollars ($100,000);
(xiv)    any Permitted Acquisitions;
(xv)    advances of payroll payments to employees of Loan Parties and their Subsidiaries in the ordinary course of business; provided, however, that the aggregate amount of such advances shall not exceed One Hundred Thousand Dollars ($100,000) in aggregate per year;
(xvi)    Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business and in an aggregate amount per year not to exceed the sum of (A) Five Hundred Thousand Dollars ($500,000), plus (B) the Available Amount, minus (C) any portion of the Available Amount that has already been used for a distribution contemplated under Section 7.7(f), Permitted Acquisitions, Permitted Indebtedness or Permitted Investments,;
(xvii)    Investments, including Acquisitions, to the extent that payment for such Investments is made in the form of Equity Interests of the Borrower;
(xviii)    Investments by the Loan Parties and their Subsidiaries (A) consisting of deposits, prepayment and other credits to suppliers or landlords and (B) in connection with obtaining, maintaining or renewing client contracts, each made in the ordinary course of business;
(xix)    the issuance of directors’ qualifying shares and shares of Equity Interests of Foreign Subsidiaries issued to foreign nationals to the extent required by law;
(xx)    guarantees, provided, that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is guaranteed by any Loan Party shall not exceed Five Hundred Thousand Dollars ($500,000) in aggregate outstanding at any time;
(xxi)    Investments in Subsidiaries which are not wholly-owned Subsidiaries as of the Closing Date for purposes of acquiring additional Equity Interests in such Subsidiary, provided, however, the aggregate amount of cash Investments made pursuant to this subsection (xxi) shall not exceed the sum of (A) Five Hundred Thousand Dollars ($500,000) per year, plus (B) the Available Amount, minus (C) any portion of the Available Amount that has already been used for a distribution contemplated under Section 7.7(f), Permitted Acquisitions, Permitted Indebtedness or Permitted Investments, in the aggregate;
(xxii)    Investments in Subsidiaries which are not wholly-owned Subsidiaries as of the Closing Date for purposes of acquiring additional Equity Interests in such Subsidiary pursuant to put rights and/or call rights held by the Loan Parties or other holders of Equity Interests in such Subsidiaries, provided, however, the aggregate amount of cash Investments made pursuant to this subsection (xxii) shall not exceed the sum of (A) Five Hundred Thousand Dollars ($500,000) per year, plus (B) the Available Amount, minus (C) any portion of the Available Amount that has already been used for a distribution contemplated under Section 7.7(f), Permitted Acquisitions, Permitted Indebtedness or Permitted Investments, in the aggregate;
(xxiii)    Investments in Subsidiaries made solely for the purpose of funding obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees pursuant to subsection (xiii) of the definition of “Permitted Indebtedness”, provided, however, the aggregate amount of cash Investments made pursuant to this subsection (xxiii) shall not exceed the sum of (A) Five Hundred Thousand Dollars ($500,000) per year, plus (B) the remaining unused portion of the Available Amount, minus (C) any portion of the Available Amount that has already been used for a distribution contemplated under Section 7.7(f), Permitted Acquisitions, Permitted Indebtedness or Permitted Investments, in the aggregate; and
(xxiv)    additional Investments that do not exceed Five Hundred Thousand Dollars ($500,000) in the aggregate.
“Permitted Liens” means:
(i)    Liens in favor of Agent or Lenders;
(ii)    Liens existing on the Closing Date which are disclosed in Schedule 1C;
(iii)    Liens for taxes, fees, assessments or other governmental charges or levies, either not yet due or being contested in good faith by appropriate proceedings diligently conducted; provided, that Borrower maintains adequate reserves therefor on Borrower’s Books in accordance with GAAP;
(iv)    Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of any Loan Party’s business and imposed without action of such parties; provided, that the payment thereof is not yet required;
(v)    Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder;
(vi)    the following deposits, to the extent made in connection with the United Arab Emirates Gateway Project or in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations

(other than Liens arising under ERISA or environmental Liens) or surety, bid or appeal bonds, or to secure indemnity, performance or other similar bonds; provided, however, that Borrower, Agent and the Lenders mutually agree to work in the best interest of the Company to submit the bid bond related to the Emirates Gateway Project which the Company is currently pursuing (the “Gateway Bid Bond”) and agree that any cash deposited by the Company towards the Gateway Bid Bond will be excluded from the definition of Qualified Cash under this Agreement; provided, further, that if this treatment of the Gateway Bid Bond prevents the Company from pursuing the Emirates Gateway Project, the Parties agree to work in good faith to identify alternative solutions, including potential temporary modifications to the Loan Agreement, to enable the posting of a Gateway Bid Bond and the pursuit of the Emirates Gateway Project, which will ultimately be subject to Lender’s Investment Committee approval in its sole discretion;
(i)    Liens on equipment or software or other intellectual property constituting purchase money Liens and other Liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”;
(ii)    Liens incurred in connection with Subordinated Indebtedness;
(iii)    leasehold interests in leases or subleases and licenses (other than with respect to Intellectual Property) granted in the ordinary course of business and not interfering in any material respect with the business of the licensor;
(iv)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due;
(v)    Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets);
(vi)    statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms;
(vii)    easements, servitudes, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property;
(viii)    Liens on Cash securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) at any time;
(ix)    Licenses that qualify as Permitted Transfers;
(x)    Liens in favor of other financial institutions arising in connection with a Deposit Account or Securities Account of a Loan Party or Subsidiary thereof held at such institutions, provided, that Agent has a perfected security interest in such Deposit Account (other than an Excluded Account), or the securities maintained therein and Agent has received an Account Control Agreement with respect thereto to the extent required pursuant to the applicable Loan Documents;
(xi)    Liens securing Indebtedness permitted by clause (xii) of the definition of Permitted Indebtedness;
(xii)    Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i) through (xvii) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.
“Permitted Transfers” means:
(i)    sales of Inventory in the ordinary course of business;
(ii)    non-exclusive licenses and similar arrangements for the use of Intellectual Property in the ordinary course of business and licenses on an arms’ length basis, including in connection with business development transactions, co-development or co-promotion transactions, collaborations, licensing, partnering or similar transactions with third parties and that are entered into with commercially reasonable terms, that are not exclusive or could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory or may be exclusive as to territory but only as to discrete geographical areas outside of the United States of America in the ordinary course of business;
(iii)    Transfers (A) among Loan Parties, (B) among Subsidiaries that are not Loan Parties and (C) from Subsidiaries that are not Loan Parties to Loan Parties;
(iv)    transfers constituting the making of Permitted Investments, or the granting of Permitted Liens;
(v)    (A) dispositions of worn-out, obsolete or surplus property at fair market value in the ordinary course of business, (B) dispositions of property no longer used or useful in the conduct of the business, and (C) abandonment or lapse of Intellectual Property, in each case, that is, in the good faith reasonable judgement of such Loan Party or Subsidiary, no longer economically practicable to maintain or useful;
(vi)    the use of cash and cash equivalents (or other assets that were cash equivalents when the relevant Investment was made) in the ordinary course of business to make payments that are not otherwise prohibited by this Agreement;
(vii)    the surrender or waiver of contractual rights and settle or waive contractual or litigation claims in the ordinary course of business or consistent with past practice or otherwise if

Borrower determines in good faith after consultation with the Lenders that such action is in the best interests of the Loan Parties;
(viii)    other Transfers of assets having a fair market value of not more than Five Hundred Thousand Dollars ($500,000) in the aggregate per year.
“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation (including a public benefit corporation), limited liability company, institution, other entity or government.
“Pledge Agreement” means the Pledge Agreement dated as of the Closing Date between each Loan Party party thereto and Agent, as the same may from time to time be amended, restated, modified or otherwise supplemented.
“Prime Rate” means the greater of (a) the “prime rate” as reported in The Wall Street Journal or any successor publication thereto and (b) eight and one half of one percent (8.50%).
“Qualified Cash” means an amount equal to (a) the amount of each Loan Party’s Cash held in accounts subject to an Account Control Agreement in favor of Agent, minus (b) the Qualified Cash A/P Amount.
“Qualified Cash A/P Amount” means the aggregate amount of the Loan Parties’ accounts payable under GAAP in excess of One Million Dollars ($1,000,000) not paid after the 90th day following the due date for such account payable.
“Receivables” means (i) all of the Loan Parties’ Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.
“Registration” means any registration, authorization, approval, license, permit, clearance, certificate, and exemption issued or allowed by the FDA or state pharmacy licensing authorities (including, without limitation, new drug applications, abbreviated new drug applications, investigational new drug applications, pricing and reimbursement approvals, labelling approvals or their foreign equivalent, and wholesale distributor permits).
“Remaining Months Liquidity” means, as of any date of determination, the quotient of (a) the consolidated cash of Borrower and the target of a Permitted Acquisition, calculated on a pro forma basis as of the day immediately after the date of such Acquisition, divided by (b) the pro forma sum for Borrower and the target of such Acquisition of (i) operating cash flow minus (ii) capital expenditures, in each case calculated on a consolidated basis in accordance with GAAP on a trailing twelve (12) month basis as of the last day of the most recently ended calendar month for which financial statements have been delivered to Agent pursuant to Section 7.1(a) as if such Acquisition occurred on the first day of the most recent measurement period.

“Required Lenders” means at any time, the holders of more than fifty percent (50%) of the sum of the aggregate unpaid principal amount of the Term Loans then outstanding.
“Restricted License” means any agreement with respect to which a Loan Party is the licensee (a) that prohibits or otherwise restricts such Loan Party from granting a security interest in such Loan Party’s interest in such License or agreement or any other property, or (b) for which a default under or termination of could interfere with Agent’s right to sell any Collateral.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.
“SBA Funding Date” means each date on which a Lender which is an SBIC funds any portion of the Term Loan.
“Second Interest Only Extension Conditions” means satisfaction of each of the following events: (a) no Default or Event of Default shall have occurred; (b) Borrower’s achievement of Interest Only Milestone I; and (c) Borrower’s achievement of Interest Only Milestone II.
“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document, including any obligation to pay any amount now owing or later arising. “Starlab JV” means Borrower’s Subsidiary, Starlab Space LLC, a Delaware limited liability company.
“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions reasonably satisfactory to Agent in its sole discretion and subject to a subordination agreement in form and substance reasonably satisfactory to Agent in its sole discretion.
“Subsidiary” means an entity, whether a corporation (including a public benefit corporation), partnership, limited liability company, joint venture or otherwise, in which a Loan Party owns or controls, either directly or indirectly, fifty percent (50%) or more of the outstanding voting securities, including each entity listed on Schedule 1.

“T6MA Gross Profit” means, as of any date of determination, the product of (a) Borrower’s gross profit (determined on a consolidated basis in accordance with GAAP, but exclusive of any gross profit attributable to the Starlab JV or the Electrical Engineering JV) for the two (2) most recently ended fiscal quarters, calculated as of the last day of the fiscal quarter for which the most recent quarterly financial statements were delivered in accordance with Section 7.1(b) and calculated consistently with such financial statements and subject to Agent’s receipt of any supporting documentation reasonably requested by Agent,, multiplied by (b) two (2).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Commitment” means as to any Lender, the obligation of such Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1.
“Term Loan” means any Term Loan Advance made under this Agreement.
“Term Loan Advance” means any funds advanced under Section 2.2(a).
“Term Loan Cash Interest Rate” means for any day a per annum rate of interest equal to (a) the Prime Rate plus (b) 1.25%.
“Term Loan Deferred Additional Interest Rate” means 2.50%.
“Term Loan Maturity Date” means July 1, 2028; provided that if such day is not a Business Day, the Term Loan Maturity Date shall be the immediately subsequent Business Day.
“Total Debt Outstanding” means, as of any date of determination, with respect to Borrower, determined on a consolidated basis, the aggregate amount of all Indebtedness of the type described in clauses (a), (c), and (h) of the definition thereof, and in each case, secured by Liens on any assets of Borrower.
“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by a Loan Party or in which a Loan Party now holds or hereafter acquires any interest.
“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or any political subdivision thereof.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of New York, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
1.2    The following terms are defined in the Sections or subsections referenced opposite such terms:

Defined Term	Section
1940 Act	5.6(b)
Agent	Preamble
Assignee	11.14
Borrower	Preamble
Borrowing Base Cure Period	2.5(b)
Borrowing Base Repayment	2.5(b)
Claims	11.11(a)
Collateral	3.1
Company	Preamble
Confidential Information	11.13
End of Term Charge	2.6(b)
Event of Default	9
Financial Statements	7.1
Indemnified Person	6.3
Lenders	Preamble
Liabilities	6.3
Maximum Rate	2.3
Observer	7.24(a)
Participant Register	11.8
Payment Date	2.2(e)
Prepayment Charge	2.5(a)
Publicity Materials	11.19
Register	11.7
SBA	7.16
SBIC	7.16
SBIC Act	7.16
Transfer	7.8

1.3    Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP as in effect on the date hereof, and all financial computations hereunder shall be computed in accordance with GAAP as in effect on the date hereof, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC. For all purposes under the Loan Documents, in connection with any Division or plan of Division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
1.4    If at any time any change in GAAP would affect the computation of any financial requirement set forth in any Loan Document, and either Borrower or the Required Lenders shall so request, Agent, Lenders and Borrower shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, such requirement shall continue to be computed in accordance with GAAP prior to such change.
1.5    Any reference in any Loan Document to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a Division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division of a limited liability company shall constitute a separate Person under the Loan Documents (and each Division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity) on the first date of its existence. In connection with any Division, if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then such asset shall be deemed to have been transferred from the original Person to the subsequent Person.
SECTION 2.THE LOAN
2.1    [Reserved]
2.2    Term Loan Advances.
(a)    Advances. Subject to the terms and conditions of this Agreement, on the Closing Date, Lenders will severally (and not jointly) make, and Borrower agrees to draw, a Term Loan Advance in an aggregate principal amount equal to Fifty-Eight Million Dollars ($58,000,000).

(b)    Maximum Term Loan Amount. The aggregate outstanding Term Loan Advances shall not exceed the Maximum Term Loan Amount plus, for the avoidance of doubt, any amount equal to the payment-in-kind interest added to principal pursuant to Section 2.1(d)(ii). Each Term Loan Advance of each Lender shall not exceed its respective Term Commitment plus, for the avoidance of doubt, any amount equal to the Term Loan Deferred Additional Interest Rate added to principal pursuant to Section 2.2(d)(ii). After repayment, no Term Loan Advance (or any portion thereof) may be reborrowed.
(c)    Advance Request. To obtain a Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request (at least one (1) Business Day before the Closing Date and at least five (5) Business Days before each Advance Date other than the Closing Date) to Agent. Lenders shall fund the Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent set forth in Section 4 and applicable to such Term Loan Advance is satisfied as of the requested Advance Date. The proceeds of any Term Loan Advance shall be deposited and at all times prior to satisfaction of the condition set forth in Section 7.25(a) maintained within, the Funding Account an account that is subject to an Account Control Agreement.
(d)    Interest. Interest shall accrue as set forth below and as provided in the Amortization Schedule which shall be provided by Agent to the Borrower within fourteen (14) Business Days after the Closing Date.
(i)    Term Loan Cash Interest Rate. In addition to interest accrued pursuant to the Term Loan Deferred Additional Interest Rate, the principal balance (including, for the avoidance of doubt, any payment-in-kind interest added to principal pursuant to Section 2.2(d)(ii)) of each Term Loan Advance shall bear interest thereon from such Advance Date at the Term Loan Cash Interest Rate based on a year consisting of three hundred sixty (360) days, with interest computed daily based on the actual number of days elapsed. The Term Loan Cash Interest Rate will float and change on the day the Prime Rate changes from time to time.
(ii)    Term Loan Deferred Additional Interest Rate. In addition to interest accrued pursuant to the Term Loan Cash Interest Rate, the principal balance of each Term Loan Advance shall bear interest thereon from such Advance Date at the Term Loan Deferred Additional Interest Rate based on a year consisting of three hundred sixty (360) days, with interest computed daily based on the actual number of days elapsed, which amount shall be added to the outstanding principal balance so as to increase the outstanding principal balance of such Term Loan Advance on each Payment Date for such Advance, which principal amount shall accrue interest payable as provided in Section 2.2(d)(i) and which accrued and unpaid amount shall be payable when the principal amount of the Advance is payable in accordance with Section 2.2(e).
(e)    Payment. Borrower will pay accrued but unpaid interest on each Term Loan Advance on the first Business Day of each month (each such date, a “Payment Date”), beginning the month after the Advance Date. Borrower shall repay the aggregate principal balance of the Term Loan Advances that is outstanding on the day immediately subsequent the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations (other than inchoate indemnity obligations which, by their terms, survive termination of this Agreement) are repaid. The entire principal balance of the Term Loan Advances and all accrued but unpaid interest hereunder, shall be due and payable on the Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. If a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately subsequent Business Day. Agent or Lenders will initiate debit entries to Borrower’s account as authorized on the ACH Authorization (i) on each Payment Date of all periodic obligations payable to Lenders under each Term Loan Advance and (ii) reasonable out-of-pocket legal fees and costs actually incurred by Agent or Lenders in connection with Section 11.12; provided that, with respect to clause (i) above, in the event that Lenders or Agent informs Borrower that Lenders will not initiate a debit entry to Borrower’s account for a certain amount of the periodic obligations due on a specific Payment Date, Borrower shall pay to Lenders, such amount of periodic obligations in full in immediately available funds on such Payment Date; provided, further, that, with respect to clause (i) above, if Lenders or Agent informs Borrower that Lenders will not initiate a debit entry as described above later than the date that is three (3) Business Days prior to such Payment Date, Borrower shall pay to Lenders such amount of periodic obligations in full in immediately available funds on the date that is three (3) Business Days after the date on which Lenders or Agent notifies Borrower of such; provided, further, that, with respect to clause (ii) above, in the event that Lenders or Agent informs Borrower that Lenders will not initiate a debit entry to Borrower’s account for specified out-of-pocket legal fees and costs incurred by Agent or Lenders, Borrower shall pay to Lenders such amount in full in immediately available funds within three (3) Business Days.
2.3    Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of New York shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lenders an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of Lenders’ accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

2.4    Default Interest. In the event any payment is not paid on the scheduled payment date, an amount equal to four percent (4%) of such past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all outstanding Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.2(d) plus four percent (4%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.2(d) or 2.4, as applicable.
2.5    Prepayment.
(a)    Voluntary Prepayment. At its option, Borrower may prepay all or a portion of the outstanding Advances by paying the entire principal balance (or such portion thereof) all accrued and unpaid interest thereon, all unpaid Lender’s fees and expenses due hereunder accrued to the date of the repayment (including, without limitation, the portion of the End of Term Charge applicable to the aggregate original principal amount of the Term Loan Advances being prepaid in accordance with Section 2.6(a)), together with a prepayment charge equal to the following percentage of the outstanding principal amount of such Advance amount being so prepaid: with respect to each Advance (which Advance amount shall include, for the avoidance of doubt, any principal that has been added to the principal balance of such Advance pursuant to Section 2.2(d)(ii)) (a) if the principal amount of such Advance amounts are prepaid on or prior to the date which is twelve (12) months following the Closing Date, three percent (3.00%); (b) if the principal amount of such Advance amounts are prepaid after the date which is twelve (12) months following the Closing Date but on or prior to the date which is twenty-four (24) months following the Closing Date, two percent (2.00)%; and (c) thereafter through the day before the Term Loan Maturity Date, one percent (1.00)% (each, a “Prepayment Charge”). Borrower agrees that the Prepayment Charge is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances. Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control or any other prepayment hereunder. Notwithstanding the foregoing, Agent and Lenders agree to waive the Prepayment Charge if Agent and Lenders (in their sole and absolute discretion) agree in writing to refinance the Advances prior to the Term Loan Maturity Date. Any amounts paid under this Section shall be applied by Agent to the then unpaid amount of any outstanding Secured Obligations (including principal and interest) in such order and priority as Agent may choose in its sole discretion. For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately subsequent Business Day.
(b)    Mandatory Prepayment. At any time during the Borrowing Base Limit Period, if the Total Debt Outstanding exceeds the Borrowing Base Limit as of the last day of any fiscal quarter, Borrower shall promptly (but in any event, no later than three (3) Business Days after the same shall become due and payable), repay any portion of the Term Loan Advance until the Total

Debt Outstanding is less than the Borrowing Base Limit, together with all accrued and unpaid interest thereon (a “Borrowing Base Repayment”). The Borrowing Base Repayment shall be due and payable on the date which is thirty (30) days after the earlier of the date on which the Compliance Certificate for such fiscal quarter has been delivered or was required to have been delivered (the “Borrowing Base Cure Period”). Notwithstanding the generality of the foregoing, a Borrowing Base Repayment shall not be due and payable if Borrower delivers an updated Compliance Certificate to Agent during the Borrowing Base Cure Period demonstrating that the Total Debt Outstanding no longer exceeds the Borrowing Base Limit. The Prepayment Charge shall not be due and payable with respect to a Borrowing Base Repayment made pursuant to this Section 2.5(b); provided that if any prepayment is made pursuant to Section 2.5(a) or Section 10.1 concurrently with a Borrowing Base Repayment, then the Prepayment Charge shall apply to the Advances repaid to such Borrowing Base Repayment.
2.6    End of Term Charge.
(a)    On any date that Borrower partially prepays the outstanding Secured Obligations pursuant to Section 2.5, Borrower shall pay Lenders a charge equal to (i) five and one half of one percent (5.50)% multiplied by (ii) the principal amount of such Term Loan Advances being prepaid.
(b)    On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, (iii) the date that the outstanding Secured Obligations become due and payable, or (iv) as required pursuant to Section 2.5, Borrower shall pay Lenders a charge equal to (A) five and one half of one percent (5.50)% multiplied by the Term Commitment minus (B) the aggregate amount of payments made pursuant to Section 2.6(a) (the “End of Term Charge”).
(c)    Notwithstanding the required payment date of such End of Term Charge, it shall be deemed earned by Lenders as of each date that an applicable Term Loan Advance is made. For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately subsequent Business Day.
2.7    Pro Rata Treatment. Each payment (including prepayment) on account of any fee and any reduction of the Term Loan Advances shall be made pro rata according to the Term Commitments of the relevant Lender.
2.8    Taxes; Increased Costs. Each Loan Party, Agent and Lenders each hereby agree to the terms and conditions set forth on Addendum 1 attached hereto.
2.9    Treatment of Prepayment Charge and End of Term Charge. Each Loan Party agrees that any Prepayment Charge and any End of Term Charge payable shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, and each Loan Party agrees that it is reasonable under the circumstances currently existing and existing as of the Closing Date. The Prepayment Charge and the End of Term Charge shall also be payable in the event the Secured Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means. Each Loan Party expressly waives (to the fullest extent it may lawfully do so) the provisions of any present or future statute or law that prohibits or may prohibit the collection of the foregoing Prepayment Charge and End of Term Charge in connection with any such acceleration. Each Loan Party agrees (to the fullest extent that each may lawfully do so): (a) each of the Prepayment Charge and the End of Term Charge is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (b) each of the Prepayment Charge and the End of Term Charge shall be payable notwithstanding the then prevailing market rates at the time payment is made; (c) there has been a course of conduct between Lenders and Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Charge and the End of Term Charge as a charge (and not interest) in the event of prepayment or acceleration; and (d) Borrower shall be estopped from claiming differently than as agreed to in this Section. Each Loan Party expressly acknowledges that its agreement to pay each of the Prepayment Charge and the End of Term Charge to Lenders as herein described was on the Closing Date and continues to be a material inducement to Lenders to provide the Term Loan Advances.
SECTION 3.SECURITY INTEREST
3.1    Grant of Security Interest. As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, each Loan Party grants to Agent a security interest in all of such Loan Party’s right, title, and interest in, to and under all of such Loan Party’s personal property and other assets including without limitation the following (except as set forth herein) whether now owned or hereafter acquired (collectively, the “Collateral”): (a) Receivables; (b) equipment; (c) Fixtures; (d) General Intangibles; (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods; and all other tangible and intangible personal property of such Loan Party whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, such Loan Party and wherever located, and any of such Loan Party’s property in the possession or under the control of Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.
3.2    Excluded Collateral.
(a)    Notwithstanding the broad grant of the security interest set forth in Section 3.1, above, the Collateral shall not include (i) any “intent to use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, provided, that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use of an intent-to-use trademark application pursuant to 15 U.S.C. Section 1060(a) (or any successor provision) such intent-to-use application shall constitute Collateral, (ii) nonassignable licenses or contracts, which by their terms, or by statute or law, require the consent of the licensor thereof or another party or a Governmental Authority (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406, 9407 and 9408 of the UCC) and (iii) any Excluded Account.
(b)    Notwithstanding anything to the contrary in any Loan Document, no Loan Parties shall be required to take any action to assign its payment rights in accounts owing from an account debtor that is a Governmental Authority or any department, agency or instrumentality thereof, or any other action under the Federal Assignment of Claims Act of 1940, as amended (the “Assignment of Claims Act”); provided that upon the reasonable written request of Agent, the Loan Parties will use commercially reasonable efforts to take any such action under the Assignment of Claims Act with respect to any contract with a Governmental Authority the value of which exceeds Five Million Dollars ($5,000,000) as determined by the Borrower in good faith, except to the extent (i) any such assignment would not be permitted under applicable law (including, without limitation, 31 U.S. Code § 3727 and 41 U.S. Code § 6305), or (ii) Agent or any Lender is ineligible to be an assignee of such payment rights under applicable law.
SECTION 4.CONDITIONS PRECEDENT TO LOAN
The obligations of Lenders to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions:
4.1    Initial Advance. On or prior to the Closing Date, the Loan Parties shall have delivered to Agent the following:
(a)    duly executed copies of the Loan Documents, and all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to Agent;
(b)    duly executed Account Control Agreement(s) with respect to the Funding Account;
(c)    a legal opinion of counsel for the Loan Parties in form and substance reasonably acceptable to Agent;
(d)    copy of resolutions of each Loan Party’s Board of Directors, certified by an officer of such Loan Party, evidencing (i) approval of the Loan and other transactions evidenced by the Loan Documents, (ii) authorizing a specified person or persons to execute the Loan Documents to which it is a party on its behalf, (iii) authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any Advance Request or other relevant notice) to be signed and/or dispatched by it under or in connection with the Loan Documents to which it is a party, and (iv) acknowledging that the Board of Directors are acting for a proper purpose and that the Loan Documents are in the best interests of that Loan Party and for its commercial benefit;
(e)    certified copies of the Charter of each Loan Party, certified by the Secretary of State of the applicable jurisdiction of organization and the other Organizational Documents, as amended through the Closing Date, of such Loan Party;
(f)    a certificate of good standing for each Loan Party from its jurisdiction of organization and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified could have a Material Adverse Effect;
(g)    certified copies, dated as of a recent date, of searches for financing statements filed in the central filing office of the Secretary of State of each Loan Party’s jurisdiction of formation, accompanied by written evidence (including any UCC termination statements) that the Liens on any Collateral indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Term Loan Advance, will be terminated or released;
(h)    payment of the Due Diligence Fee, Initial Facility Charge and reimbursement of Agent’s and Lenders’ current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance;
(i)    a duly executed copy of the Perfection Certificate and each exhibit and addendum thereto;
(j)    a duly executed copy of a payoff letter from JGB Capital, LP and each exhibit and addendum thereto, in form and substance satisfactory to Agent and the Lenders;
(k)    [Reserved];
(l)    [Reserved];
(m)    all reports, declarations and forms required by the SBA, including but not limited to SBA 652, SBA 1031 and SBA 480; and
(n)    such other documents as Agent may reasonably request.
4.2    All Advances. On each Advance Date:
(a)    Agent shall have received (i) an Advance Request for the relevant Advance as required by Section 2.2(c), duly executed by Borrower’s Chief Executive Officer, Chief Financial Officer or Treasurer, and (ii) any other documents Agent may reasonably request;
(b)    The representations and warranties set forth in this Agreement shall be true and correct in all material respects on and as of the applicable Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;
(c)    Each Loan Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed; and
(d)    Each Advance Request shall be deemed to constitute a representation and warranty by each Loan Party on the relevant Advance Date as to the matters specified in Section 4.2(b), Section 4.2(c) and Section 4.3 and as to the matters set forth in the Advance Request.
4.3    No Default. As of the Closing Date and at the time of and immediately after each Advance Date, (i) no fact or condition exists that could (or could, with the passage of time, the giving of notice, or both) constitute an Event of Default, and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.
SECTION 5.REPRESENTATIONS AND WARRANTIES OF BORROWER
Each Loan Party represents and warrants that:
5.1    Corporate Status; Execution and Delivery; Binding Effect. Each Loan Party is a corporation, limited liability company, or partnership (as the case may be) duly organized, legally existing and in good standing under the laws of its jurisdiction of incorporation or formation (as applicable), and is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Each Loan Party’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit B, as may be updated by such Loan Party in a written notice (including any Compliance Certificate) provided to Agent after the Closing Date in accordance with this Agreement. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by such Loan Party. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.
5.2    Collateral. Each Loan Party owns or otherwise has the rights to use the Collateral, free of all Liens, except for Permitted Liens. Each Loan Party has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations.

5.3    Consents. Each Loan Party’s execution, delivery and performance of this Agreement and all other Loan Documents to which it is a party, (i) have been duly authorized by all necessary action of such Loan Party in accordance with its Organizational Documents and applicable law, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens, (iii) do not violate any provisions of such Loan Party’s Organizational Documents or any, law, regulation, order, injunction, judgment, decree or writ to which such Loan Party is subject and (iv) except as described on Schedule 5.3, do not violate any contract or agreement or require the consent or approval of any other Person or Governmental Authority which has not already been obtained. The individual or individuals executing the Loan Documents are duly authorized to do so.
5.4    Material Adverse Effect. No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing. No Loan Party is aware of any event or circumstance that is likely to occur that is reasonably expected to result in a Material Adverse Effect.
5.5    Actions Before Governmental Authorities. There are no actions, suits, claims, disputes or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Loan Party, threatened against or affecting such Loan Party or its property, that is reasonably expected to result in a Material Adverse Effect.
5.6    Laws.
(a)    No Loan Party nor any of their respective Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority to which such Loan Party or their respective Subsidiaries are subject, where such violation or default would reasonably be expected to result in a Material Adverse Effect. No Loan Party is in default in any manner under any provision of any agreement or instrument evidencing Indebtedness, or any other agreement to which it is a party or by which it is bound where such violation or default could reasonably be expected to result in a Material Adverse Effect.
(b)    No Loan Party nor any of their respective Subsidiaries is an “investment company,” a company that would be an “investment company” except for the exclusion from the definition of “investment company” in Section 3(c) of the Investment Company Act of 1940, as amended (the “1940 Act”), or a company “controlled” by an “investment company” under the 1940 Act. No Loan Party nor any of their respective Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Each Loan Party and their respective Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. No Loan Party nor any of their respective Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Except as disclosed on Schedule 5.6(b), No Loan Party nor any of their respective Subsidiaries’ properties or assets have been used by such

Loan Party or such Subsidiary or, to each Loan Party’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Each Loan Party and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.
(c)    No Loan Party, any of its Subsidiaries, nor to the knowledge of any Loan Party, any Loan Party’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. No Loan Party nor any of their respective Subsidiaries, or (to the knowledge of any Loan Party) any of their Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. None of the funds to be provided under this Agreement will be used, directly or indirectly, (a) for any activities in violation of any applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations or (b) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
5.7    Information Correct and Current. No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of any Loan Party to Agent in connection with any Loan Document or included therein or delivered pursuant thereto contained, or, when taken as a whole, contains or will contain any material misstatement of fact or, when taken together with all other such information or documents, omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by any Loan Party to Agent, whether prior to or after the Closing Date, shall be (i) provided in good faith and based on the most current data and information available to such Loan Party, and (ii) the most current of such projections provided to such Loan Party’s Board of Directors.
5.8    Tax Matters. Except as set forth on Schedule 5.8, (a) each Loan Party and their respective Subsidiaries have filed all federal and state income Tax returns and other material Tax returns that they are required to file, (b) each Loan Party and their respective Subsidiaries have duly paid all federal and state income Taxes and other material Taxes or installments thereof that they are required to pay, except Taxes being contested in good faith by appropriate proceedings and for which such Loan Party and its Subsidiaries maintain adequate reserves in accordance with GAAP, and (c) to the best of each Loan Party’s knowledge, no proposed or pending Tax assessments, deficiencies, audits or other proceedings with respect to such Loan Party or any Subsidiaries have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
5.9    Intellectual Property Claims. Each Loan Party is the sole owner of, or otherwise has the right to use, the Intellectual Property material to such Loan Party’s business. Except as described on Schedule 5.9, (i) each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no material part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) no claim has been made to any Loan Party that the ownership of or use of any material part of the Intellectual Property violates the rights of any third party. Exhibit C is a true, correct and complete list of each of such loan Party’s Patents, registered Trademarks, registered Copyrights, and material agreements under which such Loan Party licenses Intellectual Property from third parties (other than shrink-wrap software licenses or other than “off- the-shelf” licenses or open-source software), together with application or registration numbers, as applicable, owned by such Loan Party or any Subsidiary. No Loan Party is in material breach of, and no Loan Party has failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to such Loan Party’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.
5.10    Intellectual Property.
(a)    Except as described on Schedule 5.10, each Loan Party has all material rights with respect to intellectual property necessary or material in the operation or conduct of such Loan Party’s business as currently conducted and proposed to be conducted by such Loan Party. Without limiting the generality of the foregoing, except for restrictions that are unenforceable under Division 9 of the UCC or otherwise permitted under this Agreement with respect to Licenses, each Loan Party has the right, to the extent required to operate such Loan Party’s business, to freely transfer, license or assign Intellectual Property necessary or material in the operation or conduct of such Loan Party’s business as currently conducted and proposed to be conducted by such Loan Party, without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, and such Loan Party owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are material in the operation or conduct of such Loan Party’s business and used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products except customary covenants in inbound license agreements and equipment leases where such Loan Party is the licensee or lessee. Except as disclosed on Schedule 5.10, no Loan Party is a party to, nor is it bound by, any Restricted License.

(b)    No material software or other materials used by any Loan Party or any of their respective Subsidiaries (or used in any Borrower Products) are subject to an open-source or similar license (including but not limited to the General Public License, Lesser General Public License, Mozilla Public License, or Affero License) in a manner that would cause such software or other materials to have to be (i) distributed to third parties at no charge or a minimal charge (royalty-free basis); (ii) licensed to third parties to modify, make derivative works based on, decompile, disassemble, or reverse engineer; or (iii) used in a manner that requires disclosure or distribution in source code form.
(c)    There are no material unpaid fees or royalties under any Material Agreements that have become overdue. Each Material Agreement is in full force and effect and is legal, valid, binding, and enforceable in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. Except as set forth on Schedule 5.10(c), to the knowledge of any Loan Party, neither such Loan Party nor any of its Subsidiaries, as applicable, is in breach of or default in any manner that could reasonably be expected to materially affect the Borrower Products under any Material Agreement to which it is a party, and no circumstances or grounds exist that would give rise to a claim of breach or right of rescission, termination or nonrenewal of any of the Material Agreements, including the execution, delivery and performance of this Agreement and the other Loan Documents.
5.11    Borrower Products. Except as set forth on Schedule 5.11, no Intellectual Property owned by any Loan Party or Borrower Product has been or is subject to any actual or, to the knowledge of such Loan Party, threatened litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner such Loan Party’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates any Loan Party to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of such Loan Party or Borrower Products. No Loan Party has received any written notice or claim, or, to the knowledge of such Loan Party, oral notice or claim, challenging or questioning such Loan Party’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to such Loan Party’s knowledge, is there a reasonable basis for any such claim. No Loan Party’s use of its Intellectual Property nor the production and sale of Borrower Products infringes the Intellectual Property or other rights of others.
5.12    Financial Accounts. Exhibit D, as may be updated by Borrower in a written notice provided to Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which each Loan Party or any Subsidiary maintains Deposit Accounts and (b) all institutions at which each Loan Party or any Subsidiary maintains an account holding

Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.
5.13    Employee Loans. Except for loans constituting Permitted Investments or as described on Schedule 5.13, no Loan Party has any outstanding loans to any employee, officer or director of such Loan Party nor has any Loan Party guaranteed the payment of any loan made to an employee, officer or director of such Loan Party by a third party.
5.14    Capitalization and Subsidiaries. The capitalization of each Loan Party as of the Closing Date is set forth on Schedule 5.14 annexed hereto. No Loan Party owns any stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 5.14, as may be updated by Borrower in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.
5.15    Solvency. The fair salable value of the Loan Parties’ consolidated assets (including goodwill minus disposition costs) exceeds the fair value of the Loan Parties’ liabilities; no Loan Party is left with unreasonably small capital after the transactions in this Agreement; and the Loan Parties and their Subsidiaries, on a consolidated basis, are able to pay their debts (including trade debts) as they mature. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.
SECTION 6.INSURANCE; INDEMNIFICATION
6.1    Coverage. The Loan Parties shall cause to be carried and maintained commercial general liability insurance covering Borrower and its Subsidiaries, on an occurrence form, against risks and in such amounts customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. The Loan Parties must maintain a minimum of Two Million Dollars ($2,000,000) of commercial general liability insurance for each occurrence. The Loan Parties maintain and shall continue to maintain a minimum of Two Million Dollars ($2,000,000) of directors’ and officers’ insurance for each occurrence and Five Million Dollars ($5,000,000) in the aggregate. So long as there are any Secured Obligations outstanding (other than inchoate indemnity obligations which, by their terms, survive termination of this Agreement), Borrower shall also cause to be carried and maintained insurance upon the business and assets of such Loan Party and its Subsidiaries, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles. If any Loan Party fails to obtain the insurance called for by this Section 6.1 or fails to pay any premium thereon or fails to pay any other amount which such Loan Party is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Agent may obtain such insurance or make such payment, and all amounts so paid by Agent are immediately due and payable, bearing interest at the then highest rate applicable to the Secured Obligations, and secured by the Collateral. Agent will make reasonable efforts to provide Borrower with notice of Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Agent are deemed an agreement to make similar payments in the future or Agent’s waiver of any Event of Default.
6.2    Certificates. Borrower shall deliver to Agent certificates of insurance that evidence each Loan Party’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Each Loan Party’s insurance certificate shall reflect Agent (shown as “Hercules Capital, Inc., as Agent, and its successors and/or assigns”) is an additional insured for commercial general liability a lenders loss payable for all risk property damage insurance, subject to the insurer’s approval, and a lenders loss payable for property insurance and additional insured for liability insurance for any future insurance that such Loan Party may acquire from such insurer. Subject to Section 7.25(b), attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance. All certificates of insurance will provide for a minimum of thirty (30) days’ advance written notice to Agent of cancellation (other than cancellation for non-payment of premiums, for which ten (10) days’ advance written notice shall be sufficient) or any other change adverse to Agent’s interests. Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved. Each Loan Party shall provide Agent with copies of each insurance policy, and upon entering or amending any insurance policy required hereunder, such Loan Party shall provide Agent with copies of such policies and shall promptly deliver to Agent updated insurance certificates with respect to such policies.
6.3    Indemnity. Each Loan Party agrees to indemnify and hold Agent, Lenders and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all third-party claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent such Liabilities arise solely out of gross negligence or willful misconduct of any Indemnified Person or changes in income tax rates. This Section 6.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. In no event shall any Indemnified Person be liable on any theory 33 of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, this Agreement, in each case, subject to the applicable statute of limitations.

SECTION 7.COVENANTS OF LOAN PARTIES
Borrower agrees as follows:
7.1    Financial Reports. Borrower shall furnish to Agent the financial statements and reports listed hereinafter (the “Financial Statements”):
(a)    as soon as practicable (and in any event within thirty (30) days) after the end of each month, unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), solely including balance sheet and related statements of income accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against any Loan Party) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by a duly authorized officer of Borrower to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year-end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;
(b)    as soon as practicable (and in any event within forty-five (45) days after the end of each calendar quarter), unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated basis), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against any Loan Party) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, certified by a duly authorized officer of Borrower to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year-end adjustments, as well as the most recent capitalization table for Borrower, including the weighted average exercise price of employee stock options;
(c)    as soon as practicable (and in any event within one hundred fifty (150) days or, if Borrower or any other Loan Party becomes subject to SEC reporting rules, ninety (90) days) after the end of each fiscal year, audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified without qualification by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Agent, accompanied by any management report from such accountants;
(d)    as soon as practicable (and in any event within thirty (30) days) after the end of each month, a Compliance Certificate;
(e)    as soon as practicable (and in any event within thirty (30) days) after the end of each calendar quarter (or as reasonably requested by Agent), a report showing agings of accounts receivable and accounts payable;

(f)    promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements, information or reports that Company has made available to holders of its common stock and copies of any regular, periodic and special reports or registration statements that Company files with the Securities and Exchange Commission or any Governmental Authority that may be substituted therefor, or any national securities exchange;
(g)    copies of any material Governmental Approvals obtained by any Loan Party or any of their respective Subsidiaries;
(h)    at the same time and in the same manner as it gives to its directors, copies of all notices, minutes, consents and other materials that Borrower provides to its directors in connection with meetings of the Board of Directors, and within thirty (30) days after each such meeting, minutes of such meeting, provided that in all cases Borrower may exclude confidential compensation information;
(i)    financial and business projections promptly following its presentation to the Company’s Board of Directors, as well as budgets, operating plans and other financial information reasonably requested by Agent;
(j)    a copy of Borrower’s annual 409A valuation report as soon as practicable (and in any event, within ten (10) days after such report becomes available to Borrower);
(k)    upon request by the Agent, insurance renewal statements, annually or otherwise promptly upon renewal of insurance policies required to be maintained in accordance with Section 6.1;
(l)    prompt notice of any legal process that is reasonably likely to result in damages, expenses or liabilities in excess of Five Hundred Thousand Dollars ($500,000); and
(m)    prompt (but in any event no more than two (2) Business Days’) notice if Borrower or any Subsidiary has knowledge that Borrower, or any Subsidiary or Affiliate of Borrower, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.
No Loan Party shall make any change in its (a) accounting policies or reporting practices, or (b) fiscal years or fiscal quarters. The fiscal year of each Loan Party shall end on December 31.
The executed Compliance Certificate, and all Financial Statements required to be delivered hereunder shall be sent per instructions (i) specified on Addendum 2 or (ii) otherwise provided by Agent to Borrower via a written notice from time to time.
7.2    Management Rights. The Loan Parties shall permit any representative that Agent or Lenders authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of the Loan Parties at reasonable times and upon reasonable notice during normal business hours; provided, however, that so long as no Event of Default has occurred and is continuing, such examinations shall be limited to no more often than twice per fiscal year. In addition, in connection with such inspections, any such representative shall have the right to meet with management and officers of the Loan Parties to discuss such books of account and records. In addition, Agent or Lenders shall be entitled at reasonable times and intervals to consult with and advise the management and officers of the Loan 35 Parties concerning significant business issues affecting the Loan Parties. Such consultations shall not unreasonably interfere with the Loan Parties’ business operations. The parties intend that the rights granted Agent and Lenders shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent or Lenders with respect to any business issues shall not be deemed to give Agent or Lenders, nor be deemed an exercise by Agent or Lenders of, control over the Loan Parties’ management or policies.
7.3    Further Assurances. Each Loan Party shall, and shall cause each other Loan Party to, from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, promissory notes or other documents to perfect, give the highest priority to Agent’s Lien on the Collateral or otherwise evidence Agent’s rights herein. Each Loan Party shall from time to time procure any instruments or documents as may be reasonably requested by Agent, and take all further action that may be necessary, or that Agent may reasonably request, to perfect and protect the Liens granted hereby or pursuant to applicable Loan Documents. In addition, and for such purposes only, each Loan Party hereby authorizes Agent to execute and deliver on behalf of such Loan Party and to file such financing statements (including an indication that the financing statement covers “all assets or all personal property” of such Loan Party in accordance with Section 9504 of the UCC), collateral assignments, notices, control agreements, security agreements and other documents without the signature of such Loan Party either in Agent’s name or in the name of Agent as agent and attorney-in-fact for such Loan Party. Each Loan Party shall protect and defend such Loan Party’s title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to such Loan Party or Agent other than Permitted Liens.
7.4    Indebtedness. No Loan Party shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on such Loan Party an obligation to prepay any Indebtedness, except for (a) the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, (b) purchase money Indebtedness pursuant to its then applicable payment schedule, (c) prepayment by any Subsidiary of (i) inter-company Indebtedness owed by such Subsidiary to any Loan Party, or (ii) if such Subsidiary is not a Loan Party, intercompany Indebtedness owed by such Subsidiary to another Subsidiary that is not a Loan Party, (d) payments made on Subordinated Indebtedness to the extent permitted under the relevant Subordination Agreement or (e) as otherwise permitted hereunder or approved in writing by Agent.

7.5    Collateral. Each Loan Party shall at all times (a) keep the Collateral and all other property and assets used in such Loan Party’s business or in which such Loan Party now or hereafter holds any interest free and clear from any Liens whatsoever (except for Permitted Liens), and (b) shall give Agent prompt written notice of any legal process affecting the Collateral, such other property and assets, or any Liens thereon, provided however, that the Collateral and such other property or assets may be subject to Permitted Liens except that there shall be no Liens whatsoever on Intellectual Property. No Loan Party shall agree with any Person other than Agent or Lenders to encumber its property other than in connection with Permitted Liens. No Loan Party shall enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property (including Intellectual Property), whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (i) this Agreement and the other Loan Documents, (ii) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (iii) customary restrictions on the assignment of leases, licenses and other agreements. Each Loan Party shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and such Loan Party shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any legal process or Liens whatsoever (except for Permitted Liens, provided however, that there shall be no Liens whatsoever on Intellectual Property), and shall give Agent prompt written notice of any legal process affecting such Subsidiary’s assets.
7.6    Investments. No Loan Party shall directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries to do so, other than Permitted Investments.
7.7    Distributions. Except as otherwise described on Schedule 7.7, no Loan Party shall, nor shall it allow any Subsidiary to, (a) repurchase or redeem any class of stock or other Equity Interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or Equity Interest, or (b) declare or pay any cash dividend or make any other cash distribution on any class of stock or other Equity Interest, except that a Subsidiary may pay dividends or make other distributions to such Loan Party or any Subsidiary of such Loan Party, or (c) except for Permitted Investments, lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate, or (d) convert of any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (e) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate or (f) distributions pursuant to any put right and/or call right obligations not to exceed the sum of (A) Five Hundred Thousand Dollars ($500,000), plus (B) the remaining unused portion of the Available Amount, minus (C) any portion of the Available Amount that has already been used for a distribution contemplated under this Section 7.7(f), Permitted Acquisitions, Permitted Indebtedness or Permitted Investments.
7.8    Transfers. Except for Permitted Transfers, no Loan Party shall, nor shall it permit any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey (“Transfer”) any equitable, beneficial or legal interest in any material portion of its assets (including, without limitation, pursuant to a Division).
7.9    Mergers, Consolidations and Acquisitions. No Loan Party shall, nor shall it permit any Subsidiary to, merge, dissolve, liquidate, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (other than mergers or consolidations of (a) a Subsidiary which is not a Loan Party into another Subsidiary or into such Loan Party or (b) a Loan Party into another Loan Party); provided, however, that any Permitted Acquisition and/or Permitted Investment shall be permitted.
7.10    Taxes. Each Loan Party shall, and shall cause each of its Subsidiaries to, pay when due all material Taxes of any nature whatsoever now or hereafter imposed or assessed against such Loan Party or such Subsidiary or the Collateral or upon such Loan Party’s (or such Subsidiary’s) ownership, possession, use, operation or disposition thereof or upon such Loan Party’s (or such Subsidiary’s) rents, receipts or earnings arising therefrom. Borrower shall, and shall cause each of its Subsidiaries to, accurately file on or before the due date therefor (taking into account proper extensions) all federal and state income Tax returns and other material Tax returns required to be filed. Notwithstanding the foregoing, Each Loan Party and its Subsidiaries may contest, in good faith and by appropriate proceedings diligently conducted, Taxes for which such Loan Party and its Subsidiaries maintain adequate reserves in accordance with GAAP.
7.11    Corporate Changes.
(a)    Neither any Loan Party nor any of its Subsidiaries shall change its corporate name, legal form or jurisdiction of formation without ten (10) days’ prior written notice to Agent.
(b)    Neither any Loan Party nor any of its Subsidiaries shall suffer a Change in Control.
(c)    Neither any Loan Party nor any of its Subsidiaries shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent; and (ii) such relocation shall be within the continental United States of America.
(d)    If any Loan Party intends to add any new offices or business locations, including warehouses, containing any portion of such Loan Party’s assets or property valued, individually or in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000), then such Loan Party shall use commercially reasonable efforts to cause the landlord of any such new offices or business locations, including warehouses, to execute and deliver a landlord consent in form and substance satisfactory to Agent within forty-five (45) days of such location exceeding such threshold.
(e)    If any Loan Party intends to deliver any portion of such Loan Party’s assets or property valued, individually or in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000) to a bailee, and Agent and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which such Loan Party intends to deliver the Collateral, then such Loan Party will use commercially reasonable efforts to cause such bailee to execute and deliver a bailee agreement in form and substance satisfactory to Agent within forty- five (45) days of such location exceeding such threshold.
(f)    No Loan Party will, nor will it permit any Subsidiary to, engage to any material extent in any business other than those businesses conducted by such Loan Party and its Subsidiaries on the date hereof or any business reasonably related or incidental thereto or representing a reasonable expansion thereof.
(g)    Without the prior written consent of Agent, no Loan Party will make, or agree to make, any modification, amendment or waiver of any of the terms or provisions of such Loan Party’s Organizational Documents that is materially adverse to Agent or any of the Lenders.
7.12    Deposit Accounts. No Loan Party shall maintain any Deposit Accounts, or accounts holding Investment Property, except with respect to which Agent has an Account Control Agreement, provided that no Account Control Agreement shall be required for any Excluded Account.
7.13    Joinder of Subsidiaries. Borrower shall notify Agent of each Subsidiary formed or acquired subsequent to the Closing Date (including any new Subsidiary formed by Division) and, (a) each Domestic Subsidiary, and (b) if any Foreign Subsidiary becomes a Material Foreign Subsidiary, then within fifteen (15) days of such formation or acquisition (or such longer period of time as agreed to by Agent in writing in its sole discretion), shall cause any such Domestic Subsidiary or Material Foreign Subsidiary to execute and deliver to Agent a Joinder Agreement and such other documents and instruments as shall be requested by Agent to effectuate the transactions contemplated by such Joinder Agreement (in each case in form and substance acceptable to Agent), or, if requested by Agent, a Guaranty and appropriate collateral security documents to secure the obligations pursuant to such Guaranty (in each case in form and substance acceptable to Agent); it being agreed that if such new Subsidiary is formed by a Division, the foregoing requirements shall be satisfied substantially concurrently with the formation of such Subsidiary.
7.14    [Reserved].
7.15    Notification of Event of Default. Each Loan Party shall notify Agent promptly (but in no event later than two (2) Business Days) of the occurrence of any Event of Default.

7.16    SBA. One or more affiliates of Agent have received a license from the U.S. Small Business Administration (“SBA”) to extend loans as a small business investment company (“SBIC”) pursuant to the Small Business Investment Act of 1958, as amended, and the associated regulations (collectively, the “SBIC Act”). Portions of the Loan to Borrower may be made by a Lender that is a SBIC. Addendum 3 to this Agreement outlines various responsibilities of Agent, each Lender and Borrower associated with a loan made by a SBIC, and such Addendum 3 is hereby incorporated in this Agreement.
7.17    Use of Proceeds. Borrower agrees that the proceeds of the Loans shall be used solely to refinance existing indebtedness, to pay related fees and expenses in connection with this Agreement and for working capital and general corporate purposes. The proceeds of the Loans will not be used in violation of Anti-Corruption Laws or applicable Sanctions.
7.18    [Reserved].
7.19    Material Agreement. Each Loan Party shall give prompt written notice to Agent of entering into a Material Agreement or amending a Material Agreement in a manner that is reasonably likely to have a material negative impact on Agent or Lenders or terminating a Material Agreement.
7.20    Compliance with Laws.
(a)    Each Loan Party (i) shall maintain, and shall cause its Subsidiaries to maintain, compliance in all material respects with all applicable laws, rules or regulations (including any law, rule or regulation with respect to the making or brokering of loans or financial accommodations), and (ii) shall, or cause its Subsidiaries to, obtain and maintain all required governmental authorizations, approvals, licenses, franchises, permits or registrations reasonably necessary in connection with the conduct of such Loan Party’s business. No Loan Party shall become an “investment company,” a company that would be an “investment company” except for the exclusion from the definition of “investment company” in Section 3(c) of the 1940 Act, or a company controlled by an “investment company” under the 1940 Act, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation X, T and U of the Federal Reserve Board of Governors).
(b)    No Loan Party nor any of its Subsidiaries shall, nor shall such Loan Party or any of its Subsidiaries, knowingly permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. No Loan Party nor any of its Subsidiaries shall, nor shall such Loan Party or any of its Subsidiaries, knowingly permit any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.
(c)    Each Loan Party has implemented and shall maintain in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Loan Party, its Subsidiaries and their respective officers and employees and to the knowledge of such Loan Party its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.
(d)    No Loan Party, nor any of its Subsidiaries or any of their respective directors, officers or employees, or to the knowledge of such Loan Party, any agent for such Loan Party or its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
7.21    Financial Covenant.        Beginning on the Closing Date and at all times thereafter, the Loan Parties shall maintain Qualified Cash in an amount greater than or equal to (i) at all times prior to Borrower’s achievement of the Equity Milestone, Fifteen Million Dollars ($15,000,000) and (ii) at all times after Borrower’s achievement of the Equity Milestone, Twelve Million Five Hundred Thousand Dollars ($12,500,000).
7.22    Intellectual Property. Each Loan Party shall (i) protect, defend and maintain the validity and enforceability of its Intellectual Property; (ii) promptly advise Agent in writing of infringements of its Intellectual Property which has any material value; and (iii) not allow any Intellectual Property material to such Loan Party’s business to be abandoned, forfeited or dedicated to the public without Agent’s written consent. If any Loan Party (a) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (b) applies for any Patent or the registration of any Trademark, then such Loan Party shall promptly (but in no event no later than with delivery of the next Compliance Certificate required to be delivered hereunder) provide written notice thereof to Agent and shall execute such intellectual property security agreements and other documents and take such other actions as Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent in such property. If any Loan Party decides to register any Copyrights or mask works in the United States Copyright Office, such Loan Party shall: (x) provide Agent with at least fifteen (15) days prior written notice of such Loan Party’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Agent in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright

Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office. Each Loan Party shall promptly provide to Agent copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement required for Agent to perfect and maintain a first priority perfected security interest in such property. Each Loan Party shall provide written notice to Agent within thirty (30) days of entering or becoming bound by any Restricted License (other than off-the-shelf software that is commercially available to the public). Each Loan Party shall take such steps as Agent requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (1) any Restricted License to be deemed “Collateral” and for Agent to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (2) Agent to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Agent’s rights and remedies under this Agreement and the other Loan Documents.
7.23    Transactions with Affiliates. Except as otherwise described on Schedule 7.23, No Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction of any kind with any Affiliate of such Loan Party or such Subsidiary on terms that are less favorable to such Loan Party or such Subsidiary, as the case may be, than those that might be obtained in an arm’s length transaction from a Person who is not an Affiliate of such Loan Party or such Subsidiary.
7.24    Board Observation Rights.
(a)    Agent shall have the right to have a single representative attend all meetings of the board of directors of any Loan Party and any Subsidiary, as an observer without the right to vote (the “Observer”). Each Loan Party reserves the right to withhold any information and to exclude the Observer from any meeting of the board of directors or portion thereof if such Loan Party reasonably determines that (a) the access to such information or attendance at such meeting would adversely affect the attorney-client privilege between such Loan Party and its counsel, (b) the access to such information or attendance at such meeting would result in disclosure of trade secrets or a conflict of interest to Observer, (c) or the Observer is a competitor of such Loan Party or an Affiliate of a competitor of such Loan Party. Initially, the Observer shall be Gregory Peterson. Observer shall be provided written notice (which may be via email) of all regular meetings of such entities’ board of directors at the same time as provided to any other director, and at least two (2) full business days’ prior written notice (which may be via email) of all special meetings of such entities’ board of directors thereof unless due to the emergency nature of the matters to be addressed at the meeting 48 hours’ written notice is not reasonably practical. Each Loan Party or Subsidiary, as applicable, shall concurrently provide Observer with copies of all notices, minutes, consents and other materials it provides to any member of such board of directors or any committee, provided that any materials protected from discovery by the attorney-client privilege or the attorney work product privilege, any materials necessary or advisable in the good faith determination of such board of directors to avoid a conflict of interest between such

Loan Party, on the one hand, and Agent and Lenders, on the other hand, and any trade secrets may be excluded. All Confidential Information provided to Observer pursuant to this Section 7.24 shall be subject to the confidentiality obligations under Section 11.13. Each Loan Party will reimburse Observer for all reasonable out-of-pocket expenses incurred by Observer in connection with attendance at any such meetings.
(b)    In addition to any other rights or remedies to which the Agent may be entitled, Each Loan Party agrees to and will indemnify and hold harmless Agent, Lenders, Observer, their Affiliates and all of their respective successors, assigns, officers, directors, employees, attorneys, and agents from and against any and all losses, claims, obligations, liabilities, deficiencies, diminutions in value, penalties, causes of action, damages, costs, and expenses (including, without limitation, costs of investigation and defense, reasonable attorneys’ fees and expenses) that they, or any of them, may suffer, incur, or be responsible for, arising or resulting from the exercise of rights pursuant to Section 7.24(a) and/or service or status as an “Observer”.
7.25    Post-Closing Obligations. The Loan Parties shall:
(a)    deliver, or caused to be delivered, to Agent, within thirty (30) days after the Closing Date (or such later date as Agent may agree in its sole but reasonable discretion), duly executed Account Control Agreements with respect to each Deposit Account and Securities Account (other than the Funding Account and any Excluded Accounts) maintained by any Loan Party;
(b)    deliver, or caused to be delivered, to Agent, within thirty (30) days after the Closing Date (or such later date as Agent may agree in its sole but reasonable discretion), insurance endorsements as required pursuant to Section 6.2;
(c)    use commercially reasonable efforts to deliver, or cause to be delivered, to Agent, within thirty (30) days after the Closing Date (or such later date as Agent may agree in its sole but reasonable discretion), landlord consents for its (i) chief executive office or its principal place of business and (ii) offices or business locations, including warehouses, containing in excess of Five Hundred Thousand Dollars ($500,000) of any Loan Party’s assets or property;
(d)    use commercially reasonable efforts to deliver, or cause to be delivered, to Agent, within thirty (30) days after the Closing Date (or such later date as Agent may agree in its sole but reasonable discretion), duly executed bailee agreements for any bailee location holding a portion of any Loan Party’s assets or property valued, individually or in the aggregate, in excess of Five Hundred Thousand Dollars ($500,000);
(e)    within ten (10) days after the Closing Date (or such later date as Agent may agree in its sole but reasonable discretion), all certificates of insurance and copies of each insurance policy and endorsements required hereunder; and

(f)    within fifteen (15) Business Days after the Closing Date (or such later date as Agent may agree in its sole but reasonable discretion), (i) the certificates representing the Equity Interests required to be pledged pursuant to the Pledge Agreement, together with an undated stock power or similar instrument of transfer for each such certificate endorsed in blank by a duly authorized officer of the pledgor thereof, and (ii) each material debt instrument (if any) endorsed (without recourse) in blank (or accompanied by an transfer form endorsed in blank) by the pledgor thereof required to be pledged to Agent under the Pledge Agreement.
SECTION 8.[RESERVED]
SECTION 9.EVENTS OF DEFAULT
The occurrence of any one or more of the following events shall be an “Event of Default”:
9.1    Payments. A Loan Party fails to pay any amount due under this Agreement or any of the other Loan Documents on the due date; provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Agent or Lenders or Borrower’s bank if Borrower had the funds to make the payment when due and makes the payment within three (3) Business Days following Borrower’s knowledge of such failure to pay; or
9.2    Covenants. A Loan Party breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents or any other agreement among any Loan Party, Agent and Lenders, and (a) with respect to a Default under any covenant under this Agreement (other than under Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.15, 7.16, 7.17, 7.19, 7.21, 7.22, 7.24 and 7.25), any other Loan Document, or any other agreement among any Loan Party, Agent and Lenders, such default continues for more than ten (10) days after the earlier of the date on which (i) Agent or Lenders has given notice of such default to Borrower and (ii) any Loan Party has actual knowledge of such default or (b) with respect to a Default under any of Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.15, 7.16, 7.17, 7.19, 7.21, 7.22, 7.24 and 7.25, the occurrence of such Default; or
9.3    Material Adverse Effect. A circumstance has occurred that could reasonably be expected to have a Material Adverse Effect; or
9.4    Representations. Any representation or warranty made by any Loan Party in any Loan Document shall have been false or misleading in any material respect when made or when deemed made; or
9.5    Insolvency. (a) A Loan Party or any of its Subsidiaries fails to be solvent as described under Section 5.15 hereof; (b) a Loan Party or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against a Loan Party or any of its Subsidiaries and is not dismissed or stayed within thirty (30) days (but no Advances shall be made while any of the conditions described in clause (a) exist or until any Insolvency Proceeding is dismissed); or
9.6    Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Five Hundred Thousand Dollars ($500,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against any Loan Party or any of its Subsidiaries by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, or after execution thereof, or stayed pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Advances shall be made prior to the discharge, or stay of such fine, penalty, judgment, order or decree); or
9.7    Attachment; Levy; Restraint on Business.
(a)    (i) The service of process seeking to attach, by trustee or similar process, any funds of any Loan Party or any of its Subsidiaries, or (ii) a notice of lien or levy is filed against any of any Loan Party’s or any of its Subsidiaries’ assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Advances shall be made during any ten (10) day cure period; or
(b)    (i) any material portion of any Loan Party’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents any Loan Party from conducting all or any material part of its business
9.8    Other Obligations. The occurrence of any default under (i) any agreement or obligation of a Loan Party involving any Indebtedness in excess of Five Hundred Thousand Dollars ($500,000), or (ii) any Material Agreement if (A) a Material Adverse Effect could reasonably be expected to result from such default, or (B) such default either (x) is due to a Loan Party’s material breach of any provision of such Material Agreement that cannot be cured, which results in a right by such third party or parties to terminate such Material Agreement, and such third party or parties terminate such Material Agreement or (y) is due to a Loan Party’s failure to make a payment of a monetary obligation due under such Material Agreement in an amount in excess of Five Hundred Thousand Dollars ($500,000).
9.9    Governmental Approvals. (a) Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or non renewal has resulted in or could reasonably be expected to result in a Material Adverse Effect; or (b) (i) DOJ or other Governmental Authority initiates a regulatory action or any other enforcement action against any Loan Party or any of its Subsidiaries or any supplier of any Loan Party or any of its

Subsidiaries that causes such Loan Party or any of its Subsidiaries to recall, withdraw, remove or discontinue manufacturing, distributing, and/or marketing any of its products, even if such action is based on previously disclosed conduct; (ii) any Governmental Authority issues a warning letter to any Loan Party or any of its Subsidiaries with respect to any of its activities or products which could reasonably be expected to result in a Material Adverse Effect; (iii) any loan Party or any of its Subsidiaries enters into a settlement agreement with the DOJ or other Governmental Authority that results in aggregate liability as to any single or related series of transactions, incidents or conditions, of Five Hundred Thousand Dollars ($500,000) or more, or that could reasonably be expected to result in a Material Adverse Effect, even if such settlement agreement is based on previously disclosed conduct; or (iv) any Governmental Authority revokes any authorization or permission granted under any Registration, or such Loan Party or any of its Subsidiaries withdraws any Registration, that could reasonably be expected to result in a Material Adverse Effect.
SECTION 10.REMEDIES
10.1    General. Upon the occurrence of any one or more Events of Default, Agent may, and at the direction of the Required Lenders shall, accelerate and demand payment of all or any part of the outstanding Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations (including, without limitation, the Prepayment Charge and the End of Term Charge) shall automatically be accelerated and made due and payable, in each case without any further notice or act). Each Loan Party hereby irrevocably appoints Agent as its lawful attorney-in-fact to: (a) exercisable following the occurrence of an Event of Default, (i) sign such Loan Party’s name on any invoice or bill of lading for any account or drafts against account debtors; (ii) demand, collect, sue, and give releases to any account debtor for monies due, settle and adjust disputes and claims about the accounts directly with account debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Agent’s or such Loan Party’s name, as Agent may elect); (iii) make, settle, and adjust all claims under such Loan Party’s insurance policies; (iv) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (v) transfer the Collateral into the name of Agent or a third party as the UCC permits; and (vi) receive, open and dispose of mail addressed to such Loan Party; and (b) regardless of whether an Event of Default has occurred, (i) endorse such Loan Party’s name on any checks, payment instruments, or other forms of payment or security; and (ii) notify all account debtors to pay Agent directly. Each Loan Party hereby appoints Agent as its lawful attorney-in-fact to sign such Loan Party’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Secured Obligations have been satisfied in full and the Loan Documents have been terminated. Agent’s foregoing appointment as each Loan Party’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Secured Obligations (other than inchoate indemnity obligations which, by their terms, survive termination of this Agreement) have been fully repaid and performed and the Loan Documents have been terminated. Agent may, and at the direction of the Required Lenders shall, exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Agent’s rights and remedies shall be cumulative and not exclusive.
10.2    Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may, and at the direction of the Required Lenders shall, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Each Loan Party agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower. Agent may require any Loan Party to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and such Loan Party. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:
First, to Agent, in an amount equal to the sum of all fees owing to Agent hereunder and under any other Loan Document;
Second, to Agent and Lenders in an amount sufficient to pay in full Agent’s and Lenders’ reasonable costs and professionals’ and advisors’ fees and expenses as described in Section 11.12;
Third, to Lenders, ratably, in an amount equal to the sum of all accrued interest owing to Lenders on the Term Loan Advances hereunder;
Fourth, to Lenders, ratably, in an amount equal to the sum of the outstanding principal and premium, if any owing to Lenders from the Loan Parties on the Term Loan Advances hereunder;
Fifth, to Lenders and Agent, ratably (in proportion to all remaining Secured Obligations owing to each), in an amount equal to the sum of all other outstanding and unpaid Secured Obligations (including principal, interest, and the default rate interest set forth in Section 2.4, if required under this Agreement), in such order and priority as Agent may choose in its sole discretion; and
Finally, after the full and final payment in Cash of all of the Secured Obligations (other than inchoate obligations which, by their terms, survive termination of this Agreement), to any creditor holding a junior Lien on the Collateral, or to the Loan Parties or their representatives or as a court of competent jurisdiction may direct.
Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3    No Waiver. Agent shall be under no obligation to marshal any of the Collateral for the benefit of any Loan Party or any other Person, and each Loan Party expressly waives all rights, if any, to require Agent to marshal any Collateral.
10.4    Waivers. Each Loan Party waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agent on which such Loan Party is liable.
10.5    Cumulative Remedies. The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.
SECTION 11.MISCELLANEOUS
11.1    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
11.2    Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States of America mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:
(a)    If to Agent:
HERCULES CAPITAL, INC.
Legal Department
Attention: Chief Legal Officer and Gregory Peterson, James Feldman, and Tess Alonge
1    North B Street, Suite 2000
San Mateo, CA 94401
email: legal@htgc.com, gpeterson@htgc.com, jfeldman@htgc.com, Talonge@htgc.com
Telephone: 650-289-3060

(b)    If to Lenders:
HERCULES CAPITAL, INC. and
HERCULES CAPITAL IV L.P.
Legal Department
Attention: Chief Legal Officer and Gregory Peterson, James Feldman, and Tess Alonge
1 North B Street, Suite 2000
San Mateo, CA 94401
email: legal@htgc.com, gpeterson@htgc.com, jfeldman@htgc.com, Talonge@htgc.com
Telephone: 650-289-3060
(c)    If to Borrower:
VOYAGER SPACE HOLDINGS, INC.
Attention: Phil De Sousa and Meg Vernal
1225 17th St, Suite 1100
Denver, CO 80202
email: phil.desousa@voyagerspace.com, meg.vernal@voyagerspace.com Telephone: 917-740-0353 with a copy to:
Morgan, Lewis & Bockius LLP
2222 Market Street
Philadelphia, Pennsylvania 19103
Attention: Andrew T. Budreika
email: andrew.budreika@morganlewis.com
or to such other address as each party may designate for itself by like notice.
11.3    Entire Agreement; Amendments.
(a)    This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Agent’s revised proposal letter dated May 13, 2024 and the Non-Disclosure Agreement).
(b)    Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b). The Required Lenders and Loan Parties party to the relevant Loan Document may, or, with the written consent of the Required Lenders, Agent and Loan Parties party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of Lenders or of Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity 47 of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan Advance, reduce the stated rate of any interest (or fee payable hereunder) or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by Loan Parties of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a Loan Party from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.18 or Addendum 4 without the written consent of Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon the applicable Loan Parties, Lenders, Agent and all future holders of the Loans.
11.4    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
11.5    No Waiver. The powers conferred upon Agent and Lenders by this Agreement are solely to protect their rights hereunder and under the other Loan Documents and their interest in the Collateral and shall not impose any duty upon Agent or Lenders to exercise any such powers. No omission or delay by Agent or Lenders at any time to enforce any right or remedy reserved to them, or to require performance of any of the terms, covenants or provisions hereof by any Loan Party at any time designated, shall be a waiver of any such right or remedy to which Agent or Lenders is entitled, nor shall it in any way affect the right of Agent or Lenders to enforce such provisions thereafter.
11.6    Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and Lenders and shall survive the execution and delivery of this Agreement. Sections 6.3, 11.9, 11.11, 11.14, 11.15, 11.17 and 11.18 shall survive the termination of this Agreement.

11.7    Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on each of the Loan Parties and their assigns (if any). No Loan Party shall assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Agent and Lenders may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Agent’s and Lenders’ successors and assigns; provided that as long as no Event of Default has occurred and is continuing, neither Agent nor any Lender may assign, transfer or endorse its rights hereunder or under the Loan Documents to any party that is a direct competitor of Borrower (as reasonably determined by Agent), it being acknowledged that in all cases, any transfer to an Affiliate of any Lender or Agent shall be allowed. Notwithstanding the foregoing, (x) in connection with any assignment by a Lender as a result of a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Agent and Lenders may assign, transfer or endorse its rights hereunder and under the other Loan Documents to any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Agent and Lenders may assign, transfer or endorse its rights hereunder and under the other Loan Documents to any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such assignee as Agent reasonably shall require. Agent, acting solely for this purpose as a non-fiduciary agent of the Loan Parties, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of Lender(s), and the Term Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Loan Parteis, Agent and Lender(s) shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
11.8    Participations. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Loan Parties, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register. Each Loan Party agrees that each participant shall be entitled to the benefits of the provisions in Addendum 1 attached hereto (subject to the requirements and limitations therein, including the requirements under Section 7 of Addendum 1 attached hereto (it being understood that the documentation required under Section 7 of Addendum 1 attached hereto shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.7; provided that such participant shall not be entitled to receive any greater payment under Addendum 1 attached hereto, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation.
11.9    Governing Law. This Agreement and the other Loan Documents have been negotiated and delivered to Agent and Lenders in the State of New York, and shall have been accepted by Agent and Lenders in the State of New York. Payment to Agent and Lenders by Borrower of the Secured Obligations is due in the State of New York. This Agreement and the other Loan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
11.10    Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.11 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of New York. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in the City of New York, borough of Manhattan, or of the United States of America for the Southern District of New York; (b) waives any objection as to jurisdiction or venue in City of New York, borough of Manhattan, or of the United States of America for the Southern District of New York; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.
11.11    Mutual Waiver of Jury Trial

. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE LOAN PARTIES, AGENT AND LENDERS SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY ANY LOAN PARTY AGAINST AGENT, LENDERS OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, LENDERS OR THEIR RESPECTIVE ASSIGNEE AGAINST ANY LOAN PARTY. This waiver extends to all such Claims, including Claims that involve Persons other than Agent, any Loan Party or any Lenders; Claims that arise out of or are in any way connected to the relationship among Loan Parties, Agent and Lenders; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.
11.12    Professional Fees. Each Loan Party promises to pay Agent’s and Lenders’ fees and expenses necessary to finalize the Loan Documents, including but not limited to reasonable attorneys’ fees, UCC searches, filing costs, and other miscellaneous expenses. In addition, each Loan Party promises to pay any and all reasonable attorneys’ and other professionals’ fees (including allocated costs of in-house counsel) and expenses incurred by Agent and Lenders after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to any Loan Party or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to any Loan Party, the Collateral, the Loan Documents, including representing Agent or Lenders in any adversary proceeding or contested matter commenced or continued by or on behalf of any Loan Party’s estate, and any appeal or review thereof.
11.13    Confidentiality. Agent and Lenders acknowledge that certain items of Collateral and information provided to Agent and Lenders by the Loan Parties are confidential and proprietary information of the Loan Parties, if and to the extent such information either (x) is marked as confidential by the Loan Parties at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Agent and Lenders agree that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting Agent’s security interest in the Collateral shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Agent and Lenders may disclose any such information: (a) to its Affiliates and its partners, investors, lenders, directors, officers, employees, agents, advisors, counsel, accountants, representative and other professional advisors if Agent or Lenders in their sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this Section or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public or to the extent such information becomes publicly available other than as a result of a breach of this Section or becomes available to Agent or any Lender, or any of their respective Affiliates on a non- confidential basis from a source other than a Loan Party; (c) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over Agent or Lenders and any rating agency; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or Lenders’ counsel; (e) to comply with any legal requirement or law applicable to Agent or Lenders or demanded by any Governmental Authority; (f) to the extent reasonably necessary in connection with the exercise of, or preparing to exercise, or the enforcement of, or preparing to enforce, any right or remedy under any Loan Document (including Agent’s sale, lease, or other disposition of Collateral after the occurrence of a Default), or any action or proceeding relating to any Loan Document; (g) to any participant or assignee of Agent or Lenders or any prospective participant or assignee, provided, that such participant or assignee or prospective participant or assignee is subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (h) to any investor or potential investor (and each of their respective Affiliates or clients) in Agent or Lenders (or each of their respective Affiliates); provided that such investor, potential investor, Affiliate or client is subject to confidentiality obligations with respect to the Confidential Information; (i) otherwise to the extent consisting of general portfolio information that does not identify any Loan Party; or (j) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its Affiliates or any guarantor under this Agreement or the other Loan Documents. Agent’s and Lenders’ obligations under this Section 11.13 shall supersede all of their respective obligations under the Non-Disclosure Agreement.
11.14    Assignment of Rights. Each Loan Party acknowledges and understands that Agent or Lenders may, subject to Section 11.7, sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”). After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and Lenders hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and Lenders shall retain all rights, powers and remedies hereby given. No such assignment by Agent or Lenders shall relieve any Loan Party of any of its obligations hereunder. Lenders agree that in the event of any transfer by it of the promissory note(s) (if any), it will endorse thereon a notation as to the portion of the principal of the promissory note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

11.15    Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against any Loan Party for liquidation or reorganization, if such Loan Party becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of such Loan Party’s assets, or if any payment or transfer of Collateral is recovered from Agent or Lenders. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, Lenders or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Agent or Lenders in Cash.
11.16    Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.
11.17    No Third-Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, Lenders and Loan Parties unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, Lenders and the Loan Parties party thereto.
11.18    Agency. Agent and each Lender hereby agree to the terms and conditions set forth on Addendum 4 attached hereto. Each Loan Party acknowledges and agrees to the terms and conditions set forth on Addendum 4 attached hereto.
11.19    Publicity. Notwithstanding anything else herein to the contrary, each Loan Party hereby agrees that the Agent and Lender may, at Agent’s or such Lender's sole expense, and without any prior approval by or compensation to such Loan Party, make a public announcement of the transactions contemplated by this Agreement, and may publicize or use (a) the other party’s name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, servicemarks in any news or press release concerning such party, in each case to the extent such information is not deemed confidential in accordance with Section 11.13.

11.20    Multiple Borrowers. Each Borrower hereby agrees to the terms and conditions set forth on Addendum 5 attached hereto.
11.21    [Reserved].
11.22    Managerial Assistance. Each Loan Party acknowledges that Hercules Capital, Inc. has elected to be regulated as a business development company under the 1940 Act, and as such is required to make available significant managerial assistance to its portfolio companies. Significant managerial assistance may include, but is not limited to, guidance and counsel concerning the portfolio company’s management, operations, business objectives and policies, arrangement of financing, management of relationships with financing sources, recruitment of management personnel and evaluation of acquisition and divestiture opportunities. Each Loan Party hereby acknowledges and agrees that it may request such assistance at any time from Hercules Capital, Inc. by contacting legal@htgc.com.
11.23    Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 12.GUARANTY.
12.1    Guaranty. Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to Agent on behalf of the Lenders the due and prompt payment (whether at stated maturity, upon acceleration or otherwise and at all times thereafter), performance and discharge of all Secured Obligations. Each Guarantor further agrees that the Secured Obligations may be increased, amended, extended, renewed or otherwise modified in whole or in part without notice to or consent from such Guarantor, and that such actions will not affect the liability of such Guarantor under this Guaranty. All terms of this Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Secured Obligations. Each Guarantor hereby agrees that it is jointly and severally liable for this Guaranty. This guaranty of the Secured Obligations includes in all cases all such Secured Obligations which arise after the filing of a bankruptcy petition with respect to any Loan Party and all such Secured Obligations which would become due but for the operation of (i) the automatic stay under Section 362(a) of the Bankruptcy Code, (ii) Section 502(b) of the Bankruptcy Code, or (iii) Section 506(b) of the Bankruptcy Code, including interest accruing under the Loan Documents after the filing of a bankruptcy petition, whether or not allowed or allowable as a claim in the Insolvency Proceeding. This Guaranty is a guaranty of prompt and punctual payment of the Secured Obligations, whether at stated maturity, by acceleration or otherwise, and is not merely a guaranty of collection.
12.1    Limitation of Liability. Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations under this Guaranty will not constitute a fraudulent transfer or conveyance and not be subject to avoidance under any applicable Debtor Relief Law or any state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, Uniform Voidable Transactions Act or similar statute or common law.
12.2    Term; Reinstatement.
(a)    This Guaranty is a continuing guaranty and shall terminate only upon repayment in full of all Secured Obligations (other than inchoate indemnity obligations, inchoate reimbursement obligations and/or other obligations which, by their terms, are to survive the termination of this Agreement). If, notwithstanding the foregoing, any Guarantor shall have any nonwaivable right under applicable law or otherwise to terminate or revoke this Guaranty, such Guarantor agrees that such termination or revocation shall not be effective until such applicable Lender receives written notice of such termination or revocation. Such notice shall not affect any Lender’s right and power to enforce rights arising prior to receipt thereof. If any Lender makes Advances or takes any other action after such Guarantor’s termination or revocation but prior to receipt of the requisite notice, any such Lender’s rights with respect thereto shall be the same as if such termination or revocation had not occurred.
(b)    Each Guarantor’s liability hereunder shall be reinstated and revived, and any Lender’s rights shall continue, if at any time all or part of any payment of any Secured Obligation is rescinded or must otherwise be returned by any Lender or any other Person upon the bankruptcy, insolvency or reorganization of Borrower or any other Guarantor or for any other reason, all as though such payment had not been made and this Guaranty shall be reinstated if the Agreement had expired or terminated and all of the Secured Obligations had been satisfied prior to the restoration or return of the payment.
12.3    Guaranty Absolute and Unconditional; Waiver of Defenses. The liability of each Guarantor under this Guaranty is irrevocable, continuing, unconditional and absolute and the obligations of each Guarantor under this Guaranty will not be reduced, limited, impaired, discharged, subject to setoff, counterclaim, recoupment, or termination, or otherwise affected for any reason (other than repayment in full of all Secured Obligations (other than inchoate indemnity obligations, inchoate reimbursement obligations and/or other obligations which, by their terms, are to survive the termination of this Agreement)), and each Guarantor hereby irrevocably waives any defenses to enforcement it may have (now or in the future) based on or arising out of any defense of any Loan Party or the unenforceability of all or any part of the Secured Obligations or any Loan Document or any related agreement or instrument from any cause, or the cessation from any cause of the liability of any Loan Party or any other Person liable for the Secured Obligations, other than repayment in full of all Secured Obligations (other than inchoate indemnity obligations, inchoate reimbursement obligations and/or other obligations which, by their terms, are to survive the termination of this Agreement). Without limiting the foregoing, the obligations of any Loan Party hereunder are not discharged or impaired or otherwise affected by, without limitation: (a) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, change in terms or compromise of any of the Secured Obligations or any other obligation of any Loan Party under any Loan Document, by operation of law or otherwise; (b) any rescission, waiver, amendment or other modification of any Loan Document or any other agreement, including any increase in the Secured Obligations; (c) any change in the corporate existence, structure or ownership of any Loan Party or any of its Subsidiaries; (d) any Insolvency Proceeding affecting any Person, or their assets or any resulting release or discharge of any obligation of any Person; (e) the existence of any claim, setoff or other rights which any Loan Party may have at any time against any Lender or any other Person, whether in connection herewith or in any unrelated transactions; (f) any sale, disposition, application of proceeds, taking, exchange, substitution, release, impairment, or non-perfection of any collateral, or any taking, release, impairment, amendment, waiver, or other modification of any guaranty, for the Secured Obligations; (g) any default in the performance of the Secured Obligations; (h) any failure of any Lender or such Lender’s Affiliates to disclose to any Loan Party any information relating to the business, condition, operations, performance, properties, or prospects of any other Loan Party now or hereafter known to such Person; (i) the release or reduction of liability of any Loan Party, or other guarantor or surety, with respect to the Secured Obligations; (j) the failure of any Loan Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise; or (k) any other circumstance (including any statute of limitations) or manner of administering the Loans or any existence of or reliance on any representation by any Lender that might vary the risk of any Loan Party or otherwise operate as a defense available to, or a legal or equitable discharge of, any Loan Party or any other guarantor or surety (other than repayment in full of all Secured Obligations (other than inchoate indemnity obligations, inchoate reimbursement obligations and/or other obligations which, by their terms, are to survive the termination of this Agreement)). Each Loan Party agrees that the payment of all sums payable under the Loan Documents or any part thereof or other act which tolls any statute of limitations applicable to the Loan Documents shall similarly operate to toll the statute of limitations applicable to such Loan Party’s liability under this Guaranty.
12.4    Waivers and Acknowledgments.
(a)    Each Guarantor hereby unconditionally and irrevocably waives (i) any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all presently existing and future Secured Obligations, (ii) promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor, and any other notice with respect to any of the Secured Obligations and this Guaranty, and any requirement that any Lender protect, secure, perfect, or insure any Lien or any property subject thereto and (iii) any defense based on any right of set-off or recoupment or counterclaim against or in respect of the obligations of such Guarantor under this Guaranty.
(b)    Each Guarantor acknowledges that it has received adequate consideration for entering into this Guaranty and that all waivers and acknowledgments under this Section 12 by such Guarantor are knowingly made and that the Lenders would not enter into the Agreement but for this Guaranty.
(c)    Each Guarantor (i) acknowledges and agrees that any Lender will not have any duty to advise of or otherwise disclose any information known to it regarding Borrower’s financial condition or assets or of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations or the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Guaranty and (ii) assumes all responsibility for being and keeping itself informed of such circumstances and risks.
(d)    Each Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder.
(e)    Each Guarantor acknowledges that any Lender may, at its election and without notice to or demand upon such Guarantor, foreclose on any Collateral or other collateral held by it by one or more judicial or non-judicial sales, accept an assignment of any such Collateral or other collateral in lieu of foreclosure, compromise or adjust any part of the Secured Obligations, make any other accommodation with Borrower or any other Loan Party or guarantor, or exercise any other right or remedy available to it against Borrower or any other Loan Party or guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except on the occurrence of the repayment in full of all Secured Obligations (other than inchoate indemnity obligations, inchoate reimbursement obligations and/or other obligations which, by their terms, are to survive the termination of this Agreement). Each Guarantor hereby waives any defense arising out of such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of subrogation, reimbursement, exoneration, contribution, or indemnification, or other right or remedy of such Guarantor against Borrower or any other Loan Party or guarantor or any Collateral or any other collateral.
12.5    Agreement to Pay; Subrogation; Etc. Without limiting any other right that any Lender has at law or in equity against any Loan Party, if any Loan Party fails to pay any Secured Obligation when and as due, whether at maturity, by acceleration, after notice of prepayment, or otherwise, each other Loan Party agrees to promptly pay the amount of such unpaid Secured Obligations to Agent in cash. Each Loan Party hereby defers and no Loan Party shall exercise any rights which it may acquire by reason of any payment made under this Guaranty, whether by way of subrogation, reimbursement or otherwise, in each case, until the prior repayment in full of all Secured Obligations (other than inchoate indemnity obligations, inchoate reimbursement obligations and/or other obligations which, by their terms, are to survive the termination of this Agreement). Any amount paid to any Loan Party on account of any payment made under this Guaranty prior to repayment in full of all Secured Obligations (other than inchoate indemnity obligations, inchoate reimbursement obligations and/or other obligations which, by their terms, are to survive the termination of this Agreement) shall be held in trust for the benefit of Agent and promptly turned over to Agent. So long as any Secured Obligations remain outstanding, each Loan Party will not take any action or commence any proceeding against any Loan Party, whether in connection with an Insolvency Proceeding or otherwise, to recover any amounts in respect of payments made to any Lender under this Guaranty.
12.6    Taxes. For the avoidance of doubt, each Guarantor agrees to observe and perform each of the terms and conditions set forth in Addendum 1 as it relates to such Guarantor in connection with any payments or performance under this Guaranty.
12.7    Additional Guarantors. Each Person that is required to become a Guarantor pursuant to Section 7.13 will become a Guarantor, with the same force and effect as if they were originally named as a Guarantor herein, for all purposes of this Agreement upon the execution and delivery by such Person of a joinder in form and substance acceptable to Agent. Each reference to “Guarantor” or “Loan Party” (or any words of like import referring to a Guarantor) in this Agreement or any other Loan Document shall also mean such additional Guarantor; and each reference in this Agreement or any other Loan Document to this “Guaranty” or “Agreement” (or words of like import referring to this Agreement) shall mean this Agreement as supplemented by such joinder. No consent of any other Loan Party will be required for the execution and delivery of any such joinder. The rights and obligations of each Loan Party will remain in full force and effect notwithstanding the addition of any Guarantor as a party to this Agreement.
12.8    Cumulative Liability. The liability of each Loan Party as a Guarantor under this Section 12 is in addition to and shall be cumulative with all liabilities of such Loan Party to any Lender under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, the Loan Parties, Agent and Lenders have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWER:

VOYAGER SPACE HOLDINGS, INC.

Signature:	/s/ Filipe De Sousa
Print Name:	Filipe De Sousa
Title:	Chief Financial Officer

GUARANTORS:

VOYAGER SPACE IP HOLDINGS, LLC

By: Voyager Space Holdings, Inc., as sole member and member-manager

Signature:	/s/ Filipe De Sousa
Print Name:	Filipe De Sousa
Title:	Chief Financial Officer

VOYAGER SPACE FORCE, LLC

By: Voyager Space Holdings, Inc., as sole member and member-manager

Signature:	/s/ Filipe De Sousa
Print Name:	Filipe De Sousa
Title:	Chief Financial Officer

VOYAGER VENTURES, LLC

By: Voyager Space Holdings, Inc., as sole member and member-manager

Signature:	/s/ Filipe De Sousa
Print Name:	Filipe De Sousa
Title:	Chief Financial Officer

[Signature page to Loan and Security Agreement]

VOYAGER SPACE IPX, LLC

By: Voyager Space Holdings, Inc., as sole member and member-manager

Signature:	/s/ Filipe De Sousa
Print Name:	Filipe De Sousa
Title:	Chief Financial Officer

VOYAGER SPACE SERVICES, LLC

By: Voyager Space Holdings, Inc., as sole member and member-manager

Signature:	/s/ Filipe De Sousa
Print Name:	Filipe De Sousa
Title:	Chief Financial Officer

ZIN TECHNOLOGIES, INC.

Signature:
Print Name:	Carlos Grodsinsky
Title:	President

ZIN AEROSPACE, INC.

Signature:
Print Name:	Carlos Grodsinsky
Title:	President

PIONEER INVENTION, LLC

Signature:
Print Name:	Frank Morgan
Title:	Chief Operating Officer

[Signature page to Loan and Security Agreement]

VOYAGER SPACE SCIENCE PARK, LLC

By: Voyager Space Holdings, Inc., as sole member and member-manager

Signature:	/s/ Filipe De Sousa
Print Name:	Filipe De Sousa
Title:	Chief Financial Officer

VOYAGER SPACE IPX, LLC

By: Voyager Space Holdings, Inc., as sole member and member-manager

Signature:
Print Name:	Filipe De Sousa
Title:	Chief Financial Officer

VOYAGER SPACE SERVICES, LLC

By: Voyager Space Holdings, Inc., as sole member and member-manager

Signature:
Print Name:	Filipe De Sousa
Title:	Chief Financial Officer

ZIN TECHNOLOGIES, INC.

Signature:	/s/ Carlos Grodsinsky
Print Name:	Carlos Grodsinsky
Title:	President

ZIN AEROSPACE, INC.

Signature:	/s/ Carlos Grodsinsky
Print Name:	Carlos Grodsinsky
Title:	President

[Signature page to Loan and Security Agreement]

PIONEER INVENTION, LLC

Signature:
Print Name:	Frank Morgan
Title:	Chief Operating Officer

VOYAGER SPACE SCIENCE PARK, LLC

By: Voyager Space Holdings, Inc., as sole member and member-manager

Signature:
Print Name:	Filipe De Sousa
Title:	Chief Financial Officer

VOYAGER SPACE IPX, LLC

By: Voyager Space Holdings, Inc., as sole member and member-manager

Signature:
Print Name:	Filipe De Sousa
Title:	Chief Financial Officer

VOYAGER SPACE SERVICES, LLC

By: Voyager Space Holdings, Inc., as sole member and member-manager

Signature:
Print Name:	Filipe De Sousa
Title:	Chief Financial Officer

ZIN TECHNOLOGIES, INC.

Signature:
Print Name:	Carlos Grodsinsky
Title:	President

[Signature page to Loan and Security Agreement]

ZIN AEROSPACE, INC.

Signature:
Print Name:	Carlos Grodsinsky
Title:	President

PIONEER INVENTION, LLC

Signature:	/s/ Frank Morgan
Print Name:	Frank Morgan
Title:	Chief Operating Officer

VOYAGER SPACE SCIENCE PARK, LLC

By: Voyager Space Holdings, Inc., as sole member and member-manager

Signature:
Print Name:	Filipe De Sousa
Title:	Chief Financial Officer

ALTIUS SPACE MACHINES, INC.

Signature:	/s/ Paul Schauer
Print Name:	Paul Schauer
Title:	Chief Operating Officer &
Chief Financial Officer

XO MARKETS HOLDINGS, INC.

Signature:
Print Name:	Timothy Kopra
Title:	Chief Executive Officer

NANORACKS LLC

By: XO Markets Holdings, Inc., as sole member and member-manager

Signature:
Print Name:	Timothy Kopra
Title:	Chief Executive Officer

[Signature page to Loan and Security Agreement]

XO AIRLOCK, LLC

By: XO Markets Holdings, Inc., as sole member and member-manager

Signature:
Print Name:	Timothy Kopra
Title:	Chief Executive Officer

DREAMUP, PBC

Signature:
Print Name:	Christopher Cummins
Title:	President & Vice President

THE LAUNCH COMPANY, LLC

Signature:
Print Name:	Michael O’Brien
Title:	President

ALTIUS SPACE MACHINES, INC.

Signature:
Print Name:	Paul Schauer
Title:	Chief Operating Officer &
Chief Financial Officer

XO MARKETS HOLDINGS, INC.

Signature:	/s/ Timothy Kopra
Print Name:	Timothy Kopra
Title:	Chief Executive Officer

NANORACKS LLC

By: XO Markets Holdings, Inc., as sole member and member-manager

Signature:	/s/ Timothy Kopra
Print Name:	Timothy Kopra
Title:	Chief Executive Officer
[Signature page to Loan and Security Agreement]

XO AIRLOCK, LLC

By: XO Markets Holdings, Inc., as sole member and member-manager

Signature:	/s/ Timothy Kopra
Print Name:	Timothy Kopra
Title:	Chief Executive Officer

DREAMUP, PBC

Signature:
Print Name:	Christopher Cummins
Title:	President & Vice President

THE LAUNCH COMPANY, LLC

Signature:
Print Name:	Michael O’Brien
Title:	President

ALTIUS SPACE MACHINES, INC.

Signature:
Print Name:	Paul Schauer
Title:	Chief Operating Officer &
Chief Financial Officer

XO MARKETS HOLDINGS, INC.

Signature:
Print Name:	Timothy Kopra
Title:	Chief Executive Officer

[Signature page to Loan and Security Agreement]

NANORACKS LLC

By: XO Markets Holdings, Inc., as sole member and member-manager

Signature:
Print Name:	Timothy Kopra
Title:	Chief Executive Officer

XO AIRLOCK, LLC

By: XO Markets Holdings, Inc., as sole member and member-manager

Signature:
Print Name:	Timothy Kopra
Title:	Chief Executive Officer

DREAMUP, PBC

Signature:	/s/ Christopher Cummins
Print Name:	Christopher Cummins
Title:	President & Vice President

THE LAUNCH COMPANY, LLC

Signature:
Print Name:	Michael O’Brien
Title:	President

ALTIUS SPACE MACHINES, INC.

Signature:
Print Name:	Paul Schauer
Title:	Chief Operating Officer &
Chief Financial Officer

[Signature page to Loan and Security Agreement]

XO MARKETS HOLDINGS, INC.

Signature:
Print Name:	Timothy Kopra
Title:	Chief Executive Officer

NANORACKS LLC

By: XO Markets Holdings, Inc., as sole member and member-manager

Signature:
Print Name:	Timothy Kopra
Title:	Chief Executive Officer

XO AIRLOCK, LLC

By: XO Markets Holdings, Inc., as sole member and member-manager

Signature:
Print Name:	Timothy Kopra
Title:	Chief Executive Officer

DREAMUP, PBC

Signature:
Print Name:	Christopher Cummins
Title:	President & Vice President

THE LAUNCH COMPANY, LLC

Signature:	/s/ Michael O’Brien
Print Name:	Michael O’Brien
Title:	President

[Signature page to Loan and Security Agreement]

VALLEY TECH SYSTEMS, INC.

Signature:	/s/ Michael O’Brien
Print Name:	Michael O’Brien
Title:	President & Chief Financial
Officer

SPACE MICRO INC.

Signature:
Print Name:	Arsen Melconian
Title:	Chief Executive Officer &
President

VOYAGER SPACE EXPLORATION, LLC

By: Voyager Space Holdings, Inc., as sole member and member-manager

Signature:
Print Name:	Filipe De Sousa
Title:	Chief Financial Officer
[Signature page to Loan and Security Agreement]

VALLEY TECH SYSTEMS, INC.

Signature:
Print Name:	Michael O’Brien
Title:	President & Chief Financial
Officer

SPACE MICRO INC.

Signature:	/s/ Arsen Melconian
Print Name:	Arsen Melconian
Title:	Chief Executive Officer &
President

VOYAGER SPACE EXPLORATION, LLC

By: Voyager Space Holdings, Inc., as sole member and member-manager

Signature:
Print Name:	Filipe De Sousa
Title:	Chief Financial Officer
[Signature page to Loan and Security Agreement]

VALLEY TECH SYSTEMS, INC.

Signature:
Print Name:	Michael O’Brien
Title:	President & Chief Financial
Officer

SPACE MICRO INC.

Signature:
Print Name:	Arsen Melconian
Title:	Chief Executive Officer &
President

VOYAGER SPACE EXPLORATION, LLC

By: Voyager Space Holdings, Inc., as sole member and member-manager

Signature:	/s/ Filipe De Sousa
Print Name:	Filipe De Sousa
Title:	Chief Financial Officer

[Signature page to Loan and Security Agreement]

AGENT:

HERCULES CAPITAL, INC.

Signature:	/s/ Jennifer Choe
Print Name: Jennifer Choe
Title: Deputy General Counsel, Portfolio Transactions

LENDERS:

HERCULES CAPITAL, INC.

Signature:	/s/ Jennifer Choe
Print Name: Jennifer Choe
Title: Deputy General Counsel, Portfolio Transactions

HERCULES CAPITAL IV, L.P.

By: Hercules Technology SBIC Management, LLC, its General Partner

By: Hercules Capital, Inc., its Manager

Signature:	/s/ Jennifer Choe
Print Name: Jennifer Choe
Title: Deputy General Counsel, Portfolio Transactions

HERCULES PRIVATE CREDIT FUND 1 L.P.

By: Hercules Adviser LLC, its Investment Adviser

Signature:	/s/ Jennifer Choe
Print Name: Jennifer Choe
Title: Authorized Signatory

[Signature page to Loan and Security Agreement]

HERCULES PRIVATE GLOBAL
VENTURE GROWTH FUND I L.P.

By: Hercules Adviser LLC, its Investment Adviser

Signature:	/s/ Jennifer Choe
Print Name: Jennifer Choe
Title: Authorized Signatory

[Signature page to Loan and Security Agreement]

Table of Addenda, Exhibits and Schedules

Annex A:	Original Guarantors

Addendum 1:	Taxes; Increased Costs

Addendum 2:	Delivery Instructions

Addendum 3:	SBA Provisions

Addendum 4:	Agent and Lender Terms

Addendum 5:	Multiple Loan Party Terms

Exhibit A:	Advance Request Attachment to Advance Request

Exhibit B:	Name, Locations, and Other Information

Exhibit C:	Patents, Trademarks, Copyrights and Licenses

Exhibit D:	Deposit Accounts and Investment Accounts

Exhibit E:	Compliance Certificate

Exhibit F:	Joinder Agreement

Exhibit G:	[Reserved]

Exhibit H:	ACH Debit Authorization Agreement

Exhibit I:	[Reserved]

Exhibit J-1:	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit J-2:	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit J-3:	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit J-4:	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Schedule 1.1	Commitments
Schedule 1	Subsidiaries
Schedule 1A	Existing Permitted Indebtedness

Schedule 1B	Existing Permitted Investments
Schedule 1C	Existing Permitted Liens
Schedule 5.3	Consents, Etc.
Schedule 5.6(b) Laws
Schedule 5.8	Tax Matters
Schedule 5.9	Intellectual Property Claims
Schedule 5.10	Intellectual Property
Schedule 5.10(c) Intellectual Property
Schedule 5.11	Borrower Products
Schedule 5.13	Employee Loans
Schedule 5.14	Capitalization
Schedule 7.7	Distributions
Schedule 7.23	Affiliate Transactions
Exhibit A	Capitalization Table

[Signature Page to Loan and Security Agreement]

ANNEX A to LOAN AND SECURITY AGREEMENT
Original Guarantors
1.Voyager Space IP Holdings, LLC
2.Voyager Space Force, LLC
3.Voyager Ventures, LLC
4.Voyager Space IPX, LLC
5.Voyager Space Services, LLC
6.Zin Technologies, Inc.
7.Zin Aerospace, Inc.
8.Pioneer Invention, LLC
9.Voyager Space Science Park, LLC
10.Altius Space Machines, Inc.
11.XO Markets Holdings, Inc.
12.Nanoracks LLC
13.XO Airlock, LLC
14.DreamUp, PBC
15.The Launch Company, LLC
16.Valley Tech Systems, Inc.
17.Voyager Space Exploration, LLC
18.Space Micro Inc.

ADDENDUM 1 to LOAN AND SECURITY AGREEMENT
TAXES; INCREASED COSTS
1.    Defined Terms. For purposes of this Addendum 1:
a.    “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
b.    “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Term Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan or Term Commitment or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2 or Section 4 of this Addendum 1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 7 of this Addendum 1 and (iv) any withholding Taxes imposed under FATCA.
c.    “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
d.    “Foreign Lender” means a Lender that is not a U.S. Person.
e.    “Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.
f.    “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
g.    “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
h.    “Recipient” means Agent or any Lender, as applicable.
i.    “Withholding Agent” means Borrower and Agent.
2.    Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2 or Section 4 of this Addendum 1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
3.    Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.
4.    Indemnification by Borrower. Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 2 of this Addendum 1 or this Section 4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate describing the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. In addition, Borrower agrees to pay, and to hold Agent and any Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar Taxes (excluding Taxes imposed on or measured by
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the net income of Agent or such Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement.
5.    Indemnification by Lenders. Each Lender shall severally indemnify Agent, within ten (10) days after demand therefor, for (a) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (b) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8 of the Agreement relating to the maintenance of a Participant Register and (c) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to Lenders from any other source against any amount due to Agent under this Section 5.
6.    Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to the provisions of this Addendum 1, Borrower shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.
7.    Status of Lenders.
a.    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Agent, at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 7(b)(i), 7(b)(ii) and 7(b)(iv) of this Addendum 1) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
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b.    Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,
i.any Lender that is a U.S. Person shall deliver to Borrower and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
ii.any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), whichever of the following is applicable:
A.in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
B.executed copies of IRS Form W-8ECI;
C.in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
D.to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance
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Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;
iii.any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Agent to determine the withholding or deduction required to be made; and
iv.if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this subsection (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
c.    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent in writing of its legal inability to do so.
8.    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to the provisions of this Addendum 1 (including by the payment of additional amounts pursuant to the provisions of this Addendum 1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under the provisions of this Addendum 1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 8 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 8, in no event will
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the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 8 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 8 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
9.    Increased Costs. If any change in applicable law shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result shall be to increase the cost to such Recipient of making, converting to, continuing or maintaining any Term Loan Advance or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Recipient (whether of principal, interest or any other amount), then, upon the request of such Recipient, Borrower will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered.
10.    Survival. Each party’s obligations under the provisions of this Addendum 1 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
[Signature Page to Loan and Security Agreement]

ADDENDUM 2 to LOAN AND SECURITY AGREEMENT
Delivery Instructions
The Compliance Certificate shall be uploaded and executed via Lumonic2. All other financial reports required to be furnished to Agent pursuant to Section 7.1 shall be submitted via Lumonic.
The Compliance Certificate and other financial reports required to be furnished to Agent pursuant to Section 7.1 may be sent to hercules@lumonic.com with a copy to legal@htgc.com, should access to Lumonic be temporarily unavailable.

2 All references to Lumonic shall be interpreted as the Portfolio Management Software currently in use by Agent. Lumonic can be reached at the following URL: https://lumonic.com/

ADDENDUM 3 to LOAN AND SECURITY AGREEMENT
SBIC
(a)    Borrower’s Business. For purposes of this Addendum 3, Borrower shall be deemed to include its “affiliates” as defined in Title 13 Code of Federal Regulations Section 121.103. Borrower represents and warrants to Agent and Lenders as of each SBA Funding Date and covenants to Agent and Lenders for a period of one year after each SBA Funding Date or for such longer period as set forth below with respect to subsections 2, 3, 4, 5, 6 and 7 below, as follows:
1.Size Status. Borrower’s primary NAICS code is 541715 and has less than 575 employees in the aggregate;
2.No Relender. Borrower’s primary business activity does not involve, directly or indirectly, providing funds to others, purchasing debt obligations, factoring, or long-term leasing of equipment with no provision for maintenance or repair;
3.No Passive Business. Borrower is engaged in a regular and continuous business operation (excluding the mere receipt of payments such as dividends, rents, lease payments, or royalties). Borrower’s employees are carrying on the majority of day to day operations. Borrower will not pass through substantially all of the proceeds of the Loan to another entity;
4.No Real Estate Business. Borrower is not classified under North American Industry Classification System (NAICS) codes 531110 (lessors of residential buildings and dwellings), 531120 (lessors of nonresidential buildings except miniwarehouses), 531190 (lessors of other real estate property), 237210 (land subdivision), or 236117 (new housing for-sale builders). Borrower is not classified under NAICS codes 236118 (residential remodelers), 236210 (industrial building construction), or 236220 (commercial and institutional building construction), if Borrower is primarily engaged in construction or renovation of properties on its own account rather than as a hired contractor. Borrower is not classified under NAICS codes 531210 (offices of real estate agents and brokers), 531311 (residential property managers), 531312 (nonresidential property managers), 531320 (offices of real estate appraisers), or 531390 (other activities related to real estate), unless it derives at least 80 percent of its revenue from non-Affiliate sources. The proceeds of the Loan will not be used to acquire or refinance real property unless Borrower (x) is acquiring an existing property and will use at least 51 percent of the usable square footage for its business purposes; (y) is building or renovating a building and will use at least 67 percent of the usable square footage for its business purposes; or (z) occupies the subject property and uses at least 67 percent of the usable square footage for its business purposes.
5.No Project Finance. Borrower’s assets are not intended to be reduced or consumed, generally without replacement, as the life of its business progresses, and the nature of Borrower’s business does not require that a stream of cash payments be made to the business’s financing sources, on a basis associated with the continuing sale of assets (e.g., real estate development projects and oil and gas wells). The primary purpose of the Loan is not to fund production of a single item or defined limited number of items, generally over a defined production period, where such production will constitute the majority of the activities of Borrower (e.g., motion pictures and electric generating plants).
6.No Farm Land Purchases. Borrower will not use the proceeds of the Loan to acquire farm land which is or is intended to be used for agricultural or forestry purposes, such as the production of food, fiber, or wood, or is so taxed or zoned.
7.No Foreign Investment. The proceeds of the Loan will not be used substantially for a foreign operation. Borrower will not have, on or within one year after each SBA Funding Date and each other Loan provided by a Lender that is an SBIC more than 49 percent of its employees or tangible assets located outside the United States of America.
(b)    Small Business Administration Documentation. Agent and Lenders acknowledge that Borrower completed, executed and delivered to Agent prior to each SBA Funding Date SBA Forms 480, 652 and 1031 (Parts A and B) together with a business plan showing Borrower’s financial projections (including balance sheets and income and cash flows statements) for the period described therein and a written statement (whether included in the purchase agreement or pursuant to a separate statement) from Agent regarding its intended use of proceeds from the sale of securities to Lenders (the “Use of Proceeds Statement”). Borrower represents and warrants to Agent and Lenders that the information regarding Borrower and its affiliates set forth in the SBA Form 480, Form 652 and Form 1031 and the Use of Proceeds Statement delivered as of each SBA Funding Date is accurate and complete.
(c)    Inspection. The following covenants contained in this Section (c) are intended to supplement and not to restrict the related provisions of the Loan Documents. Subject to the preceding sentence, Borrower will permit, for so long as Lenders hold any debt or equity securities of Borrower, Agent, Lenders or their representative, at Agent’s or Lenders’ expense, and examiners of the SBA to visit and inspect the properties and assets of Borrower, to examine its books of account and records, and to discuss Borrower’s affairs, finances and accounts with

Borrower’s officers, senior management and accountants, all at such reasonable times as may be requested by Agent or Lenders or the SBA.
(d)    Annual Assessment. Upon request of Agent or Lender, promptly after the end of each calendar year (but in any event prior to February 28 of each year) and at such other times as may be reasonably requested by Agent or Lenders, Borrower will deliver to Agent a written assessment of the economic impact of Lenders’ investment in Borrower, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of Borrower in terms of expanded revenue and taxes, other economic benefits resulting from the investment (such as technology development or commercialization, minority business development, or expansion of exports) and such other information as may be required regarding Borrower in connection with the filing of Lenders’ SBA Form 468. Lenders will assist Borrower with preparing such assessment. In addition to any other rights granted hereunder, Borrower will grant Agent and Lenders and the SBA access to Borrower’s books and records for the purpose of verifying the use of such proceeds. Borrower also will furnish or cause to be furnished to Agent and Lenders such other information regarding the business, affairs and condition of Borrower as Agent or Lenders may from time to time reasonably request, and such information shall be certified by the President, Chief Executive Officer or Chief Financial Officer of Borrower to the extent requested by Agent or Lender for compliance with the SBIC Act.
(e)    Use of Proceeds. Borrower will use the proceeds from the Loan only for purposes set forth in Section 7.17. Borrower will deliver to Agent from time to time promptly following Agent’s request, a written report, certified as correct by Borrower’s Chief Financial Officer, verifying the purposes and amounts for which proceeds from the Loan have been disbursed. Borrower will supply to Agent such additional information and documents as Agent reasonably requests with respect to its use of proceeds and will, to the extent required by Section 7.2, permit Agent and Lenders and the SBA to have access to any and all Borrower records and information and personnel as Agent deems necessary to verify how such proceeds have been or are being used, and to assure that the proceeds have been used for the purposes specified in Section 7.17.
(f)    Activities and Proceeds. Neither Borrower nor any of its affiliates (if any) will engage in any activities or use directly or indirectly the proceeds from the Loan for any purpose for which a small business investment company is prohibited from providing funds by the SBIC Act, including 13 C.F.R. §107.720. Borrower shall not, nor shall it cause or permit any of its subsidiaries to, without obtaining the prior written approval of Agent, change Borrower’s or any such subsidiary’s business activities from that conducted on the date hereof to a business activity from which a licensee under the SBIC Act is prohibited from providing funds by the SBIC Act. Borrower agrees that any such change in its or any such subsidiary’s business activities without such prior written consent of Agent shall constitute a material breach of the obligations of Borrower under this Addendum 3.

(g)    [Reserved].
(h)    Compliance and Resolution. Borrower agrees that a failure to comply with Borrower’s obligations under this Addendum, or any other set of facts or circumstances where it has been asserted by any governmental regulatory agency (or Agent or Lenders believes that there is a substantial risk of such assertion) that Agent, Lenders and their affiliates are not entitled to hold, or exercise any significant right with respect to, any securities issued to Lenders by Borrower, will constitute a breach of the obligations of Borrower under the financing agreements among Borrower, Agent and Lenders. In the event of (i) a failure to comply with Borrower’s obligations under this Addendum; or (ii) an assertion by any governmental regulatory agency (or Agent or Lenders believe that there is a substantial risk of such assertion) of a failure to comply with Borrower’s obligations under this Addendum, then (i) Agent, Lenders and Borrower will meet and resolve any such issue in good faith to the satisfaction of Borrower, Agent, Lenders, and any governmental regulatory agency, and (ii) upon request of Lenders or Agent, Borrower will cooperate and assist with any assignment of the financing agreements among HERCULES CAPITAL IV L.P. and Hercules Capital, Inc.

ADDENDUM 4 to LOAN AND SECURITY AGREEMENT
Agent and Lender Terms
(a)    Each Lender hereby irrevocably appoints Hercules Capital, Inc. to act on its behalf as Agent hereunder and under the other Loan Documents and irrevocably authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Agent shall have only those duties which are specified in this Agreement and it may perform such duties by or through its agents, representatives or employees. In performing its duties on behalf of Lenders, Agent shall exercise the same care which it would exercise in dealing with loans made for its own account, but it shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of all or any of the Loan Documents, or for any representations, warranties, recitals or statements made therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents furnished or delivered in connection herewith or therewith by Agent to any Lender or by or on behalf of any Loan Party to Agent or any Lender, or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein, as to the use of the proceeds of the Term Loan Advances, the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent. Agent shall not be responsible for insuring the Collateral or for the payment of any Taxes, assessments, charges or any other charges or liens of any nature whatsoever upon the Collateral or otherwise for the maintenance of the Collateral, except in the event Agent enters into possession of a part or all of the Collateral, in which event Agent shall preserve the part in its possession. Unless the officers of Agent acting in their capacity as officer of Agent on Borrower’s account have actual knowledge thereof or have been notified in writing thereof by Lenders, Agent shall not be required to ascertain or inquire as to the existence or possible existence of any Event of Default.
(b)    Neither Agent nor any of its officers, directors, employees, attorneys, representatives or agents shall be liable to Lenders for any action taken or omitted hereunder or under any of the other Loan Documents or in connection herewith or therewith unless caused by its or their gross negligence or willful misconduct. No provision of this Agreement or of any other Loan Document shall be deemed to impose any duty or obligation on Agent to perform any act or to exercise any power in any jurisdiction in which it shall be illegal, or shall be deemed to impose any duty or obligation on Agent to perform any act or exercise any right or power if such performance or exercise (a) would subject Agent to a Tax in a jurisdiction where it is not then subject to a Tax or (b) would require Agent to qualify to do business in any jurisdiction where it is not so qualified. Without prejudice to the generality of the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or under any of the other Loan Documents in accordance with the instructions of Lenders. Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement unless and until it has obtained the written instructions of Lenders. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon Agent in its individual capacity. With respect to its participation in the Loan Agreement hereunder, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same rights and powers as though it were not performing the duties and functions delegated to it hereunder and the term “Lender” or “Lenders” or any similar term shall unless the context clearly indicates otherwise include Agent in its individual capacity.
(c)    Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of this Agreement or any of the other Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement and the other Loan Documents at the request or direction of Lenders unless Agent shall have been provided by Lenders with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.
(d)    Each Lender agrees to indemnify Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), according to its respective Term Commitment percentages (based upon the total outstanding Term Commitments) in effect on the date on which indemnification is sought under this Addendum 4, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent under or in connection with any of the foregoing; The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

(e)    To the extent not reimbursed either by Borrower or from the application of Collateral proceeds pursuant to Section 10.2, a Lender (the “Indemnified Lender”) shall be indemnified by the other Lender (an “Indemnifying Lender”), on a several basis in proportion to each Lender’s pro rata portion of the Term Commitment, and each Indemnifying Lender agrees to reimburse the Indemnified Lender for the Indemnifying Lender’s pro rata share of the following items (an “Indemnified Payment”):
(i)    all reasonable out-of-pocket costs and expenses of the Indemnified Lender incurred by the Indemnified Lender in connection with the discharge of its activities under this Agreement or the Loan Agreement, including reasonable legal expenses and attorneys’ fees; provided, that the Indemnified Lender shall consult with the other Lender regarding the incurrence of such costs and expenses at reasonable intervals (but not more often than monthly) and any such reasonable costs and expenses shall be “Claims” hereunder notwithstanding any disagreement by the other Lender as to their incurrence; and
(ii)    from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, which may be imposed on, incurred by or asserted against the Indemnified Lender in any way relating to or arising out of this Agreement, or any action taken or omitted by the Indemnified Lender hereunder;
provided, however, that the Indemnified Lender shall not be reimbursed or indemnified for an Indemnified Payment, except to the extent that the Indemnified Lender paid more than its ratable share of such payment. All Indemnified Payments as set forth in this subsection (e) to an Indemnified Lender are intended to be paid ratably by the other Lender.
(f)    [Reserved].
(g)    [Reserved].
(h)    Agent in Its Individual Capacity. The Person serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.
(i)    Exculpatory Provisions. Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Agent shall not:
(i)    be subject to any fiduciary, advisory or other implied duties, regardless of whether any Default or any Event of Default has occurred and is continuing;

(ii)    have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by Lenders, provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable law; and
(iii)    except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and Agent shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as Agent or any of its Affiliates in any capacity.
(j)    In connection with any exercise of Enforcement Actions hereunder, neither any Agent nor any Lender or any of its partners, or any of their respective directors, officers, employees, attorneys, accountants, or agents shall be liable as such for any action taken or omitted by it or them, except for its or their own gross negligence or willful misconduct with respect to its duties under this Agreement.
(k)    Each Lender and Agent may execute any of its powers and perform any duties hereunder either directly or by or through agents or attorneys-in-fact. Each Lender and Agent shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties. No Lender or Agent shall be responsible for the negligence or misconduct of any agents or attorneys- in-fact selected by it, if the selection of such agents or attorneys-in-fact was done without gross negligence or willful misconduct.
(l)    Each Lender agrees that it will make its own independent investigation of the financial condition and affairs of the Loan Parties in connection with the making of Term Loan Advances pursuant to the Loan Agreement and has made and shall continue to make its own appraisal of the creditworthiness of the Loan Parties. Neither Agent nor any Lender shall have any duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of all Lenders or to provide the other Lenders with any credit or other information with respect thereto whether coming into its possession before the date hereof or any time or times thereafter and shall further have no responsibility with respect to the accuracy of or the completeness of the information provided to Lenders by the Loan Parties.

ADDENDUM 5 to LOAN AND SECURITY AGREEMENT
Multiple Loan Party Terms
(a)    Loan Party’s Agent. Each Loan Party hereby irrevocably appoints Company as its agent, attorney-in-fact and legal representative for all purposes, including (i) for each Borrower, requesting disbursement of the Term Loan and (ii) for each Loan Party, (A) receiving account statements and other notices and communications to Borrowers (or any of them) from Agent or any Lender, and (B) to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Loan Party notwithstanding that they may affect such Loan Party, without reference to or the consent of such Loan Party, with such Loan Party to be bound as though such Loan Party itself had executed or made the agreements or effected the amendments, supplements or variations. Agent may rely, and shall be fully protected in relying, on any request for the Term Loan Advances, disbursement instruction, report, information or any other notice or communication made or given by Company, whether in its own name or on behalf of one or more of the other Loan Parties, and Agent shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Loan Party as to the binding effect on it of any such request, instruction, report, information, other notice or communication, nor shall the joint and several character of Loan Parties’ obligations hereunder be affected thereby. Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Borrower or given to the Borrower under any Loan Document on behalf of another Loan Party or in connection with any Loan Document (whether or not known to any other Loan Party and whether occurring before or after such other Loan Party became an Loan Party under any Loan Document) shall be binding for all purposes on that Loan Party as if that Loan Party had expressly made, given or concurred with it.
(b)    Waivers. Each Loan Party hereby waives with respect to the Secured Obligations incurred by any other Loan Party: (i) any right to require Agent to institute suit against, or to exhaust its rights and remedies against, such other Loan Party or any other person, or to proceed against any property of any kind which secures all or any part of the Secured Obligations, or to exercise any right of offset or other right with respect to any reserves, credits or deposit accounts held by or maintained with Agent or any Indebtedness of Agent or any Lender to such other Loan Party, or to exercise any other right or power, or pursue any other remedy Agent or any Lender may have; (ii) any defense arising by reason of any disability or other defense of such other Loan Party or any guarantor or any endorser, co-maker or other person, or by reason of the cessation from any cause whatsoever of any liability of such other Loan Party or any guarantor or any endorser, co-maker or other person, with respect to all or any part of the Secured Obligations, or by reason of any act or omission of Agent or others which directly or indirectly results in the discharge or release of such other Loan Party or any guarantor or any other person or any Secured Obligations or any security therefor, whether by operation of law or otherwise; (iii) any defense arising by reason of any failure of Agent to obtain, perfect, maintain or keep in force any Lien on, any property of any Loan Party or any other person; (iv) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against such other Loan Party or any guarantor or any endorser, co-maker or other person, including without limitation any discharge of, or bar against collecting, any of the Secured Obligations (including without limitation any interest thereon), in or as a result of any such proceeding. Until all of the Secured Obligations have been paid, performed, and discharged in full, nothing shall discharge or satisfy the liability of any Loan Party hereunder except the full performance and payment of all of the Secured Obligations. If any claim is ever made upon Agent for repayment or recovery of any amount or amounts received by Agent in payment of or on account of any of the Secured Obligations, because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever, and Agent repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over Agent or any of its property, or by reason of any settlement or compromise of any such claim effected by Agent with any such claimant (including without limitation the any other Loan Party), then and in any such event, each Loan Party agrees that any such judgment, decree, order, settlement and compromise shall be binding upon such Loan Party, notwithstanding any revocation or release of this Agreement or the cancellation of any note or other instrument evidencing any of the Secured Obligations, or any release of any of the Secured Obligations, and each Loan Party shall be and remain liable to Agent and Lenders under this Agreement for the amount so repaid or recovered, to the same extent as if such amount had never originally been received by Agent or any Lender, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Agreement. Each Loan Party hereby expressly and unconditionally waives all rights of subrogation, reimbursement and indemnity of every kind against any other Loan Party, and all rights of recourse to any assets or property of any other Loan Party, and all rights to any collateral or security held for the payment and performance of any Secured Obligations, including (but not limited to) any of the foregoing rights which Loan Party may have under any present or future document or agreement with any other Loan Party or other person, and including (but not limited to) any of the foregoing rights which any Loan Party may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine.
(c)    Consents. Each Loan Party hereby consents and agrees that, without notice to or by any Loan Party and without affecting or impairing in any way the obligations or liability of Loan Party hereunder, Agent may, from time to time before or after revocation of this Agreement, do any one or more of the following in its sole and absolute discretion: (i) accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Secured Obligations; (ii) grant any other indulgence to any Loan Party or any other Person in respect of any or all of the Secured Obligations or any other matter; (iii) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Secured Obligations or any guaranty of any or all of the Secured Obligations, or on which Agent at any time may have a Lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (iv) substitute or add, or take any action or omit to take any action which results in the release of, any one or more other Loan Parties or any endorsers or guarantors of all or any part of the Secured Obligations, including, without limitation one or more parties to this Agreement, regardless of any destruction or impairment of any right of contribution or other right of the Loan Parties; (v) apply any sums received from any other Loan Party, any guarantor, endorser, or co-signer, or from the disposition of any Collateral or security, to any Indebtedness whatsoever owing from such person or secured by such Collateral or security, in such manner and order as Agent determines in its sole discretion, and regardless of whether such Indebtedness is part of the Secured Obligations, is secured, or is due and payable. Each Loan Party consents and agrees that Agent shall be under no obligation to marshal any assets in favor of the Loan Parties, or against or in payment of any or all of the Secured Obligations. Each Loan Party further consents and agrees that Agent shall have no duties or responsibilities whatsoever with respect to any property securing any or all of the Secured Obligations. Without limiting the generality of the foregoing, Agent shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Secured Obligations.
(d)    Independent Liability. Each Loan Party hereby agrees that one or more successive or concurrent actions may be brought hereon against such Loan Party, in the same action in which any other Loan Party may be sued or in separate actions, as often as deemed advisable by Agent. Each Loan Party is fully aware of the financial condition of each other Loan Party and is executing and delivering this Agreement based solely upon its own independent investigation of all matters pertinent hereto, and such Loan Party is not relying in any manner upon any representation or statement of Agent or any Lender with respect thereto. Each Loan Party represents and warrants that it is in a position to obtain, and each Loan Party hereby assumes full responsibility for obtaining, any additional information concerning any other Loan Party’s financial condition and any other matter pertinent hereto as such Loan Party may desire, and such Loan Party is not relying upon or expecting Agent to furnish to it any information now or hereafter in Agent’s possession concerning the same or any other matter.
(e)    Subordination. All Indebtedness of any Loan Party now or hereafter arising held by another Loan Party is subordinated to the Secured Obligations and each Loan Party holding the Indebtedness shall take all actions reasonably requested by Agent to effect, to enforce and to give notice of such subordination.

EXHIBIT A
ADVANCE REQUEST

To:	Agent:	Date:	__________, 2024

Hercules Capital, Inc. (“Agent”)
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
email: legal@htgc.com
Attn:
Voyager Space Holdings, a Delaware corporation (“Company”), and each other Person that has delivered a Joinder Agreement pursuant to Section 7.13 from time to time party to the Agreement (together with Company, individually or collectively, as the context may require, “Borrower”) hereby requests Agent to cause Lenders to make an Advance in the amount of Fifty-Eight Million Dollars ($58,000,000) (the “Advance Amount”) on June 28, 2024 (the “Advance Date”) pursuant to the Loan and Security Agreement among Borrower, Agent and Lenders (the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please Wire Funds to Borrower’s account

Bank:
Address:

ABA Number:
Account Number:
Account Name:
Contact Person:
Phone Number
To Verify Wire Info:
Email address:
Borrower represents that the conditions precedent to the Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such Advance, including but not limited to: (i) that no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Loan Documents are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that Borrower is in compliance with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iv) that as of the Advance Date, no fact or condition exists that constitutes (or could, with the passage of time, the giving of notice, or both constitute) an Event of Default under the Loan Documents. Borrower understands and acknowledges that

Agent has the right to review the financial information supporting this representation and, based upon such review in its sole discretion, Lenders may decline to fund the requested Advance.
Borrower hereby represents that Borrower’s corporate status and locations have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.
Borrower agrees to notify Agent promptly before the funding of the Loan if any of the matters which have been represented above shall not be true and correct on the Advance Date and if Agent has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.
[REMAINDER OF PAGE INTENTIONALLY BLANK]
This Advance Request is duly executed as of the date set forth above.

COMPANY: Voyager Space Holdings, Inc., on behalf of all Borrowers

SIGNATURE:
TITLE:
PRINT NAME:

ATTACHMENT TO ADVANCE REQUEST
Dated: _______________________
Borrower hereby represents and warrants to Agent that Borrower’s current legal name and organizational status is as follows:

Legal Name:	Voyager Space Holdings, Inc.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	7563326
Borrower hereby represents and warrants to Agent that the street addresses, cities, states and postal codes of its current chief executive office locations are as follows:
VOYAGER SPACE HOLDINGS, INC.
[Attention: Dan Taylor and Matt Kuta
1225 17th St, Suite 1100
Denver, CO 80202]
Borrower hereby represents and warrants to Agent that the Advance Amount does not exceed the Maximum Term Loan Amount as follows:
a.    Advance Amount: $58,000,000
b.    Maximum Term Loan Amount: $58,000,000
c.    Is clause a. less than or equal to clause b.? Yes/Compliant X No/Non-Compliant _______

EXHIBIT B
NAME, LOCATIONS, AND OTHER INFORMATION
1.    Borrower represents and warrants to Agent that current legal name and organizational status of the Loan Parties as of the Closing Date is as follows:

1.	Legal Name:	VOYAGER SPACE HOLDINGS, INC.

	Type of organization:	Corporation

	State of organization:	Delaware

	Organization file number:	7563326

fiscal year ends on December 31

federal employee tax identification number is: 84-2754888

	Legal Name:	VOYAGER SPACE IP HOLDINGS, LLC

	Type of organization:	Limited Liability Company

	State of organization:	Delaware

	Organization file number:	3125239

fiscal year ends on December 31

federal employee tax identification number is: 85-1806665

	Legal Name:	VOYAGER SPACE FORCE, LLC

	Type of organization:	Limited Liability Company

	State of organization:	Delaware

	Organization file number:	6105708

fiscal year ends on December 31

federal employee tax identification number is: 87-1818480

	Legal Name:	VOYAGER VENTURES, LLC

	Type of organization:	Limited Liability Company

State of organization:	Delaware

Organization file number:	3239829

fiscal year ends on December 31

federal employee tax identification number is: 85-2108047

Legal Name:	VOYAGER SPACE IPX, LLC

Type of organization:	Limited Liability Company

State of organization:	Delaware

Organization file number:	3548383

fiscal year ends on December 31

federal employee tax identification number is: 87-1620276

Legal Name:	VOYAGER SPACE SERVICES, LLC

Type of organization:	Limited Liability Company

State of organization:	Delaware

Organization file number:	3125276

fiscal year ends on December 31

federal employee tax identification number is: 85-1883190

Legal Name:	ZIN TECHNOLOGIES, INC.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	2179320

fiscal year ends on December 31

federal employee tax identification number is: 34-1603383

Legal Name:	ZIN AEROSPACE, INC.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	3842024

fiscal year ends on December 31

federal employee tax identification number is: 85-3374010

Legal Name:	PIONEER INVENTION, LLC

Type of organization:	Limited Liability Company

State of organization:	Colorado

Organization file number:	19941122834

fiscal year ends on December 31

federal employee tax identification number is: 84-1322304

Legal Name:	VOYAGER SPACE SCIENCE PARK, LLC

Type of organization:	Limited Liability Company

State of organization:	Ohio

Organization file number:	4946414

fiscal year ends on December 31

federal employee tax identification number is: 92-0846553

Legal Name:	ALTIUS SPACE MACHINES, INC.

Type of organization:	Corporation

State of organization:	Colorado

Organization file number:	20101374731

fiscal year ends on December 31

federal employee tax identification number is: 27-2977968

Legal Name:	XO MARKETS HOLDINGS, INC.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	5265510

fiscal year ends on December 31

federal employee tax identification number is: 46-1953548

Legal Name:	NANORACKS LLC

Type of organization:	Limited Liability Company

State of organization:	Nevada

Organization file number:	E0440152009-2

fiscal year ends on December 31

federal employee tax identification number is: 27-1127667

Legal Name:	XO AIRLOCK, LLC

Type of organization:	Limited Liability Company

State of organization:	Delaware

Organization file number:	5678214

fiscal year ends on December 31

federal employee tax identification number is: 38-3954519

Legal Name:	DREAMUP, PBC

Type of organization:	Public Benefit Corporation

State of organization:	Delaware

Organization file number:	5893721

fiscal year ends on December 31

federal employee tax identification number is: 81-1889853

Legal Name:	THE LAUNCH COMPANY, LLC

Type of organization:	Limited Liability Company

State of organization:	Alaska

Organization file number:	10032057

fiscal year ends on December 31

federal employee tax identification number is: 47-5063532

Legal Name:	VALLEY TECH SYSTEMS, INC.

Type of organization:	Corporation

State of organization:	California

Organization file number:	2969644

fiscal year ends on December 31

federal employee tax identification number is: 20-8494873

Legal Name:	SPACE MICRO INC.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:	3565743

fiscal year ends on December 31

federal employee tax identification number is: 55-0819567

Legal Name:	VOYAGER SPACE EXPLORATION, LLC

Type of organization:	Limited Liability Company

State of organization:	Delaware

Organization file number:	7648798

fiscal year ends on December 31

federal employee tax identification number is: 93-3202065

2.    Borrower represents and warrants to Agent that for five (5) years prior to the Closing Date, no Loan Party has done business under any other name or organization or form except the following:

Pioneer Invention, LLC
Legal Name: Pioneer Invention, Inc.; Pioneer Astronautics
Used during dates of: through present
Type of Organization:    N/A
State of organization:    N/A
Organization file Number: N/A
Borrower’s fiscal year ends on N/A
Borrower’s federal employer tax identification number is: N/A

The Launch Company, LLC
Legal Name: K2 Dronotics, LLC
Used during dates of: through present
Type of Organization:    N/A
State of organization:    N/A
Organization file Number: N/A
Borrower’s fiscal year ends on N/A
Borrower’s federal employer tax identification number is: N/A

Valley Tech Systems, Inc.
Legal Name: VALLEY TECH SYSTEMS, INC.
Used during dates of: through present
Type of Organization:    N/A
State of organization:    N/A
Organization file Number: N/A
Borrower’s fiscal year ends on N/A
Borrower’s federal employer tax identification number is: N/A

XO Airlock, LLC
Legal Name: XOFABLABS, LLC
Used during dates of: August 4, 2016 - present
Type of Organization:    N/A
State of organization:    N/A
Organization file Number: N/A
Borrower’s fiscal year ends on N/A
Borrower’s federal employer tax identification number is: N/A

3.    Borrower represents and warrants to Agent that the chief executive office of each Loan Party is located as set forth below

Voyager Space Holdings, Inc.
Voyager Space Force, LLC
Voyager Space Holdings, Inc.
Voyager Space IP Holdings, LLC Voyager Space IPX, LLC
Voyager Space Science Park, LLC
Voyager Space Services, LLC
Voyager Ventures, LLC
Altius Space Machines, Inc.
Pioneer Invention LLC
1225 17th St., Suite 1100, Denver, CO 80202
Space Micro, Inc.	15378 Avenue of Science, Ste 200, San Diego, CA 92128-3451
The Launch Company LLC	349 E Ship Creek Ave, Anchorage, AK 99501-1604
Valley Tech Systems, Inc.	160 Blue Ravine Road, Ste A, Folsom, CA 95630-4718
Zin Technologies, Inc. Zin Aerospace, Inc.	6745 Engle Rd, Ste 105 Cleveland, OH 44130-7993
XO Markets Holdings, Inc. Nanoracks, LLC XO Airlock, LLC DreamUp, PBC	503 Forge River Rd, Webster, TX 77598-4357

EXHIBIT C
PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES
PATENTS

Title	Patent No.	Application No.	Jurisdiction	Grant Date	Loan Party

Nitrous oxide based explosives and methods for making same
	7585381	10913990	US	9/8/09	Pioneer Invention, LLC

Apparatus for generation and use of lift gas	7735777	11422486	US	6/15/10	Pioneer Invention, LLC

Apparatus for generation and use of lift gas	7871036	12767615	US	1/18/11	Pioneer Invention, LLC

Nitrous oxide based explosives and methods for making same	7947137	11684129	US	5/24/11	Pioneer Invention, LLC

Hybrid parachute	8118262	11914930	US	2/21/12	Pioneer Invention, LLC

Dust repellent surface coating	8449662	12846636	US	5/28/13	Pioneer Invention, LLC

Portable gas generating device	8652402	13745544	US	2/18/14	Pioneer Invention, LLC

Portable gas generating device	9101898	11537439	US	8/11/15	Pioneer Invention, LLC

Portable gas generating device	9283530	14150128	US	3/15/16	Pioneer Invention, LLC

Nitrous oxide based oxygen supply system	7165546	9865995	US	1/23/07	Pioneer Invention, LLC

Dipole Drive for Space Propulstion	11077963	16298970	US	8/3/21	Pioneer Invention, LLC

Methods and Apparatus for Recovery of Volatile and Carbonaceous Components from Unconventional Feeds	None	15861557	US		Pioneer Invention, LLC

Novel Methods of Metals Processing	None	15850375	US		Pioneer Invention, LLC

Rare Earth Materials Recovery System	None	15844127	US		Pioneer Invention, LLC

Systems, Devices and Methods for Improving Ambient Air Quality During Dental, Medical, or Veterinary Procedures	None	16811986	US		Pioneer Invention, LLC

Gas Replacement System		17750120	US		Pioneer Invention, LLC

Adaptable Solar Concentraror		62916195	US		Pioneer Invention, LLC

Alkaline Solution Method for Recovering Rare Earth Elements	11905573	17407569	US		Pioneer Invention, LLC

Dust Tolerant Electro Permanent Magnet Tool Interface	None	63140501	US		Altius Space Machines, Inc.

Reusable Fluid Transfer Device (Cryo-Coupler)	None	17194277	US/PCT		Altius Space Machines, Inc.

Dual Mode Electropermanent Magnet	11615904 B2	17212830	US	3/28/23	Altius Space Machines, Inc.

Electropermanent Magnet Array	10984936 B2	16876096	US/PCT	4/20/21	Altius Space Machines, Inc.

Robotic Capture Interface (DogTags)	11440685 B2	16269427	US	9/13/22	Altius Space Machines, Inc.

Modular Service Interface (MagTags)	11728592	16513035	US	8/15/23	Altius Space Machines, Inc.

Direct To Facility Capture and Release	8967548	13706956	US	3/3/15	Altius Space Machines, Inc.

Sticky Boom Non-Cooperative Capture Device	8979034	13312984	US	3/17/15	Altius Space Machines, Inc.

Spacecraft Systems and Methods (Airlock)	10569911	15264238	US	2/25/20	Nanoracks, LLC

2

Spacecraft Systems and Methods - Spacecraft Enclosure (Airlock) - Embodiments provide a method and apparatus for attaching space exposed payloads to a space station.	10882646 B2	16741206	US	1/5/21	Nanoracks, LLC

Method and Apparatus for Processing Optical Fiber under microgravity conditions (Optical Fiber Spinning)	9533915 B2	14511898	US	1/3/17	Nanoracks, LLC

Spacecraft Systems Airlock for International Space Station Access and Interface and Methods of Operation - Heat Sink for Spacecraft Airlock	10850872B2	15910907	US	12/1/20	Nanoracks, LLC

Space Oven	None	62901133	US		Nanoracks, LLC

Method and Apparatus for Fabrication of Large Three-Dimensional Single Colloidal Crystals for Bragg Diffraction of Infrared Light		63365667	US		Nanoracks, LLC

Attitude Control System	9927217	14847820	US	3/27/18	Valley Tech Systems, Inc.

Hot Gas Thruster		15488267	US		Valley Tech Systems, Inc.

Method for Controlling a Flight Vehicle	10712138	15935630	US	7/14/20	Valley Tech Systems, Inc.

Attitude Control System	10598128	14875424	US	3/24/20	Valley Tech Systems, Inc.

Extinguishable Divert System	11143143	16411108	US	10/12/21	Valley Tech Systems, Inc.

Flight Vehicle Control System	11488165	16827588	US	9/20/22	Valley Tech Systems, Inc.

3

Universal Gripper		63486024	US/PCT		Voyager Space Holdings, Inc.

Spacecraft Systems and Methods		62/217,883	US		Nanoracks, LLC

Spacecraft Systems and Methods		62/218,427	US		Nanoracks, LLC

Method and Apparatus for Processing Optical Fiber Under Microgravity Conditions		61/961,304	US		Nanoracks, LLC

Reactor Microplate		62/636,543	US		Nanoracks, LLC

Reactor Microplate		16/289,598	US		Nanoracks, LLC

Method and Apparatus for Fabrication of Large Three-Dimensional Single Colloidal Crystals for Bragg Diffraction of Infrared Light		63365667	US		Nanoracks, LLC

Space Oven		62901133	US		Nanoracks, LLC

Spacecraft Systems and Methods	10569911	15264238	US	2/25/20	Nanoracks, LLC

Spacecraft Systems and Methods	10882646	16741206	US	1/5/21	Nanoracks, LLC

Spacecraft Systems Airlock for International Space Station Access and Interface and Methods of Operation	10850872	15910907	US	12/1/20	Nanoracks, LLC

Spacecraft Systems Airlock for International Space Station Access and Interface and Methods of Operation	11718425	17062103	US	8/8/23	Nanoracks, LLC

Method and Apparatus for Processing Optical Fiber Under Microgravity Conditions	9533915	14511898	US	1/3/17	Nanoracks, LLC

4

Space Oven	11698194	17023353	US	7/11/23	Nanoracks, LLC

Spacecraft Systems Airlock for International Space Station Access and Interface and Methods of Operation	US- 20230382566- A1	18165567	US		Nanoracks, LLC

Method and Apparatus for Fabrication of Large Three-Dimensional Single Colloidal Crystals for Bragg Diffraction of Infrared Light	US- 20230393330- A1	18192833	US		Nanoracks, LLC

Space Oven	US- 20230304669- A1	18324504	US		Nanoracks, LLC

Medical- Telehealth Space - Method and System for Monitoring and Managing Patient Care	10779731		US	9/22/20	ZIN Technologies, Inc.

Layered chamber acoustic attenuation	10720136		US	7/21/20	ZIN Technologies, Inc.

Integrated broadband acoustic attenuator	10657947		US	5/19/20	ZIN Technologies, Inc.

Method and system for generating machine-readable biometric data – issued May 28, 2019	10303962		US	5/28/19	ZIN Technologies, Inc.

Optimized additive manufacturing process	9643251		US	5/9/17	ZIN Technologies, Inc.

Tuneable acoustic attenuation	9697817		US	7/4/17	ZIN Technologies, Inc.

Modular biometric monitoring system	9542531		US	1/10/17	ZIN Technologies, Inc.

5

Low frequency acoustic attenuator and process for making same	9378721		US	6/28/16	ZIN Technologies, Inc.

Transfer function control for biometric monitoring system	9951190		US	2/10/15	ZIN Technologies, Inc.

Data acquisition for modular biometric monitoring system	8764654		US	7/1/14	ZIN Technologies, Inc.

Bonded and stitched composite structure	8663770		US	3/4/14	ZIN Technologies, Inc.

Pressure sensor with expanding member	7418870		US	9/2/08	ZIN Technologies, Inc.

Multi-parameter sensing system	7042230		US	5/6/06	ZIN Technologies, Inc.

Object level encryption system including encryption key management system	9485229	14551081	US	11/1/16	Space Micro, Inc.

Programmable Microwave Integrated Circuit	9236644	12660144	US	1/2/16	Space Micro, Inc.

Radiation Hard and Fault Tolerant Multicore Processor and Method for Ionizing Radiation Environment	8886994	12928084	US	11/11/14	Space Micro, Inc.

Apparatus and Method for Detection, Location, and Identification of Gamma Sources	8067724	11808648	US	11/29/11	Space Micro, Inc.

Portable Composite Bonding Inspection System	8067727	11788844	US	11/29/11	Space Micro, Inc.

6

Optimized Nuclear Radiation Shielding Within Composite Structures for Combined Man-Made And Natural Radiation Environments	7718984	11431474	US	5/18/10	Space Micro, Inc.

Radiation shielding of integrated circuits and multi-chip modules in ceramic and metal packages	7148084	10821409	US	12/12/06	Space Micro, Inc.

SEU and SEFI Fault Tolerant Computer	7260742	10767477	US	8/21/07	Space Micro, Inc.

Fault tolerant computer	7318169	10435626	US	1/8/08	Space Micro, Inc.

Encrypted internet and intranet communication device	7100048	9490941	US	8/29/06	Space Micro, Inc.

Multifunctional radiation shield for space and aerospace applications	11784600		US	10/10/23	Space Micro, Inc.

Functional interrupt mitigation for fault tolerant computer	42314	10656720	US	6/26/07	Space Micro, Inc.

Functional interrupt mitigation for fault tolerant computer		4590147	US	4/26/11	Space Micro, Inc.

Coating for environmental protection and indication		11431010	US		Space Micro, Inc.

Secure Microprocessor					Space Micro, Inc.

Field Programmable Microwave Array					Space Micro, Inc.

Systems and Methods for Secure Network Communication		10273425			Space Micro, Inc.

Radiation Hardened High Density Memory (Flash)					Space Micro, Inc.

7

Fault Tolerant Digital Signal Processing			Space Micro, Inc.

Secure Microprocessor and Method	12655885		Space Micro, Inc.

Secure Microprocessor and Method	11366373		Space Micro, Inc.

Secure Communications System and Methods	11442646		Space Micro, Inc.

Field Programmable Microwave Array	13751047		Space Micro, Inc.

Dual Mode Electropermanent Magnet Array	21933457.0	European Patent	Altius Space Machines, Inc.

Rare Earth Element Extraction and Recycling	63/517,826	US	Pioneer Invention, LLC

Variable field Magnetic Holding System	2021-568621	Japan	Altius Space Machines, Inc.

Dust Repellent Silica and Titania Coatings	18/746,438	US	Pioneer Invention, LLC

8

COPYRIGHTS

Title	NASA Case No.	Date of Submission	Contract Number	Loan Party

SEPTOOL				ZIN Technologies, Inc.

Core Flight Executive Version 6.6	GSC- 18128-1	8/21/18	NNC12BA01B	ZIN Technologies, Inc.

A Rapid Analytical Method for the Prediction of Launch Ascent Trajectories	LEW- 19914-1	11/9/18		ZIN Technologies, Inc.

Dynamic Modeling and Simulation Credibility Analysis Algorithm	LEW- 19915-1	11/19/18		ZIN Technologies, Inc.

Integrated Cryogenically-cooled Experiment-BOX (ICE-BOX)	LEW- 19918-1	12/30/18		ZIN Technologies, Inc.

SepTOOL	LEW- 19231-1	8/9/16		ZIN Technologies, Inc.

IP File Transfer (IpFileXfer)	LEW- 20057-1	2/16/21	NNC14CA02C	ZIN Technologies, Inc.

Network Service Manager (NSM)	LEW- 20054-1	2/16/21	NNC14CA02C	ZIN Technologies, Inc.

CCSDS SOIS Electronic Data Sheet Implementation for Core Flight System	LEW- 19710-1	10/2/17		ZIN Technologies, Inc.

TRADEMARKS

Title	Application number	USPTO Registration No.	Jurisdiction	Registration Date	Loan Party

vMetrics		3938370	United States		ZIN Technologies, Inc.

9

Nanoracks "Stripe" Logo	18854603	18854603	European Union	9/9/23	Nanoracks, LLC

NANORACKS	18854530	18854530	European Union	9/9/23	Nanoracks, LLC

Nanoracks "Stripe" Logo	UK00003894098	UK00003894098	United Kingdom	6/23/23	Nanoracks, LLC

NANORACKS	UK00003894087	UK00003894087	United Kingdom	6/23/23	Nanoracks, LLC

STARLAB	UK00003894111	UK00003894111	United Kingdom	6/23/23	Starlab Space LLC [NOT A LOAN PARTY]

Nanoracks "Stripe" Logo	97/825,048	7338824	United States	3/26/24	Nanoracks, LLC

NANORACKS	97/825,020	7338818	United States	3/26/24	Nanoracks, LLC

STARLAB	97/833,133	7339629	United States	3/26/24	Starlab Space LLC [NOT A LOAN PARTY]

Starlab "Flag" Logo	98/146,321	7340064	United States	3/26/24	Starlab Space LLC [NOT A LOAN PARTY]

STARLAB SPACE	98/146,309		United States		Starlab Space LLC [NOT A LOAN PARTY]

STARLAB	18854566		European Union		Starlab Space LLC [NOT A LOAN PARTY]

STARLAB	202397561		Japan		Starlab Space LLC [NOT A LOAN PARTY]

10

Starlab "Flag" Logo	202397563	Japan	Starlab Space LLC [NOT A LOAN PARTY]

STARLAB SPACE	202397562	Japan	Starlab Space LLC [NOT A LOAN PARTY]

STARLAB	2278689	Canada	Starlab Space LLC [NOT A LOAN PARTY]

Starlab "Flag" Logo	2278692	Canada	Starlab Space LLC [NOT A LOAN PARTY]

STARLAB SPACE	2278961	Canada	Starlab Space LLC [NOT A LOAN PARTY]

VOYAGER SPACE SERVICES	6801078	United States	Voyager Space Holdings, Inc.

VOYAGER SPACE	6804174	United States	Voyager Space Holdings, Inc.

VOYAGER SPACE	6804175	United States	Voyager Space Holdings, Inc.

VOYAGER SPACE EXPLORATION. REIMAGINED.	6804176	United States	Voyager Space Holdings, Inc.

VOYAGER SPACE EXPLORATION. REIMAGINED.	6804177	United States	Voyager Space Holdings, Inc.

EXPLORATION. REIMAGINED.	6809004	United States	Voyager Space Holdings, Inc.

EXPLORATION. REIMAGINED.	6809005	United States	Voyager Space Holdings, Inc.

11

IT TAKES A PLANET TO	97575512		United States		Voyager Space

EXPLORE THE UNIVERSE					Holdings, Inc.

HUMANITY UNBOUND	97326623		United States		Voyager Space Holdings, Inc.

HUMANITY UNBOUND	97326639		United States		Voyager Space Holdings, Inc.

HUMANITY. UNBOUND.	97326676		United States		Voyager Space Holdings, Inc.

HUMANITY. UNBOUND.	97326679		United States		Voyager Space Holdings, Inc.

IT TAKES A PLANET TO EXPLORE THE UNIVERSE	97575503		United States		Voyager Space Holdings, Inc.

IT TAKES A PLANET TO EXPLORE THE UNIVERSE	97575514	7409703	United States	6/4/24	Voyager Space Holdings, Inc.

MARKETSPACE	97421026		United States		Voyager Space Holdings, Inc.

PIONEER ASTRONAUTICS	6628380		United States		Pioneer Invention, LLC

ALTIUS SPACE MACHINES	90511526		United States		Altius Space Machines, Inc.

ALTIUS SPACE MACHINES	90527388		United States		Altius Space Machines, Inc.

DREAMUP	5789547		United States		DreamUp, PBC

DREAMKITS	5789548		United States		DreamUp, PBC

DREAMUP SPATIUM PRO OMNI DARE TO DREAM	5795895		United States		DreamUp, PBC

12

DREAMUP DREAMKIT	5795896	United States	DreamUp, PBC

DREAMCODER	5795897	United States	DreamUp, PBC

DREAMUP DREAMCODER.	5795898	United States	DreamUp, PBC

DATA RIGHTS

Title - Technical Data or Computer Software to be Furnished with Restrictions	Contract Number	Asserted Rights Category	Expiration	Loan Party

USAF Launch Vehicle Missile ACS and Post Boost propulsion system design	FA9300-16-C- 2002	SBIR Data Rights	6/9/36	Valley Tech Systems, Inc.

USAF Post Boost Propulsion System (PBPS) for future strategic missile applications	FA9300-14-M- 1008 FA9300-16-C- 2002	SBIR Data Rights	6/9/36	Valley Tech Systems, Inc.

Valley Tech Systems, Inc.
US Navy Post Boost Control System (PBCS) thruster design for future strategic missile applications	N00030-18-C-0231	SBIR Data Rights	7/5/38

Valley Tech Systems, Inc.
USAF and/or US Navy Maneuverable Warhead Propulsion system design for future strategic or conventional strike weapons/warheads	VTS Discretionary project: AER30.1000.3100 O/H_AERO_10	Limited Rights	6/5/38

Valley Tech Systems, Inc.

Long duration operating proportional hot gas thruster design and construction using advanced manufactured layered refractory metal materials providing a monolithic thruster chamber/nozzle assembly component
	HQ0147-15-C- 7244, HQ0147-16- C-7706. FA9300- 14-M-1008, FA9300-15-C- 2008, FA9300-16- C-2002 and N00030-18-C- 0231.	SBIR Data Rights	5/9/36

Valley Tech Systems, Inc.
Methods for sealing hot propellant gas, for long duration (200+ sec), in a rocket motor hot gas valve and hot gas valve thruster.	W91260-09-C- 0008 HQ0147-13-C- 7205 HQ0147-15-C- 7244 HQ0147-16-C- 7706	SBIR Data Rights	5/9/36

13

Valley Tech Systems, Inc.
Methods for controlling heat transfer, over long duration (250 to 300+ sec), in a rocket motor hot gas valve and hot gas valve thruster.	W91260-09-C- 0008 HQ0147-13-C- 7205 HQ0147-15-C- 7244 HQ0147-16-C- 7706	SBIR Data Rights	6/17/40

Valley Tech Systems, Inc.
Materials, material properties used for design of rocket motor hot gas valve and hot gas valve thruster.	HQ0147-13-C- 7205 HQ0147-15-C- 7244 HQ0147-16-C- 7706	SBIR Data Rights	6/17/39

Valley Tech Systems, Inc.
Thermal and structural analyses methodologies and modeling for long duration hot gas valves. Hot gas valve dynamic math modeling, operation and control for advanced DACS application.	HQ0147-13-C- 7205 HQ0147-15-C- 7244 HQ0147-16-C- 7706	SBIR Data Rights	6/17/39

Low Level ACS and DACS ignition system propulsion architecture and operating system that applies hot gas valve design methods, materials and general technologies.	W9113M-08-C- 0069 W91260-09- C-0008 HQ0147-13-C- 7205	SBIR Data Rights/Patent	9/8/35	Valley Tech Systems, Inc.

Valley Tech Systems, Inc.
Long duration hot gas immersed Solid DACS ignition valve design, operation and testing techniques, 200+ second operation.	W91260-09-C- 0008 HQ0147-13-C- 7206	SBIR Data Rights/Patent	9/8/35

Valley Tech Systems, Inc.
TSRM Hot Gas Valve – TRL 5	HQ0147-13-C- 7205	SBIR Data Rights/Patent	9/8/35

Valley Tech Systems, Inc.
TSRM Hot Gas Thruster Design and Operation	HQ0147-15-C- 7244	SBIR Data Rights/Patent	9/8/35

Valley Tech Systems, Inc.
TSRM Flight Weight Hot Gas Thruster - TRL 5	HQ0147-16-C- 7706	SBIR Data Rights/Patent	9/8/35

14

TRADE NAMES
N/A
SERVICE MARKS
N/A
DOMAIN NAMES
VSH
•    Voyagerspace.com
•    Voyagerspace.space
•    Voyagerspaceholdings.com
•    Voyagerspaceholdings.space
•    voyagerspace-def.com
•    voyagerspace-exp.com
•    voyagerspace-store.com
•    voyagerspace-tec.com
•    voyagerspace-tech.com
•    voyagerspace.us
Voyager IPX, LLC
•    Spaceipx.com
•    Voyagerspaceipx.com
Voyager Space Services, LLC
•    Voyager-marketplace.com
•    Voyagerbenefitsmarketplace.com
•    Voyagermarketpsace.com
•    Voyagerspacemarketplace.space
•    Voyagerspaceservices.space
•    Voyagertestingmarketplace.com
•    Vss.space
Voyager IP Holdings, LLC
•    Voyagerpatentexchange.com
Pioneer
•    Pioneerastro.com
15

Altius
•    Altius-space.com
•    Altius-space.biz
•    Altius-space.info
•    Altius-space.org
XO/Nanoracks & Subs
•    DREAMUP.INFO
•    DREAMUP.ORG
•    NANORACKS.COM
•    NANORACKS.INFO
•    nanoracks.it
•    NANORACKS.ORG
•    NANORACKS.US
•    nanoracksllc.com
•    ORBITALBOOKINGS.COM
•    outpost-space.com
•    PAYLOADTRACKER.COM
•    SPACE4EVERYONE.COM
•    spaceoutposts.com
•    spaceoutposts.space
•    SPACESTATIONCOMPANY.COM
•    spacestationcompany.space
•    starlaboasis.com
•    starposts.space
•    Gwcscience.com
•    Starlab-space.com
VTS
•    Vts-i.com
•    @valleytechsystems.com
ZIN
•    Zin-tech.com
16

EXHIBIT D
DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS
The following is a complete list of all stocks, bonds, debentures, notes (under which Company or any subsidiary is a payee), commodity contracts and other securities owned by Company and any subsidiary of the Company:

Company (Holder of Security / Instrument)	Name of Issuer of Security / Instrument	Description and Value of Security / Instrument
Voyager Space Holdings	Atomos Nuclear and Space Corporation	Series A-2 Preferred Stock and Warrant; $5,060,000
Voyager Ventures LLC	Helicity Space Corp	Series Seed Preferred Stock; $100,000
Voyager Ventures LLC	Kayhan Space Corp.	Series Seed-1 Preferred Stock; $30,000
The following are all financial institutions at which Company and its subsidiaries maintain deposit accounts:

Bank Name	Account Number	Branch Address	Company/ Subsidiary	Purpose of Account	Avg. Balance
Del Piemonte		Sede Di Torino, Via Cernaia, 7 10121 Torino
	IT19M0304 8010000000 00093533		Space Outpost Europe SRL	Operating	$500k
J.P. Morgan		383 Madison Ave, NY, NY 10179
	823390270		Altius Space Machines	Operating	$0 ZBA sweep

J.P. Morgan	852895371	383 Madison Ave, NY, NY 10179	The Launch Company	Operating	$75k
J.P. Morgan	777835320	383 Madison Ave, NY, NY 10179	Voyager Space Holdings	Operating	$500k
J.P. Morgan	787571568	383 Madison Ave, NY, NY 10179	Voyager Space IP Holdings	Operating	$0 ZBA sweep
J.P. Morgan	890562603	383 Madison Ave, NY, NY 10179	Pioneer Invention, LLC	Operating	$0 ZBA sweep
J.P. Morgan	579693216	383 Madison Ave, NY, NY 10179	DreamUP PBC	Operating	$0 ZBA sweep
J.P. Morgan	508317218	383 Madison Ave, NY, NY 10179	Nanoracks	Operating	$500k

J.P. Morgan	612310778	383 Madison Ave, NY, NY 10179	XO Airlock, LLC	Operating	$0 ZBA sweep
J.P. Morgan	508318315	383 Madison Ave, NY, NY 10179	XO Markets	Disbursements	$0 ZBA sweep
J.P. Morgan	508317762	383 Madison Ave, NY, NY 10179	Nanoracks	Disbursements	$0 ZBA sweep
J.P. Morgan	918161586	383 Madison Ave, NY, NY 10179	Nanoracks	Operating	$0 (dormant)
Banca	IT19M030480 100000000009 3533	Agenzia	Nanoracks	Operating	$500k
PNC Bank	4686338521	500 1st Ave Pittsburgh, PA 15219	Space Micro, Inc.	Operating, AR	$0 Overnight investment sweep
PNC Bank	4686339188	500 1s1 Ave Pittsburgh, PA 15219	Space Micro, Inc.	Disbursements	$0 ZBA Sweep
PNC Bank	4686339161	500 1st Ave Pittsburgh, PA 15219	Space Micro, Inc.	125 Flex Spending	$0 ZBA Sweep
PNC Bank	4715254651	500 1st Ave Pittsburgh, PA 15219	Valley Tech Systems, Inc.	Disbursement	$0 ZBA sweep
PNC Bank	4715254707	500 1st Ave Pittsburgh, PA 15219	Valley Tech Systems, Inc.	Operating, AR	$1M, Overnight investment sweep
PNC Bank	4715258409	500 1st Ave Pittsburgh, PA 15219	Zin Technologies	Operating	$750k, Overnight investment sweep
PNC Bank	4715260357	500 1st Ave Pittsburgh, PA 15219	Zin Technologies	Disbursements	$0 ZBA sweep
PNC Bank	4715260429	500 1st Ave Pittsburgh, PA 15219	Zin Technologies	Collections	$0 ZBA sweep
PNC Bank	4742044588	500 1st Ave Pittsburgh, PA 15219	Starlab Space LLC	Operating	$15M
PNC Bank	4742044641	500 1st Ave Pittsburgh, PA 15219	Voyager Space Exploration, LLC	Operating	$0
PayPal	BULBQL5LU YYKE	PayPal Debit Card Department P.O. Box 45940 Omaha, NE 68145	Dreamup PBC	Operating	$24,490.41
2

SECURITIES ACCOUNTS

Bank or Brokerage Name	Account Number	Branch Address	Company/ Subsidiary	Purpose of Account	Avg. Balance
PNC Bank	20290023247077	500 1st Ave Pittsburgh, PA 15219	Valley Tech Systems	Investment	$5M
JP Morgan	5022586	383 Madison Ave, NY, NY 10179	Voyager Space Holdings, Inc	Investment	$12M
JP Morgan	5034207	383 Madison Ave, NY, NY 10179	XO Markets Holdings Inc	Investment	$2M

3

EXHIBIT E
COMPLIANCE CERTIFICATE
Hercules Capital, Inc. (as “Agent”)
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Reference is made to that certain Loan and Security Agreement dated June 28, 2024 and the Loan Documents (as defined therein) entered into in connection with such Loan and Security Agreement all as may be amended from time to time (hereinafter referred to collectively as the “Loan Agreement”) by and among Hercules Capital, Inc. (“Agent”), the several banks and other financial institutions or entities from time to time party thereto (collectively, “Lender”) and Voyager Space Holdings, Inc., a Delaware corporation (“Company”), each Original Guarantor and each Additional Guarantor from time to time party thereto, and each other Person that has delivered a Joinder Agreement pursuant to Section 7.13 from time to time party to the Loan Agreement (together with Company, individually or collectively, as the context may require, “Borrower”). All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.
The undersigned is an Officer of Company, knowledgeable of all Company financial matters, and is authorized, on behalf of Company, to provide certification of information regarding Company; hereby certifies, on behalf of Company, that in accordance with the terms and conditions of the Loan Agreement, Company is in compliance for the period ending ___________ of all covenants, conditions and terms and hereby reaffirms that all representations and warranties contained therein are true and correct on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties. Attached are the required documents supporting the above certification. The undersigned further certifies that no Default exists as of the date hereof. The undersigned further certifies that any financial materials delivered with this Compliance Certificate are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year-end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED
Interim Financial Statements	Monthly within 30 days
Interim Financial Statements	Quarterly within 30 days
Audited Financial Statements	FYE within 150 days

ACCOUNTS OF LOAN PARTIES AND THEIR SUBSIDIARIES AND AFFILIATES
The undersigned hereby also confirms, on behalf of Company, that the below disclosed accounts represent all depository accounts and securities accounts presently open in the name of each Loan Party or their Subsidiary/Affiliate, as applicable.
Each new account that has been opened since delivery of the previous Compliance Certificate is designated below with a “*”.

		Depository AC #	Financial Institution	Account Type (Depository / Securities)	Last Month Ending Account Balance	Purpose of Account

LOAN PARTY Name/Address:

1

2

3

4

5

6

7

SUBSIDIARY Name/Address

1

2

3

4

5

6

7

Name of Test	Required Level	Actual Level	In Compliance Y/N?
Minimum Qualified Cash	$12,500,000	$[________]	[__________]
Borrowing Base Limit Period	$30,000,000	$[________]	[__________]
T6MA Gross Profit	N/A	$[________]	N/A
Borrowing Base multiplier	[1.50][1.25][1.00]	[________]	N/A
Total Indebtedness	$[________]	$[________]	[__________]
Available Amount:
Please list itemized amounts from the issuance of shares of Series C Preferred Stock in excess of Forty Million Dollars ($27,500,000) the issuance of additional Equity Interests that were raised that the Borrower intends to count toward the Available Amount:

Date	Amount	Class	Purchaser

Please list any portion of the Available Amount that has already been used for a distribution contemplated under any of the following sections of the Loan Agreement:
Section 7.7(f):

Date of distribution:	Amount of distribution:

Permitted Acquisitions:

Date of distribution:	Amount of distribution:

Permitted Indebtedness:

Date of distribution:	Amount of distribution:

Permitted Investments:

Date of distribution:	Amount of distribution:

ADDITIONAL DISCLOSURES
1.    MATERIAL CONTINGENCIES: The undersigned hereby also confirms that a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, as certified by Borrower’s chief executive officer or chief financial officer, is attached hereto as Annex I.3
2.    INSURANCE POLICIES OF BORROWER AND ITS SUBSIDIARIES
•    [The undersigned hereby also confirms that since delivery of the previous Compliance Certificate, neither Borrower nor any of its Subsidiaries has entered into or amended any insurance policy required pursuant to Section 6.1 of the Loan Agreement.]4
•    [Since delivery of the previous Compliance Certificate, Borrower and/or one or more of its Subsidiaries have entered into new, or amended existing, insurance policies required pursuant to Section 6.1 of the Loan Agreement. Attached hereto are copies of such new or amended insurance policies and updated insurance certificates with respect to such policies, as required to be delivered pursuant to Section 6.2 of the Loan Agreement.]5
3.    [INTELLECTUAL PROPERTY]
•    [The following claim(s) have been made to a Loan Party that material part(s) of the Intellectual Property violates the rights of a third party: [     ]]6
4.    ORGANIZATIONAL STATUS
•    [Each Loan Party’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are attached hereto.]7
5.    CAPITALIZATION AND SUBSIDIARIES
•    [Attached hereto is a true, correct and complete list of each Subsidiary, substantially in the form of Schedule 5.14 to the Loan Agreement.]8
3 Include in Compliance Certificates.
4 Include if neither Borrower nor any of its Subsidiaries has entered into or amended any insurance policies since delivery of the previous Compliance Certificate.
5 Include if Borrower or any of its Subsidiaries has entered into or amended any insurance policies since delivery of the previous Compliance Certificate.
6 Include if any claim(s) have been made to any Loan Party that any material part of the Intellectual Property violates the rights of any third party.
7 Attach updated Exhibit B if updates to organizational status are needed pursuant to Section 5.1 of the Loan Agreement.
8 Attach updated Schedule 5.14 if updates are needed.

6.    JOINDER OF SUBSIDIARIES
a.    The undersigned hereby confirms that [no Subsidiary was formed or acquired since the delivery of the most recent Compliance Certificate which is a Material Foreign Subsidiary or Domestic Subsidiary][the following Subsidiaries are Domestic Subsidiaries or Material Foreign Subsidiaries].

Very Truly Yours,

VOYAGER SPACE HOLDINGS, INC.

By:

Name:

Its:

EXHIBIT F
FORM OF JOINDER AGREEMENT
This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [    ], 20[ ], and is entered into by and between ____________________., a _____________ corporation (“Subsidiary”), and HERCULES CAPITAL, INC., a Maryland corporation (as “Agent”).
RECITALS
A.    Subsidiary’s Affiliate, VOYAGER SPACE HOLDINGS, INC., a Delaware corporation (“Company”), individually or collectively, as the context may require, “Existing Borrower”) has entered into that certain Loan and Security Agreement dated June 28, 2024, with the several banks and other financial institutions or entities from time to time party thereto as lender (collectively, “Lenders”), each other Borrower that is party thereto, each Original Guarantor and each Additional Guarantor from time to time party thereto and Agent, (as may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith; and
B.    Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Existing Borrower’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith.
AGREEMENT
NOW THEREFORE, Subsidiary and Agent agree as follows:
1.    The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.
2.    By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were [Borrower][Guarantor] (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that (a) with respect to (i) Section 5.1 of the Loan Agreement, Subsidiary represents that it is an entity duly organized, legally existing and in good standing under the laws of [       ], (b) neither Agent nor Lenders shall have any duties, responsibilities or obligations to Subsidiary arising under or related to the Loan Agreement or the other Loan Documents, (c) that if Subsidiary is covered by Existing Borrower’s insurance, Subsidiary shall not be required to maintain separate insurance or comply with the provisions of Sections 6.1 and 6.2 of the Loan Agreement, and (d) that as long as Existing Borrower satisfies the requirements of Section 7.1 of the Loan Agreement, Subsidiary shall not have to provide Agent separate Financial Statements. To the extent that Agent or Lenders has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other Loan Documents, those duties, responsibilities or obligations shall flow only to Existing Borrower and not to Subsidiary or any other Person or entity. By way of example (and not an exclusive list): (i) Agent’s providing notice to Existing Borrower in accordance with the Loan Agreement or as otherwise agreed among Existing Borrower, Agent and

Lenders shall be deemed provided to Subsidiary; (ii) [Lenders’ providing an Advance to Existing Borrower shall be deemed an Advance to Subsidiary; and (iii)]9 Subsidiary shall have no right to request an Advance or make any other demand on Lenders.
3.    [Subsidiary agrees not to certificate its equity securities without Agent’s prior written consent, which consent may be conditioned on the delivery of such equity securities to Agent in order to perfect Agent’s security interest in such equity securities.]10
4.    Subsidiary acknowledges that it benefits, both directly and indirectly, from the Loan Agreement, and hereby waives, for itself and on behalf on any and all successors in interest (including without limitation any assignee for the benefit of creditors, receiver, bankruptcy trustee or itself as debtor-in-possession under any bankruptcy proceeding) to the fullest extent provided by law, any and all claims, rights or defenses to the enforcement of this Joinder Agreement on the basis that (a) it failed to receive adequate consideration for the execution and delivery of this Joinder Agreement or (b) its obligations under this Joinder Agreement are avoidable as a fraudulent conveyance.
5.    As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Subsidiary grants to Agent a security interest in all of Subsidiary’s right, title, and interest in and to the Collateral.
6.    This Joinder Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

9 Not required if Subsidiary will join as a Guarantor.
10 Only include if Subsidiary’s equity interests are not certificated as of the joinder date.

[SIGNATURE PAGE TO JOINDER AGREEMENT]

SUBSIDIARY:
.

By:
Name:
Title:

Address:

Telephone:
email:

AGENT:

HERCULES CAPITAL, INC.

By:
Name:
Title:

Address:
400 Hamilton Ave., Suite 310
Palo Alto, CA 94301
email: legal@htgc.com
Telephone: 650-289-3060

EXHIBIT G
[RESERVED]

EXHIBIT H
ACH DEBIT AUTHORIZATION AGREEMENT
Hercules Capital, Inc. and
SBA: Hercules Technology III, L.P.
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Re:    Loan and Security Agreement dated June 28, 2024 (the “Agreement”) by and among VOYAGER SPACE HOLDINGS, INC., a Delaware corporation (“Company”), and each other Person that has delivered a Joinder Agreement pursuant to Section 7.13 from time to time party to the Agreement (together with Company, individually or collectively, as the context may require, “Borrower”), each Original Guarantor and each Additional Guarantor from time to time party thereto, Hercules Capital, Inc., as administrative agent and collateral agent (“Agent”) and the lenders party thereto (collectively, the “Lenders”)
In connection with the above referenced Agreement, Borrower hereby authorizes Agent or Lenders to initiate debit entries for (i) the periodic payments due under the Agreement and (ii) out-of-pocket legal fees and costs incurred by Agent or Lenders pursuant to Section 11.12 of the Agreement to Borrower’s account indicated below. Borrower authorizes the depository institution named below to debit to such account.
[IF FILED PUBLICLY, ACCOUNT INFO REDACTED FOR SECURITY PURPOSES]

DEPOSITORY NAME	BRANCH
CITY	STATE AND ZIP CODE
TRANSIT/ABA NUMBER	ACCOUNT NUMBER
This authority will remain in full force and effect so long as any amounts are due under the Agreement.

(Company, on behalf of each Borrower)

By:

Name:

Date:

EXHIBIT I
[RESERVED]

EXHIBIT J-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan and Security Agreement dated as of June 28, 2024 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among VOYAGER SPACE HOLDINGS, INC., a Delaware corporation (“Company”), and each other Person that has delivered a Joinder Agreement pursuant to Section 7.13 from time to time party to the Loan Agreement (together with Company, individually or collectively, as the context may require, “Borrower”), each Original Guarantor and each Additional Guarantor from time to time party thereto, the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lenders (in such capacity, the “Agent”).
Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date:	_____________ ___, 20___	[NAME OF LENDER]

By:
Name:
Title:

EXHIBIT J-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan and Security Agreement dated as of June 28, 2024 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among VOYAGER SPACE HOLDINGS, INC., a Delaware corporation (“Company”), and each other Person that has delivered a Joinder Agreement pursuant to Section 7.13 from time to time party to the Loan Agreement (together with Company, individually or collectively, as the context may require, “Borrower”), each Original Guarantor and each Additional Guarantor from time to time party thereto, the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lenders (in such capacity, the “Agent”).
Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10- percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date:	_____________ ___, 20___	[NAME OF PARTICIPANT]

By:
Name:
Title:

EXHIBIT J-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan and Security Agreement dated as of June 28, 2024 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among VOYAGER SPACE HOLDINGS, INC., a Delaware corporation (“Company”), and each other Person that has delivered a Joinder Agreement pursuant to Section 7.13 from time to time party to the Loan Agreement (together with Company, individually or collectively, as the context may require, “Borrower”), each Original Guarantor and each Additional Guarantor from time to time party thereto, the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lenders (in such capacity, the “Agent”).
Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date:	_____________ ___, 20___	[NAME OF PARTICIPANT]

By:
Name:
Title:

EXHIBIT J-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan and Security Agreement dated as of June 28, 2024 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among VOYAGER SPACE HOLDINGS, INC., a Delaware corporation (“Company”), and each other Person that has delivered a Joinder Agreement pursuant to Section 7.13 from time to time party to the Loan Agreement (together with Company, individually or collectively, as the context may require, “Borrower”), each Original Guarantor and each Additional Guarantor from time to time party thereto, the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lenders (in such capacity, the “Agent”).
Pursuant to the provisions of Addendum 1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided in this certificate changes, the undersigned shall promptly so inform Borrower and Agent, and (2) the undersigned shall have at all times furnished Borrower and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

Date:	_____________ ___, 20___	[NAME OF LENDER]

By:
Name:
Title:

SCHEDULE 1.1
COMMITMENTS

LENDERS	TERM COMMITMENT
Hercules Capital, Inc.	$29,950,000
Hercules Capital IV, L.P.	$15,000,000
Hercules Private Credit Fund 1 L.P.	$7,250,000
Hercules Private Global Venture Growth Fund I L.P.	$5,800,000
TOTAL COMMITMENTS	$58,000,000.00

Schedule 1
Subsidiaries
1.    Altius Space Machines, Inc., a Colorado corporation
2.    DreamUp, PBC, a Delaware corporation
3.    Nanoracks, LLC, a Nevada limited liability company
4.    Nanoracks UK, a private limited company incorporated under the laws of England and Wales
5.    Nanoracks Space Outpost Europe, S.r.l., an Italian società a responsabilità limitata
6.    Pioneer Invention, LLC, a Colorado limited liability company
7.    Space Micro Inc., a Delaware corporation
8.    Starlab Space LLC, a Delaware limited liability company
9.    The Launch Company, LLC, an Alaska limited liability company
10.    Valley Tech Systems, Inc., a California corporation
11.    Voyager Space Exploration, LLC, a Delaware limited liability company
12.    Voyager Space Force, LLC, a Delaware limited liability company
13.    Voyager Space IP Holdings, LLC, a Delaware limited liability company
14.    Voyager Space IPX, LLC, a Delaware limited liability company
15.    Voyager Space Science Park, LLC, an Ohio limited liability company
16.    Voyager Space Services, LLC, a Delaware limited liability company
17.    Voyager Ventures, LLC, a Delaware limited liability company
18.    XO Airlock, LLC, a Delaware limited liability company
19.    XO Markets Holdings, Inc., a Delaware corporation
20.    Zin Technologies, Inc., a Delaware corporation
21.    Zin Aerospace, Inc., a Delaware corporation
22.    Zin Aerospace Ltd., a limited company organized in the United Arab Emirates

Final Form
Schedule 1A
Existing Indebtedness
1.    The Company has unsecured indebtedness to the former shareholders of Space Micro, Inc., a majority-owned subsidiary of the Company in the amount of $30,620,470 USD, as evidenced by the following promissory notes:
a.    Promissory Note, dated June 5, 2023, by and between the Company and Barry Shillito for the principal amount of $40,946.40 USD.
b.    Promissory Note, dated June 5, 2023, by and between the Company and Baxter Trust for the principal amount of $247,107.20 USD.
c.    Promissory Note, dated June 5, 2023, by and between the Company and Carl N. Burrow for the principal amount of $122,049.60 USD.
d.    Promissory Note, dated June 5, 2023, by and between the Company and Joe Conway for the principal amount of $60,160.00 USD.
e.    Promissory Note, dated May 17, 2023, by and between the Company and David J and Linda G Strobel Family Trust for the principal amount of $8,797,648 USD.
f.    Promissory Note, dated June 5, 2023, by and between the Company and Kenneth Rose for the principal amount of $56,964.00 USD.
g.    Promissory Note, dated June 5, 2023, by and between the Company and Katherine Conway for the principal amount of $188,000.00 USD.
h.    Promissory Note, dated June 5, 2023, by and among the Company, Michael Jacox and Lori Jacox for the principal amount of $102,272.00 USD.
i.    Promissory Note, dated June 5, 2023, by and between the Company and Michael Jacox for the principal amount of $767,115.20 USD.
j.    Promissory Note, dated June 5, 2023, by and between the Company and Gondy Leroy for the principal amount of $335,805.60 USD.
k.    Promissory Note, dated June 5, 2023, by and between the Company and Gregg S Taylor for the principal amount of $848,293.60 USD.
l.    Promissory Note, dated June 5, 2023, by and between the Company and Steven Hart for the principal amount of $92,232.80 USD.
m.    Promissory Note, dated June 5, 2023, by and between the Company and Patricia Ellison for the principal amount of $587,537.60 USD.
n.    Promissory Note, dated June 5, 2023, by and between the Company and Michael Featherby for the principal amount of $1,880.00 USD.
o.    Promissory Note, dated June 5, 2023, by and between the Company and Gouri Dongaonkar for the principal amount of $22,259.20 USD.

p.    Promissory Note, dated June 5, 2023, by and between the Company and the Dennis Family Trust, March 30, 1993, Martha G Dennis and Edward A Dennis, Trustees for the principal amount of $119,868.80 USD.
q.    Promissory Note, dated May 17, 2023, by and between the Company and David R. Czajkowski for the principal amount of $9,423,838.40 USD.
r.    Promissory Note, dated May 17, 2023, by and between the Company and David R. and Diane R. Czajkowski for the principal amount of $1,004,672 USD.
s.    Promissory Note, dated June 5, 2023, by and between the Company and Charles L Nichols for the principal amount of $239,850.40 USD.
t.    Promissory Note, dated June 5, 2023, by and between the Company and Edward Takacs for the principal amount of $59,295.20 USD.
u.    Promissory Note, dated June 5, 2023, by and between the Company and Brian F. Swienton for the principal amount of $28,876.80 USD.
v.    Promissory Note, dated May 17, 2023, by and between the Company and Strobel Nevada Trust for the principal amount of $921,989.60 USD.
w.    Promissory Note, dated June 5, 2023, by and between the Company and Daniel Strich for the principal amount of $128,140.80 USD.
x.    Promissory Note, dated May 17, 2023, by and between the Company and Strobel Charitable Remainder Unitrust for the principal amount of $921,989.60 USD.
y.    Promissory Note, dated June 5, 2023, by and between the Company and Richard Sanford for the principal amount of $146,489.60 USD.
z.    Promissory Note, dated June 5, 2023, by and between the Company and Henry L and Mary J Perret for the principal amount of $73,282.40 USD.
aa.    Promissory Note, dated June 5, 2023, by and between the Company and Robert Czajkowski for the principal amount of $131,675.20 USD.
bb.    Promissory Note, dated June 5, 2023, by and between the Company and Todd Reid for the principal amount of $48,654.40 USD.
cc.    Promissory Note, dated June 5, 2023, by and between the Company and Joshua Patin for the principal amount of $241,166.40 USD.
dd.    Promissory Note, dated June 5, 2023, by and between the Company and Lawrence O’Toole for the principal amount of $254,589.60 USD.
ee.    Promissory Note, dated June 5, 2023, by and between the Company and Charles L Nichols Trust dated 12-28-1999 for the principal amount of $136,901.60 USD.
ff.    Promissory Note, dated June 5, 2023, by and between the Company and James McMahon for the principal amount of $132,239.20 USD.

gg.    Promissory Note, dated June 5, 2023, by and between the Company and Michael Dowd Jr for the principal amount of $216,162.40 USD.
hh.    Promissory Note, dated June 5, 2023, by and between the Company and Martha Dennis for the principal amount of $394,085.60 USD.
ii.    Promissory Note, dated June 5, 2023, by and between the Company and Justin Luczyk for the principal amount of $53,504.80 USD.
jj.    Promissory Note, dated June 5, 2023, by and between the Company and John Low for the principal amount of $67,416.80 USD.
kk.    Promissory Note, dated June 5, 2023, by and between the Company and Bert Vermeire for the principal amount of $1,352,389.60 USD.
2.    Securities Purchase Agreement, dated as of March 10, 2023, among Voyager Space Holdings, Inc., the Stockholders of Valley Tech Systems, Inc. and Michael J. O’Brien, as Sellers’ Representative.
3.    Securities Purchase Agreement, dated as of October 1, 2021, among Voyager Space Holdings, Inc., The Daryl Z . Laisure Business Trust, dated September 20, 2018, Carlos Grodsinsky, Ph.D. and Daryl Z. Laisure in his capacity as the Sellers’ Representative.
4.    Warrant to Purchase 19,593 Shares of Common Stock at a price of $39.13 per share, by and between the Company and JGB Capital, LP, issued March 10, 2023 and expiring March 10, 2030.
5.    Warrant to Purchase 150,211 Shares of Common Stock at a price of $39.13 per share, by and between the Company and JGB Partners, LP, issued March 10, 2023 and expiring March 10, 2030.
6.    Warrant to Purchase 37,749 Shares of Common Stock at a price of $40.32 per share, by and between the Company and JGB Partners, LP, issued March 29, 2024 and expiring March 28, 2031.
7.    Warrant to Purchase 91,433 Shares of Common Stock at a price of $39.13 per share, by and between the Company and JGB (Cayman) Lakenvelder Ltd., issued March 10, 2023 and expiring March 10, 2030.
8.    Warrant to Purchase 93,299 Shares of Common Stock at a price of $39.13 per share, by and between the Company and Chicago Atlantic Credit Opportunities, LLC, issued March 10, 2023 and expiring March 10, 2030.
9.    Warrant to Purchase 18,660 Shares of Common Stock at a price of $39.13 per share, by and between the Company and Chicago Atlantic Credit Company, LLC, issued March 10, 2023 and expiring March 10, 2030.
10.    Warrant to Purchase 150,211 Shares of Common Stock at a price of $39.13 per share, by and between the Company and JGB Partners, LP, issued March 10, 2023 and expiring March 10, 2030.
11.    Warrant to Purchase 83,195 Shares of Common Stock at a price of $39.13 per share, by and between the Company and Atalaya Special Opportunities Fund LP VII LP Voyager Space Holdings, LP, issued March 14, 2023 and expiring March 14, 2030.

12.    Warrant to Purchase 10,104 Shares of Common Stock at a price of $39.13 per share, by and between the Company and Atalaya Special Opportunities VIII-E LP Voyager Space Holdings LLC, issued March 14, 2023 and expiring March 14, 2030.
13.    Warrant to Purchase 11,723 Shares of Common Stock at a price of $40.32 per share, by and between the Company and Chicago Atlantic Credit Opportunities, LLC, issued March 29, 2024 and expiring March 28, 2031.
14.    Warrant to Purchase 4,689 Shares of Common Stock at a price of $40.32 per share, by and between the Company and Chicago Atlantic Credit Company, LLC, issued March 29, 2024 and expiring March 28, 2031.
15.    Warrant to Purchase 11,723 Shares of Common Stock at a price of $40.32 per share, by and between the Company and Chicago Atlantic Opportunity Portfolio, LP, issued March 29, 2024 and expiring March 28, 2031.
16.    Warrant to Purchase 23,447 Shares of Common Stock at a price of $40.32 per share, by and between the Company and Midtown Madison Management LLC, issued March 29, 2024 and expiring March 28, 2031.
17.    Warrant to Purchase 4,924 Shares of Common Stock at a price of $40.32 per share, by and between the Company and JGB Capital, LP, issued March 29, 2024 and expiring March 28, 2031.
18.    Warrant to Purchase 22,978 Shares of Common Stock at a price of $40.32 per share, by and between the Company and JGB (Cayman) Lakenvelder Ltd., issued March 29, 2024 and expiring March 28, 2031 ((4) through (18) above, each, a “Warrant”, and collectively, the “Warrants”).
19.    An amendment to, or amendment and restatement of, each Warrant, that (i) extends the initial date upon which the holder of such Warrant may exercise its put right thereunder to twelve (12) months following the repayment in full of obligations under that certain Loan and Guaranty Agreement, by and between the Company, the other loan parties party thereto, the lenders party thereto, and JGB Collateral, LLC, (ii) extends the period during which the holder may exercise such put right from fifteen (15) trading dates to six (6) months, (iii) increase the put price from $5.90 per share to $6.90 per share, and (iv) increase the time within which the Company must pay the put price from three (3) trading days to sixty (60) trading days (the “Warrant Amendments”).

Schedule 1B
Permitted Investments
1.    Series A Preferred Stock Purchase Agreement, dated May 13, 2021, by and among Atomos Nuclear and Space Corporation and the investors listed on Exhibit A attached thereto. Voyager Space Holdings, Inc. holds Series A-2 Preferred Stock with an initial value of $5,060,000.
2.    Series Seed Preferred Stock Purchase Agreement, dated September 30, 2021, by and among Helicity Space, Corp. and the investors listed on Schedule A attached thereto. Voyager Ventures LLC holds Series Seed Preferred Stock with an initial value of $100,000.
3.    Preferred Stock Investment Agreement, by and among Kayhan Space Corp., the Purchasers (as defined therein) and the Key Holders (as defined therein). The initial closing occurred on October 12, 2021. Voyager Ventures LLC holds Series Seed-1 Preferred Stock with an initial value of $10,535.62.
4.    Securities Purchase Agreement, dated as of March 10, 2023, among Voyager Space Holdings, Inc., the Stockholders of Valley Tech Systems, Inc. and Michael J. O’Brien, as Sellers’ Representative.
5.    Convertible Promissory Note, dated March 7, 2022, by and between Altius Space Machines, Inc. and Voyager Space Holdings, Inc. for the principal amount of $1,000,000 USD.
6.    Interest-bearing Shareholder Loan Letter, dated August 12, 2022, by and between XO Markets Holdings, Inc. and Nanoracks Space Outpost Europe SrL for the principal amount of €152,505 EUR.
7.    The Company has a $3,358,143.25 intercompany balance between the Company and Nanoracks LLC. This is an amount payable to XO Markets Holdings, Inc.

Schedule 1C
Permitted Liens
None.

Schedule 5.3
Consents, Etc.
None.

Schedule 5.6(b)
Laws
Pioneer Invention, LLC previously dealt with hazardous materials and was subject to a fine by OSHA of approximately $9,000 in 2023 relating to their handling of such materials.

Schedule 5.8
Tax Matters
None.

Schedule 5.9
Intellectual Property Claims
None.

Schedule 5.10
Intellectual Property
1.    Settlement and Cooperation Agreement, dated as of April 26, 2023, by and between Magswitch Technology, Inc. (“Magswitch”) and Altius Space Machines, Inc. (“Altius”). This Agreement grants a license to Magswitch under the Altius EPM Patents (as defined therein) solely for use in the Outer Space Market in exchange for a license to Altius under the Magswitch Shallow-Field Patents (as defined therein) solely for use in the Inner Space Market. Both Altius and Magswitch are parties to that certain Mutual Nondisclosure Agreement, dated May 13, 2016, and that certain Mutual Nondisclosure Agreement, dated January 14, 2021, pursuant to which Altius and Magswitch disclosed to each other confidential and trade secret information relating to their respective magnetic coupling and lifting technologies.

Schedule 5.10(c)
Intellectual Property
None.

Schedule 5.11
Borrower Products
None.

Schedule 5.13
Employee Loans
None.

Schedule 5.14
Capitalization

Company	Record Owner(s) (indicating percentage ownership)
Voyager Space Holdings, Inc.	Capitalization table attached hereto as Exhibit A
Altius Space Machines, Inc.	Voyager Space Holdings, Inc. (100%)
DreamUp, PBC	XO Markets Holdings, Inc. (88.89%)
Nanoracks, LLC	XO Markets Holdings, Inc. (100%)
Pioneer Invention, LLC	Voyager Space Holdings, Inc. (100%)
Space Micro Inc.	Voyager Space Holdings, Inc. (98%)
Starlab Space LLC	Voyager Space Holdings, Inc. (66.1)%
The Launch Company, LLC	Voyager Space Holdings, Inc. (100%)
Valley Tech Systems, Inc.	Voyager Space Holdings, Inc. (69.6%)
Voyager Space Exploration, LLC	Voyager Space Holdings, Inc. (100%)
Voyager Space Force, LLC	Voyager Space Holdings, Inc. (100%)
Voyager Space IP Holdings, LLC	Voyager Space Holdings, Inc. (100%)
Voyager Space IPX, LLC	Voyager Space Holdings, Inc. (100%)
Voyager Space Science Park, LLC	Voyager Space Holdings, Inc. (100%)
Voyager Space Services, LLC	Voyager Space Holdings, Inc. (100%)
Voyager Ventures, LLC	Voyager Space Holdings, Inc. (100%)
XO Airlock, LLC	XO Markets Holdings, Inc. (100%)
XO Markets Holdings, Inc.	Voyager Space Holdings, Inc. (91%)
Nanoracks UK	XO Markets Holdings, Inc. (100%)
Nanoracks Space Outpost Europe, S.r.l.	XO Markets Holdings, Inc. (100%)
ZIN Technologies, Inc.	Voyager Space Holdings, Inc. (100%)
ZIN Aerospace, Inc.	ZIN Technologies, Inc. (100%)

Schedule 7.7
Distributions
1.    The Warrants.
2.    The Warrant Amendments.

Schedule 7.23
Affiliate Transactions
None.

EXHIBIT A
Capitalization Table

CONFIDENTIAL

Voyager Space Holdings, Inc. Detailed Cap Table

Name	Class A Common (CA)	Common (CS)	Class A-1 Preferred (A1)	Class B Preferred (B)	Class C Preferred (C)	Options and RSU's Outstanding Under Voyager Space Holdings, Inc. 2020 Incentive Plan	(CW) Common Stock Warrant	Outstanding Shares	Fully Diluted Shares	Outstanding Ownership	Fully Diluted Ownership
2012 Angel Descendants Trust			86,163	7,042				93,205		93,205.481%	.412%
4SJ Direct LLC					45,642			45,642		45,642.235%	.202%
Abbott Hall LLC			86,152	7,042	7,358			100,552		100,552.519%	.444%
Abby Dickes						5,000				5,000.000%	.022%
ABH Flatirons Holdings, LLC		10,537	19,732					30,269		30,269.156%	.134%
ADBAC Holdings LLC				38,412				38,412		38,412.198%	.170%
Advanced Care Partners Holdings, Inc.			15,000	1,234				16,234		16,234.084%	.072%
Aken Capital Limited					2,282			2,282		2,282.012%	.010%
Alan Stern		6,533				56,332		6,533		62,865.034%	.278%
Alex Gilbert				12,804	1,011			13,815		13,815.071%	.061%
Alexander Paul Investment Trust				12,804				12,804		12,804.066%	.057%
Alexis Johnson						2,000				2,000.000%	.009%
Alina Hu			2,500					2,500		2,500.013%	.011%
Ami Dror			17,261					17,261		17,261.089%	.076%
Andy Dittmer						3,000				3,000.000%	.013%
Apres Capital				25,608				25,608		25,608.132%	.113%
Arioan Scoop SA, acting through its compartme				14,430				14,430		14,430.074%	.064%
Arsen Melconian						40,000				40,000.000%	.177%
Ashley Donlon						15,000				15,000.000%	.066%
ATM I, LLC				6,402	505			6,907		6,907.036%	.030%
AW Holdings, LP		52,686						52,686		52,686.272%	.233%
Baccarat Trade Investments Limited			480,000	77,000				557,000	557,000	2.872%	2.459%
Balerion Space Ventures Fund I, L.P.					45,641			45,641		45,641.235%	.202%
Barbara Schwartz			17,529	1,434	1,497			20,460		20,460.106%	.090%
Bella Bleu LLC			30,000	1,280	2,470			33,750		33,750.174%	.149%
Bernard Selz Revocable Trust			200,000					200,000	200,000	1.031%	.883%
Bernard T Selz 2008 20-Year CLAT			100,000					100,000		100,000.516%	.442%
Bert Vermeire						5,075				5,075.000%	.022%
BF LP		52,686	14,321	5,506				72,513		72,513.374%	.320%
BGI, LLC		21,074			3,195			24,269		24,269.125%	.107%
Bluparrot LLC			17,375	1,434				18,809		18,809.097%	.083%
Bovamar LLC				6,402	505			6,907		6,907.036%	.030%
Brad Raymond			15,000					15,000		15,000.077%	.066%
Bradley Cheetham						1,306				1,306.000%	.006%
Brian Borowski						2,000				2,000.000%	.009%
Brian Finley						7,000				7,000.000%	.031%
Brian Shaft						8,000				8,000.000%	.035%
Brian Streidel		8,348			661			9,009		9,009.046%	.040%
Brian T Anderson			5,000					5,000		5,000.026%	.022%
British Colony Investment Company, L.L.C.			14,657	2,945				17,602		17,602.091%	.078%
British Colony Investment Company, LLC		21,074						21,074		21,074.109%	.093%
Brooke E.V. Taylor 2013 Trust		323,347						323,347	323,347	1.667%	1.428%
Brue-PT, LLC		21,074	14,625	2,919				38,618		38,618.199%	.171%
Capital Factory Fellowship Fund, LP					5,705			5,705		5,705.029%	.025%
Capital Factory Ventures, LP - C4					1,141			1,141		1,141.006%	.005%
Carlos Grodsinsky		29,008				15,000		29,008		44,008.150%	.194%
Charlotte Houser						3,000				3,000.000%	.013%
Cheryl Shavers						39,799				39,799.000%	.176%
Chester M Eng			15,000					15,000		15,000.077%	.066%

CONFIDENTIAL

Chicago Atlantic Credit Company, LLC							23,349		23,349.000%		.103%
Chicago Atlantic Credit Opportunities, LLC							105,022		105,022.000%		.464%
Chicago Atlantic Portfolio, LP							11,723		11,723.000%		.052%
Chris Sheehan						5,000			5,000.000%		.022%
Christopher Cummins		16,505						16,505	16,505.085%		.073%
Clearline Capital Partners Master Fund LP			200,000					200,000	200,000	1.031%	.883%
Condor Investments II			50,000					50,000	50,000.258%		.221%
Condor Investments III				25,608				25,608	25,608.132%		.113%
Cynthia Bernal						500			500.000%		.002%
Dan Hoffman			8,681	716				9,397	9,397.048%		.041%
Daniel P. Caruso Development Fund				38,412				38,412	38,412.198%		.170%
Darrell Sellers						1,000			1,000.000%		.004%
Dave Marsh						6,500			6,500.000%		.029%
David Czajkowski		100						100	100.001%		.000%
David Gallers		10,537		867				11,404	11,404.059%		.050%
David Strobel		97						97	97.001%		.000%
David Toepel Jr			10,000					10,000	10,000.052%		.044%
Deborah Harmon				12,804	1,011			13,815	13,815.071%		.061%
Derek Hodgins						1,250			1,250.000%		.006%
Dirk Hoke						2,500			2,500.000%		.011%
Dorsar Alternative Investments - Private Equity			55,000	8,195				63,195	63,195.326%		.279%
Dustin Barr						6,000			6,000.000%		.026%
Dylan Taylor	1	5,066,907				266,462		5,066,908	5,333,370	26.130%	23.548%
ECM Trust				15,365				15,365	15,365.079%		.068%
ECM WY Trust					1,213			1,213	1,213.006%		.005%
Elaine Gay Garner		21,074		1,716	1,799			24,589	24,589.127%		.109%
Elefund II, LP		105,372	43,374	6,402				155,148	155,148.800%		.685%
Elettra Venosa						4,575			4,575.000%		.020%
Ellen Lord						40,000			40,000.000%		.177%
Elliot Carol		1,558		2,561				4,119	4,119.021%		.018%
Empty Rain LLC			200,000	12,804				212,804	212,804	1.097%	.940%
Empty Rain LLC				7,682	17,409			25,091	25,091.129%		.111%
Eric R. Wiener and Chally L. Wiener [TBE]		21,074		5,121	2,068			28,263	28,263.146%		.125%
Eric Stallmer						25,566			25,566.000%		.113%
Esther Dyson		13,766						13,766	13,766.071%		.061%
Ethan Haase						17,500			17,500.000%		.077%
Evgeny Tkachencko						500			500.000%		.002%
Filipe De Sousa						65,000			65,000.000%		.287%
Fouquet LLC			200,000					200,000	200,000	1.031%	.883%
Francis Morgan						30,000			30,000.000%		.132%
Frank Dingle			1,422					1,422	1,422.007%		.006%
Gabe Finke		59,219		3,841		56,332		63,060	119,392.325%		.527%
Gaingels Voyager Space LLC				23,841				23,841	23,841.123%		.105%
GAM LSA Private Shares (Cayman) Master Fu					22,821			22,821	22,821.118%		.101%
George J. Dennis				8,963	708			9,671	9,671.050%		.043%
Giaky Nguyen						500			500.000%		.002%
Glenn J Krevlin Revocable Trust dtd 7/25/2007			150,000					150,000	150,000.774%		.662%
Goldshire Capital Foundation					5,705			5,705	5,705.029%		.025%
Goui Dongaonkar						1,050			1,050.000%		.005%
Gouri Dongaonkar						3,000			3,000.000%		.013%
Great American Insurance Company			400,000	25,608	22,821			448,429	448,429	2.313%	1.980%
Gregory Allen		36,880						36,880	36,880.190%		.163%
Harrison Industry I SPV LLC				15,561				15,561	15,561.080%		.069%
Helios Holdings VIII, a series of Helios Holding			482,834					482,834	482,834	2.490%	2.132%
Helios Holdings XVII, a series of Helios Holding				2,640				2,640	2,640.014%		.012%
HJS Transportation Inc.			4,295		339			4,634	4,634.024%		.020%

CONFIDENTIAL

Howard Roth					5,000			5,000.000%		.022%
Humble Rogue Ventures, LLC		17,431	1,434				18,865	18,865.097%		.083%
Infinity and Beyond Holdings LLC	21,074	14,647	5,480				41,201	41,201.212%		.182%
Inna Kassatkina Irrevocable Trust	21,074		1,716				22,790	22,790.118%		.101%
Iron Gate VSH, LLC			15,493	11,410			26,903	26,903.139%		.119%
Iroquois Capital Investment Group LLC			3,073				3,073	3,073.016%		.014%
Iroquois Master Fund Ltd.			2,049				2,049	2,049.011%		.009%
Ivan Koutsarov					60,000			60,000.000%		.265%
J. Matthew Brown			2,561	202			2,763	2,763.014%		.012%
Jackson Wojciechowski					500			500.000%		.002%
James Bridenstine					20,000			20,000.000%		.088%
James C Neuhauser		10,000					10,000	10,000.052%		.044%
James K Cornell		50,000	4,097				54,097	54,097.279%		.239%
Jamison Fox	21,074	14,625	2,938	3,051			41,688	41,688.215%		.184%
JCG Capital LLC			512				512	512.003%		.002%
Jeffrey Frient		17,380					17,380	17,380.090%		.077%
Jeffrey Higgins				2,282			2,282	2,282.012%		.010%
Jeffrey M. Frient		10,000					10,000	10,000.052%		.044%
Jeffrey Manber	37,683				45,000		37,683	82,683.194%		.365%
Jennifer Hiatt	6,533				6,533		6,533	13,066.034%		.058%
Jennifer Hiatt					7,500			7,500.000%		.033%
JGB (Cayman) Lakenvelder Ltd.						114,411		114,411.000%		.505%
JGB Capital, LP						24,517		24,517.000%		.108%
JGB Partners, LP						187,960		187,960.000%		.830%
Jim Bontempo					2,000			2,000.000%		.009%
Jim Bruewer					2,000			2,000.000%		.009%
JKJ Ventures LLC			12,804	1,011			13,815	13,815.071%		.061%
Joe Kissling					2,000			2,000.000%		.009%
Joe Pistritto	2,748			217			2,965	2,965.015%		.013%
John Charles Joseph Higgins				2,282			2,282	2,282.012%		.010%
John D. and Amy C. Childs	52,686			4,564			57,250	57,250.295%		.253%
John Henley	6,533						6,533	6,533.034%		.029%
John Low					2,000			2,000.000%		.009%
John M. Fox and Sandra L. Fox, JTWROS		69,071	5,684	5,902			80,657	80,657.416%		.356%
John Richard Higgins				2,282			2,282	2,282.012%		.010%
Jon Kinning	21,074	28,580	4,071				53,725	53,725.277%		.237%
Jonathan Goff	3,225						3,225	3,225.017%		.014%
Jonathan Price Revocable Trust	26,343	8,864	2,894	3,008			41,109	41,109.212%		.182%
Josh Spear					6,533			6,533.000%		.029%
Joshua M Bledsoe & Lydia A Bledsoe Rev Livi		5,000					5,000	5,000.026%		.022%
Josue Monterrosa					500			500.000%		.002%
JPMorgan Chase Bank, N.A.						48,311		48,311.000%		.213%
Juniper Poolings, LLC		691,929	128,041	64,741			884,711	884,711	4.562%	3.906%
Karen Nyberg					6,533			6,533.000%		.029%
Keegan Capital Management LLC		15,845					15,845	15,845.082%		.070%
Keller Seamons					47,465			47,465.000%		.210%
Kent Price	52,686		4,328				57,014	57,014.294%		.252%
Kevin Mitchell	105,372			8,320			113,692	113,692.586%		.502%
Kevin Spark	10,537	5,428	1,365	1,368			18,698	18,698.096%		.083%
KHK Ventures LP			51,216				51,216	51,216.264%		.226%
Kruszewski Investments LLC		24,418					24,418	24,418.126%		.108%
Kyle Kemler		3,000					3,000	3,000.015%		.013%
Lance Weber					10,000			10,000.000%		.044%
Lauren Milord					1,000			1,000.000%		.004%
LCWM LLC	42,148		12,804	1,141			56,093	56,093.289%		.248%
Lichter Investments L.P.	26,331			2,079			28,410	28,410.147%		.125%

CONFIDENTIAL

Lori A. Samuels Trust		8,764	720	749			10,233	10,233.053%		.045%
Madeba Limited	5,705						5,705	5,705.029%		.025%
Mage Software LLC	21,074	8,590	2,433				32,097	32,097.166%		.142%
Margaret Vernal					20,000			20,000.000%		.088%
Margy Catalan					6,000			6,000.000%		.026%
Marian Joh					46,533			46,533.000%		.205%
Marital Trust und Terrance Paul 2018 Trust			25,608				25,608	25,608.132%		.113%
Mark Lewis					5,000			5,000.000%		.022%
Marlinspike Disruptive Technology Fund I, LP	55,602		38,412				94,014	94,014.485%		.415%
Marlinspike Disruptive Technology Fund I, LP			9,013				9,013	9,013.046%		.040%
Marlinspike Voyager Space Private Stock 1, LP	54,970		41,387				96,357	96,357.497%		.425%
Marlinspike Voyager Space Private Stock 1, LP			5,501				5,501	5,501.028%		.024%
Marshall Smith					30,000			30,000.000%		.132%
Martian Transit, LLC	31,611		12,830				44,441	44,441.229%		.196%
Martin Wilson	4,675						4,675	4,675.024%		.021%
Masoud Shirazi	21,074		1,716				22,790	22,790.118%		.101%
Matthew Alan Hill		10,000					10,000	10,000.052%		.044%
Matthew Kuta	571,805				578,396		571,805	1,150,201	2.949%	5.078%
Matthew Simpson	10,537		867				11,404	11,404.059%		.050%
Max Vozoff	6,533						6,533	6,533.034%		.029%
Megan Thrush					2,000			2,000.000%		.009%
Merritt Investments, LLLP			6,402	505			6,907	6,907.036%		.030%
Michael and Elizabeth O'Brien Revocable Trus	15,962						15,962	15,962.082%		.070%
Michael J Sullivan		20,000					20,000	20,000.103%		.088%
Michael Klopfer	10,537			1,000			11,537	11,537.059%		.051%
Michael Lopez-Alegria	6,533						6,533	6,533.034%		.029%
Michael M Collins		25,000					25,000	25,000.129%		.110%
Michael O'Brien					20,000			20,000.000%		.088%
Michelle and Walker Fenton		17,265	1,408	1,474			20,147	20,147.104%		.089%
Midtown Madison Management, LLC						106,642		106,642.000%		.471%
Midtown Madison Management, LLC						10,104		10,104.000%		.045%
Midway Venture Partners, LLC			460,830	26,701			487,531	487,531	2.514%	2.153%
Mike Bowker					10,492			10,492.000%		.046%
Mike Johanson					7,000			7,000.000%		.031%
Mike Kaag					15,000			15,000.000%		.066%
Mike Lewis					6,000			6,000.000%		.026%
Morgan K.V. Taylor 2013 Trust	323,347						323,347	323,347	1.667%	1.428%
MTMM Investing LLC			1,280				1,280	1,280.007%		.006%
Nader Afshar		8,640	711				9,351	9,351.048%		.041%
Navyn Salem	6,533						6,533	6,533.034%		.029%
Neeraj Gupta					30,000			30,000.000%		.132%
Nicholas La Rue					500			500.000%		.002%
Nicole Stott					6,533			6,533.000%		.029%
Noel Capon			6,402	1,141			7,543	7,543.039%		.033%
Noller Leach Investments LLC	21,074						21,074	21,074.109%		.093%
Okung Ventures LLC	5,268						5,268	5,268.027%		.023%
Original Face LLC	105,372		23,944				129,316	129,316.667%		.571%
Oyana Ventures LLC			6,402				6,402	6,402.033%		.028%
Paul Dellisola		29,500					29,500	29,500.152%		.130%
Paul G Kaminski Revocable Living Trust		25,000					25,000	25,000.129%		.110%
Paul Kaminski	52,264				6,533		52,264	58,797.270%		.260%
Paul Madera	5,268						5,268	5,268.027%		.023%
Paul Schauer					51,132			51,132.000%		.226%
Peter Wells	21,074	14,577	2,919				38,570	38,570.199%		.170%
Phillip Albright					5,000			5,000.000%		.022%
Rafiq R. Hashmani	3,207						3,207	3,207.017%		.014%

CONFIDENTIAL

Ragan Wilkinson					11,500		11,500.000%		.051%
Randy Nichols	52,686	36,609	7,042	7,606		103,943	103,943.536%		.459%
Reiss Capital Management		40,000				40,000	40,000.206%		.177%
Richard McConn					6,533		6,533.000%		.029%
Richard Pournelle	6,492					6,492	6,492.033%		.029%
Richard Reiss Revocable Trust		20,000				20,000	20,000.103%		.088%
Rick L. Kinning			6,402	505		6,907	6,907.036%		.030%
Rick Norman Tumlinson	6,533					6,533	6,533.034%		.029%
Robbie Harris					10,000		10,000.000%		.044%
Robert Dobson					500		500.000%		.002%
Robert Garcia					13,500		13,500.000%		.060%
Robert Gregg					500		500.000%		.002%
Robert Pierson					6,000		6,000.000%		.026%
Robert Steven Arciniaga	6,533		1,280			7,813	7,813.040%		.034%
Robert Yarber					3,000		3,000.000%		.013%
Robert Zubrin	52,686					52,686	52,686.272%		.233%
Rocas Pocas LLC				2,282		2,282	2,282.012%		.010%
Roger Christopher Damery Cockroft			38,412			38,412	38,412.198%		.170%
Ron Dunklee					5,000		5,000.000%		.022%
Rosecliff Venture Partners II, L.P.			25,608			25,608	25,608.132%		.113%
Ross Culver					1,000		1,000.000%		.004%
Roxanne Jamieson					2,000		2,000.000%		.009%
Russ Carlson					10,000		10,000.000%		.044%
Ryan Frederic					6,533		6,533.000%		.029%
Ryan Kriser					10,000		10,000.000%		.044%
Sage Investment Properties, LLC	21,074	14,625	2,945	3,051		41,695	41,695.215%		.184%
Scott Kennedy					20,000		20,000.000%		.088%
Scott Parazynski					6,533		6,533.000%		.029%
Scott Rodriguez					3,000		3,000.000%		.013%
Scout Ventures Fund III LP		172,818	31,439			204,257	204,257	1.053%	.902%
Scout Voyager II SPV LLC				114,103		114,103	114,103.588%		.504%
Scout Voyager SPV LLC			546,139			546,139	546,139	2.816%	2.411%
SCP Voyager LLC			117,157			117,157	117,157.604%		.517%
Sean C Gormley		13,330				13,330	13,330.069%		.059%
Selz Family 2011 Trust		100,000				100,000	100,000.516%		.442%
Senvest Master Fund, LP		700,000	35,851			735,851	735,851	3.795%	3.249%
Senvest Master Fund, LP				15,975		15,975	15,975.082%		.071%
Senvest Technology Partners Master Fund, LP		300,000	15,365			315,365	315,365	1.626%	1.392%
Senvest Technology Partners Master Fund, LP				6,846		6,846	6,846.035%		.030%
Seraphim Space Investment Trust plc			64,020	5,055		69,075	69,075.356%		.305%
Series108 Affinity Angel Investment Fund III a				22,821		22,821	22,821.118%		.101%
Shaun Collins		25,000				25,000	25,000.129%		.110%
Shawn Mobley	50,000				5,000	50,000	55,000.258%		.243%
Sian Proctor					2,500		2,500.000%		.011%
Simon Amat		2,500				2,500	2,500.013%		.011%
Soichi Noguchi					5,000		5,000.000%		.022%
Southwest, LLC			19,206	1,516		20,722	20,722.107%		.091%
Space Fund Voyager Space SPV, LLC			125,816			125,816	125,816.649%		.556%
Stellar III Holding Ltd.			199,162			199,162	199,162	1.027%	.879%
Steven D Morgan		10,000				10,000	10,000.052%		.044%
Steven Michael Martin		125,000				125,000	125,000.645%		.552%
Strear Investment LLC	105,372		12,804	9,331		127,507	127,507.658%		.563%
SV Pacific Ventures 268 LLC			78,725			78,725	78,725.406%		.348%
SV Pacific Ventures 398 LLC			51,216			51,216	51,216.264%		.226%
SV Pacific Ventures 550 LLC			62,740			62,740	62,740.324%		.277%
Tacoma Partners LLP	2,107	15,505	2,670			20,282	20,282.105%		.090%

CONFIDENTIAL

Talal Al-Kaissi			43,409	3,585				46,994	46,994.242%		.207%
TCC Partners, LP			25,000					25,000	25,000.129%		.110%
Telesoft-2020, LP					34,231			34,231	34,231.177%		.151%
Ten Eighty Capital LLC			86,643	7,350	4,564			98,557	98,557.508%		.435%
Tenex Holdings, LLC				8,963				8,963	8,963.046%		.040%
The Carlson Family Trust Declaration of Living		9,716						9,716	9,716.050%		.043%
The Daryl Z. Laisure Business Trust, dated Sep		216,090						216,090	216,090	1.114%	.954%
The Kristopher and Briana Lichter 2018 Family					1,712			1,712	1,712.009%		.008%
The Private Shares Fund				192,061	11,410			203,471	203,471	1.049%	.898%
The Vanderbilt University					91,283			91,283	91,283.471%		.403%
The Wilkinson Family Trust dated September 6		5,205						5,205	5,205.027%		.023%
Theodore Reyes						3,050			3,050.000%		.013%
Thomas Ayres						45,000			45,000.000%		.199%
Thomas B Michaud			15,000					15,000	15,000.077%		.066%
Thomas L Corr 2000 Family Trust			25,000					25,000	25,000.129%		.110%
Thomas Zurbuchen						5,000			5,000.000%		.022%
Timothy Kopra						80,000			80,000.000%		.353%
Tom Wasserbauer						500			500.000%		.002%
Tracy William Krohn Living Trust dtd 5/31/2012			50,000					50,000	50,000.258%		.221%
Transient Logistics Inc.			4,295		339			4,634	4,634.024%		.020%
Trent Ward						5,000			5,000.000%		.022%
Trust of Janet B Tuck		4,251						4,251	4,251.022%		.019%
Ty Baumbaugh						97,463			97,463.000%		.430%
UMB Financial Corporation			306,593	83,226				389,819	389,819	2.010%	1.721%
Victor Nesi			24,418					24,418	24,418.126%		.108%
Voyager Mack LP					136,925			136,925	136,925.706%		.605%
Voyager Space Feb 2024, a Series of CGF202					15,860			15,860	15,860.082%		.070%
Walleye Opportunities Master Fund, Ltd.			500,000	192,061	23,932		65,709	715,993	781,702	3.692%	3.451%
Wesley Zank						500			500.000%		.002%
William Becker, LLC			100,000					100,000	100,000.516%		.442%
William Collins			100,000					100,000	100,000.516%		.442%
William F Farmer			2,500					2,500	2,500.013%		.011%
William Frank White		6,533						6,533	6,533.034%		.029%
William Shelton		6,533				56,332		6,533	62,865.034%		.278%
Xavier Van der Ploeg						5,000			5,000.000%		.022%
Zainab AL Khudairi						1,000			1,000.000%		.004%
Zermatt Partners, LLC		21,074						21,074	21,074.109%		.093%
Options and RSU's issued and outstanding						2,233,374
Shares available for issuance under the plan						326,139			326,139		1.440%
Fully diluted shares	1	8,283,782				2,559,513	697,748		22,648,748		100.000%
Fully diluted ownership	.000%	36.575%				11.301%	3.081%		100.000%
Total Shares outstanding	1	8,283,782	6,967,720	3,285,995	853,989			19,391,487		100.000%
Percentage outstanding	.000%	42.719%	35.932%	16.946%	4.404%			100.000%
Price per share			$10.00	$39.05	$43.82